UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             PRE-EFFECTIVE AMENDMENT
                                      NO. 1

                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               NEDAK ETHANOL, LLC
                 (Name of small business issuer in its charter)

          NEBRASKA                         2860                   20-0568230
  State or jurisdiction of      Primary Standard Industrial    I.R.S. Employer
Incorporation or organization   Classification code Number    Identification No.

                              87590 HILLCREST ROAD
                                  P.O. BOX 391
                            ATKINSON, NEBRASKA 68713
                                 (402) 336-2261

        (Address and telephone number of principal executive offices and principal place of business)

                           JEROME FAGERLAND, PRESIDENT
                              118 EAST STATE STREET
                            ATKINSON, NEBRASKA 68713
                                 (402) 336-2201

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Communications to:

                                 DONALD F. BURT
                CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, LLP
                             1900 U.S. BANK BUILDING
                              233 SOUTH 13TH STREET
                             LINCOLN, NEBRASKA 68508
                                 (402) 474-6900

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), SHALL DETERMINE..

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.
--------------------------------------------------------------------------------



PROSPECTUS
                             PRELIMINARY PROSPECTUS
                             DATED FEBRUARY 8, 2006


                               NEDAK ETHANOL, LLC
                           $10,000 PER MEMBERSHIP UNIT
                 MINIMUM PURCHASE OF 3 UNITS ($30,000). NO FRACTIONAL UNITS MAY BE PURCHASED.

                    Minimum Offering 2,000 Units $20,000,000
                    Maximum Offering 3,150 Units $31,500,000


        We are offering membership units of NEDAK Ethanol, LLC, a Nebraska limited liability company. We intend to use the proceeds to pay for a portion of the construction and start-up operational costs of a 30 million gallon per year ethanol plant to be located near Atkinson, in north central Nebraska. We estimate the total cost to construct, equip and begin operations of the plant will be approximately $51 million. Our actual costs could be significantly higher because of possible construction cost increases. We will also need debt financing of between $16 million and $30 million (depending, in part, on the number of Units we sell) in order to complete the project. Our financing plan therefore contemplates substantial leverage. This is our initial public offering and no public market exists for our membership units, nor will a public market develop.


        OFFERING TERMS. The public offering price for the membership units will be $10,000 per unit. Each membership unit represents a pro rata ownership interest in NEDAK's capital, profits, losses and distributions. An investor must purchase a minimum of 3 membership units ($30,000 minimum investment). We are selling the membership units directly to investors without using an underwriter, although we reserve the right to hire a paid sales agent. An aggregate minimum purchase of $20 million by all investors will be required before we will accept any subscriptions.


        ESCROW AND CLOSING. All funds we receive from investors will be held in an interest-bearing escrow account with Great Western Bank, Escrow Agent, until the minimum subscription amount of $20 million is received by NEDAK. We must raise the $20 million minimum by July 1, 2006. If we do not raise the $20 million minimum by July 1, 2006, we will return your investment to you with interest within 30 days. If we raise at least the minimum by July 1, 2006, but do not secure a definitive agreement for necessary debt financing by September 30, 2006, we will return your investment with interest by October 31, 2006. Invested funds will not be released to us by the Escrow Agent until we have certified to the Escrow Agent that we have sold at least the minimum $20 million and have obtained the necessary debt financing commitment. We may terminate the offering at any time, in our sole discretion.


        A PURCHASE OF MEMBERSHIP UNITS INVOLVES RISKS. YOU SHOULD REVIEW THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR MEMBERSHIP UNITS. RISKS INCLUDE:


        o we are a newly-formed company with limited working capital and no operating history;


        o significant restrictions on transferability of membership units and the absence of a public trading market may make it difficult for you to resell or liquidate your investment;

        o we will not generate revenues until after the proposed ethanol plant is completed and operating which we do not expect to happen for an estimated 14 to 16 months after the offering closes and construction of the plant commences;

        o the project could suffer delays that could postpone our ability to generate revenues and make it more difficult for us to pay our debts or to earn a profit.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is _____________, 2006

                                   PROSPECTUS
                                TABLE OF CONTENTS
                                                                       PAGE

Prospectus Summary

Risk Factors

Forward-Looking Statements

Use of Proceeds

Capitalization

Dilution

Distribution Policy

Selected Financial Data

Management's Plan of Operations

Business of NEDAK

Management

Executive Compensation

Certain Transactions and Conflicts of Interest

Limitation of Liability and Indemnification Matters

Description of Membership Units

Restrictions on Transfer of Units

Summary of Restated Operating Agreement

Income Tax Considerations of Owning Our Membership Units

Subscription to Membership Units

Legal Matters

Experts

Transfer Agent

Additional Information

Financial Statements

Appendix A -- Restated Operating Agreement

Appendix B -- Subscription Application and Agreement

                               PROSPECTUS SUMMARY

THIS SUMMARY OUTLINES THE MAIN POINTS OF THE OFFERING. THIS SUMMARY DOES NOT REPLACE THE MORE DETAILED INFORMATION FOUND IN THE REMAINDER OF THE PROSPECTUS. WE URGE YOU TO READ THIS PROSPECTUS IN ITS ENTIRETY.


        THE OFFERING. We are offering 2,000 membership units under the minimum offering and 3,150 membership units under the maximum offering. The price per membership unit is $10,000 per unit with a minimum investment of $30,000. There are currently 257 membership units issued and outstanding. After the offering, there will be 2,257 membership units issued and outstanding under the minimum offering and 3,407 membership units issued and outstanding under the maximum offering.

        The funds raised from the sale of membership units will not pay for all of our construction and start-up costs. We are seeking up to $30 million (depending upon how much we raise from this offering) in debt financing to pay the balance of those expenses. We have entered into a letter of intent with Great Western Bank for our debt financing in which Great Western Bank has agreed to provide us with up to $30 million of debt financing subject to certain conditions, including our raising at least 40% of total plant costs from other sources. We have already raised $1,300,000 through the private sale of units and notes to our directors. We will not release the proceeds of this offering from escrow until we execute a definitive financing agreement with Great Western Bank.

        NEDAK. NEDAK Ethanol, LLC, a Nebraska limited liability company, was organized on December 15, 2003 to construct and operate an ethanol plant to be located near Atkinson, Nebraska. We are seeking capital to develop, build and operate a 30 million gallon per year ethanol plant. We have entered into a Project Development Agreement and a Phase 2 Cooperation Agreement (together, the "Agreements") with an ethanol construction and engineering firm, Delta-T Corporation, ("Delta-T") to develop our proposed ethanol plant. Those Agreements are not a binding legal commitment, and any party may withdraw at any time without penalty. Delta-T estimates the total cost to construct, equip and begin operating the plant will be approximately $51 million. This estimate is based on Delta-T's experience in developing ten other ethanol plants. Our business address is currently 87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska 68713. Our telephone number is (402) 336-2261.

        THE PLANT. We will purchase in February, 2006 approximately 72 acres of real property located one mile southeast of Atkinson, Nebraska on which we will build the plant. We anticipate starting construction promptly after the close of this offering if we have completed all site preparations required by Delta-T and have obtained all necessary construction permits. Our goal is to begin construction of the plant promptly upon the close of this offering, hopefully within 60 days of the close of this offering. We expect that it will take approximately 14 to 16 months to build the ethanol plant. This schedule is only an estimate and our actual construction schedule could be longer.

        Under our Agreements with Delta-T we received a Business Plan prepared by Delta-T at a cost of $100,000; we have paid Delta-T $300,000, and will pay Delta-T another $300,000, for site specific engineering plans and site preparation work. These include a final site layout plan, grading design, storm water management plan and road layout. We do not expect to enter into a binding final construction agreement until we have received at least the minimum proceeds of this offering and have secured a binding commitment for debt financing.

        Our ethanol plant is expected to convert, on an annual basis, 11 to 12 million bushels of corn into approximately 30 million gallons of ethanol per year and approximately 200,000 tons of distillers grains. We currently expect to sell all of our ethanol to one distributor who will sell our ethanol to national, regional and local markets. We do not have an agreement with a distributor at this time. We are having discussions with three prospective distributors, but we do not expect to enter into a binding agreement until plant construction begins. We plan to sell our distillers grain products directly to the local and regional markets through our own marketing personnel.


        DISTRIBUTION POLICY. We will not distribute cash to our members in the immediate future. See section entitled "Distribution Policy". Once operational, subject to loan covenants and restrictions, we anticipate distributing our net cash flow (revenues less expenses, debt service and reserves) to our members in proportion to the membership units held. Our directors will try to make cash distributions at times, and in amounts that will permit unit holders to make income tax payments, but we may never be in a position to pay cash distributions.

         RISK FACTORS. You should consider the risks described in the section entitled "Risk Factors" before making an investment in our membership units. These risks include, but are not limited to, the following:


        o We are a development stage company, we have not generated any revenue and we do not expect to generate revenue until our plant is built and commences operations;

        o Our membership units will have no public trading market and are subject to significant transfer restrictions;


        o Our assumptions concerning our financing requirements and future operations may be incorrect;


        o We may not generate sufficient revenues to meet our debt service obligations and comply with restrictive covenants or to make distributions to members;


        o We may experience construction difficulties such as delays due to adverse weather conditions, which could delay commencement and/or completion of the ethanol plant;


        o We may face risks relating to state and federal ethanol subsidies, public sentiment towards ethanol production and use, environmental restrictions that could limit our activities or increase our costs and liabilities, and demand for ethanol generally;


        OPERATING AGREEMENT AND MANAGEMENT. We are governed by a Restated Operating Agreement (the "Operating Agreement") which all investors must sign. We are managed by 14 directors who must be members. The directors serve three-year staggered terms. The directors appoint our officers, and our directors and officers manage NEDAK. Members have the right to vote on certain events, such as electing or removing directors, dissolving NEDAK and other extraordinary transactions. Beginning in 2007, we will have annual meetings of members at which members will elect directors.

        TAX CONSEQUENCES. We expect to be taxed as a partnership for federal income tax purposes, in which case we will not pay any federal income taxes. This means that you will have to pay taxes on your allocated share of our income whether or not we make a distribution to you in that year. Generally, you may be able to deduct your share of our losses subject to certain limitations. You also may have state and local tax obligations that we do not address in this prospectus. You should review the section entitled "Income Tax Consequences of Owning Our Membership Units" and consult your tax or financial advisor to determine whether this investment is suitable for you.

        SUITABILITY. Investing in our membership units is speculative. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest in this offering if you meet one of the following suitability tests:

        (1) You (including your spouse) have annual income from whatever source of at least $50,000 and a net worth of at least $50,000, exclusive of home, furnishings and automobiles; or

        (2) You (including your spouse) have a net worth of at least $100,000, exclusive of home, furnishings and automobile.

        The Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

        We do not expect any public market to develop for our membership units, which means that it will be difficult for you to sell them. Our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to sell them quickly in the future.

        ESCROW PROCEDURES. Proceeds from subscriptions for the membership units will be deposited in an interest-bearing escrow account with Great Western Bank, as Escrow Agent. We will return your investment with interest:


        o within 30 days, if we determine, in our sole discretion, to terminate the offering prior to July 1, 2006; or

        o by July 31, 2006, if we do not raise the $20 million minimum by July 1, 2006; or

        o by October 31, 2006, if we raise the $20 million minimum, but by September 30, 2006, we do not have a binding agreement with a lender for approximately $30 million of debt financing, or such amount as the Board of Directors deems sufficient to complete construction and start-up of the plant.

        If we reach the $20 million minimum before July 1, 2006, we could terminate the offering, but our present intention is to continue the offering until July 1, 2006 or until the maximum $31.5 million is reached. We will terminate the offering if the maximum is reached before July 1, 2006.


        You will not be able to access your funds in the escrow account. We will invest the escrow funds in money market securities, including those available through the Escrow Agent.

        SUBSCRIPTION PROCEDURES. You must complete the subscription application and agreement included as Appendix B to this prospectus, include a check payable to Great Western Bank, Escrow Agent for NEDAK Ethanol, LLC and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application and agreement, you must make representations to us concerning, among other things, that you have received our prospectus and any supplements, you agree to be bound by the Operating Agreement and you understand that the membership units are subject to significant transfer restrictions. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days, but without interest.

        Investors who may be deemed the beneficial owners of 5% or more, and 10% or more, of our issued and outstanding membership units may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you believe that you may become the beneficial owner of 5% or more of our outstanding membership units, you should consult your own legal counsel to determine what filing and reporting obligations you may have under the federal securities laws.

                                  RISK FACTORS

        THERE ARE VARIOUS RISKS ASSOCIATED WITH AN INVESTMENT IN NEDAK. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, BEFORE YOU INVEST.

RISKS ASSOCIATED WITH OUR FINANCING PLAN AND THIS OFFERING

        OUR MEMBERSHIP UNITS HAVE NO PUBLIC TRADING MARKET AND ARE SUBJECT TO SIGNIFICANT TRANSFER RESTRICTIONS WHICH COULD MAKE IT DIFFICULT TO SELL YOUR MEMBERSHIP UNITS AND COULD REDUCE THE VALUE OF YOUR MEMBERSHIP UNITS.

        An active trading market for the membership units will not develop despite this offering. To maintain our partnership tax status, our membership units may not be publicly traded. We will not apply for listing of the membership units on any stock exchange or on the NASDAQ Stock Market. As a result, you will not be able to sell your membership units readily.

        Transfer of your membership units is restricted by our Operating Agreement. Transfers without the approval of our Board of Directors are not permitted and are invalid. The Board of Directors will not approve transfers unless they fall within "safe harbors" contained in the publicly-traded partnership rules under the tax code, which include:

        o  transfers by gift,

        o  transfer upon death of a member,

        o  transfers between family members, and

        o transfers that comply with the "qualifying matching services" requirements.

        The value of your membership units may be lower because they are illiquid. You may be required to bear the economic risks associated with your investment in us for an indefinite period of time.

OUR PROJECT IS DEPENDENT UPON OBTAINING DEBT FINANCING AND FAILURE TO OBTAIN DEBT FINANCING WILL REQUIRE US TO ABANDON OUR BUSINESS.

        We believe we will need approximately $51 million in total funds to construct the proposed ethanol plant and finance start-up operations. We must obtain debt financing in order to complete construction and start-up of the ethanol plant. The use of debt financing increases the risk that we will not be able to operate profitably because we will need to make principal and interest payments on the indebtedness. Debt financing will also expose you to the risk that your entire investment could be lost in the event of a default on the indebtedness and a foreclosure and sale of the ethanol plant and its assets for an amount that is less than the outstanding debt.

        The amount and nature of the debt financing that we are seeking is subject to the interest rates and the credit environment as well as general economic factors and other factors over which we have no control. We have entered into a written letter of intent with Great Western Bank for up to $30 million in debt financing. The letter of intent provides for a floating interest rate of 8%, adjusted annually and, therefore, our debt financing is subject to fluctuations in interest rates. There can be no assurance that we will be able to finalize an agreement concerning financing with Great Western Bank or another lender on acceptable terms. If we are not able to secure a definitive financing agreement, we will abandon our business plan and return your investment to you with interest, less a pro rata share of escrow fees.

OUR DEBT SERVICE REQUIREMENTS AND RESTRICTIVE LOAN COVENANTS COULD LIMIT OUR ABILITY TO BORROW MORE MONEY, MAKE CASH DISTRIBUTIONS TO OUR MEMBERS AND ENGAGE IN OTHER ACTIVITIES.

        Our debt service requirements (that is, interest and principal payments) may make us more vulnerable to economic or market downturns. If we are unable to service our debt, we may be forced to reduce or delay planned capital expenditures, sell assets, restructure our indebtedness or seek additional equity capital. In addition, our debt load and service requirements could have important consequences which could reduce the value of your investment, including:

        o  Limiting our ability to obtain additional financing;

        o Reducing funds available for operations and distributions because a substantial portion of our cash flows will be used to pay interest and principal on our debt;

        o  Making us vulnerable to increases in prevailing interest rates; and

        o Subjecting our assets to liens, which could mean that there will be virtually no assets left for members in the event of a liquidation.

        The terms of any debt financing agreements we enter into will likely contain numerous financial, maintenance and other restrictive covenants. These covenants may limit our ability to, among other things:

        o  Incur additional indebtedness;

        o  Make capital expenditures in excess of prescribed thresholds;

        o Make distributions to our members, redeem or repurchase our membership units;

        o  Create liens on our assets; or

        o Merge or consolidate or dispose of all or substantially all of our assets.

        If we default on any covenant, a lender could make the entire debt immediately due and payable. If this occurs, we might not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing is available, it may not be on terms that are acceptable to us. These events could cause us to cease construction, or if the plant is constructed and operating, to cease operations.

OUR BOARD OF DIRECTORS SET THE PRICE FOR THE MEMBERSHIP UNITS WITHOUT AN INDEPENDENT VALUATION AND THEREFORE THE ACTUAL VALUE MAY BE LOWER.

        The Board of Directors determined the $10,000 per membership unit purchase price without an independent valuation. The Board established the total offering price based on our estimate of capital and expense requirements and not based on perceived market value, book value, or other established criteria. The actual value of your membership units may be lower than the $10,000 offering price. We also cannot guarantee that NEDAK or any other person will purchase your membership units at the offering price or any other price.

YOU WILL EXPERIENCE SOME DILUTION TO THE VALUE OF YOUR MEMBERSHIP UNITS.

        Purchasers of membership units in this offering will experience immediate dilution of the net tangible book value of their membership units ranging from approximately $514 to $776 per membership unit based on the September 30, 2005 net tangible book value of NEDAK, as adjusted. See the section entitled "Dilution".


WE ARE NOT EXPERIENCED IN SELLING SECURITIES AND NO ONE HAS AGREED TO ASSIST US OR PURCHASE ANY UNITS THAT WE CANNOT SELL OURSELVES. IF WE DO NOT SELL THE MINIMUM $20 MILLION, YOU WILL RECEIVE ONLY A MONEY MARKET INTEREST RATE DURING THE TIME YOUR INVESTMENT IS HELD IN ESCROW, WHICH MAY BE LESS THAN OTHER INVESTMENTS YOU COULD MAKE. IF WE SELL ONLY THE $20 MILLION MINIMUM, OUR DEBT SERVICE REQUIREMENTS WILL BE HIGHER THAN IF WE SELL THE MAXIMUM $31.5 MILLION, WHICH MEANS OUR PROFITS COULD BE LOWER.

        We are making this offering on a "best efforts" basis, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the minimum aggregate offering amount we will be required to return your investment. We presently plan to offer the units directly to investors by registering our securities in the states of Nebraska, South Dakota, Minnesota, Iowa, Colorado and Kansas. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. Each of our directors intends to spend a minimum of 15 hours and a maximum of 25 hours selling our units for up to six weeks. Directors, of course, may elect to sell units for longer than six weeks in order to reach the $20 million minimum. These individuals have no broker-dealer experience and have limited or no experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering.


RISKS ASSOCIATED WITH CONSTRUCTION AND DEVELOPMENT


WE ARE DEPENDENT UPON DELTA-T TO DESIGN AND BUILD THE ETHANOL PLANT, BUT WE HAVE NO EXECUTED DEFINITIVE AGREEMENTS WITH THEM, WHICH INCREASES THE RISK THAT WE MAY HAVE TO SEEK ANOTHER DEVELOPER, INCREASE OUR COST ESTIMATES, OR BOTH.

        We have a Project Development Agreement and a Phase 2 Cooperation Agreement (the "Agreements") with Delta-T for various design and construction services. The Agreements are not a binding contract to construct our plant, and either party could terminate it at any time without penalty. If Delta-T Corporation terminated its relationship with us, we might not be able to secure a definitive financing agreement and build the plant, which would force us to abandon our business. We have granted Delta-T Corporation a two-year right of first refusal to build our plant. Thus, even if we attempted to work with another contractor, we would have to give Delta-T Corporation the opportunity to match the other contractor's terms, or pay a penalty if we selected another developer.

WE MAY ENCOUNTER HAZARDOUS OR UNEXPECTED CONDITIONS AT THE CONSTRUCTION SITE THAT COULD INCREASE OUR COSTS OR DELAY THE CONSTRUCTION OF THE ETHANOL PLANT, WHICH WOULD DELAY OUR ABILITY TO GENERATE REVENUES AND DECREASE THE VALUE OF YOUR UNITS OR YOUR INVESTMENT RETURN.

        Environmental issues regarding compliance with applicable environmental standards could arise at any time during the construction and operation of the plant. We may have difficulty obtaining the necessary environmental permits required in connection with the operation of the plant. As a condition of granting necessary permits, regulators could make demands that result in additional costs to us and delay our ability to generate revenues.


THE PROJECT COULD SUFFER DELAYS OR CONSTRUCTION COST INCREASES THAT COULD POSTPONE OUR ABILITY TO GENERATE REVENUES AND MAKE IT MORE DIFFICULT FOR US TO PAY OUR DEBTS, WHICH COULD DECREASE THE VALUE OF YOUR UNITS OR YOUR INVESTMENT RETURN.


        We expect that it will be 14 to 16 months after we begin construction before we begin operation of the proposed ethanol plant. Our goal is to begin construction of the plant promptly upon the close of this offering. However, construction projects often experience delays in obtaining construction permits, construction delays due to weather conditions, or other events. If it takes longer to obtain necessary permits or construct the plant than we anticipate, it would delay our ability to generate revenues and make it difficult for us to meet our debt service obligations. This could reduce the value of your membership units.

        Assuming successful completion of the offering, we currently intend to break ground on the plant in the spring of 2006. If we encounter delays in this offering or in obtaining debt financing or the required permits, our expected date to break ground will also be delayed. Delays and weather conditions could result in us breaking ground later, which will also delay the date we become operational and begin to generate revenue. The longer it takes us to generate revenue, the longer you will have to wait to receive any distributions from NEDAK.

RISKS ASSOCIATED WITH OUR FORMATION AND OPERATION


WE ARE A NEWLY FORMED COMPANY WITH LIMITED WORKING CAPITAL, WHICH COULD RESULT IN LOSSES THAT WILL AFFECT THE VALUE OF YOUR MEMBERSHIP UNITS OR YOUR INVESTMENT RETURN.


        NEDAK was organized on December 15, 2003 and has no operating history. You should consider our company promotional and in its early development stages. We cannot make representations about our future profitable operation or the future income or losses of NEDAK. If our plans prove to be unsuccessful, you will lose all or a substantial part of your investment.


        Our ability to begin construction of the ethanol plant depends upon the success of this offering and the receipt of debt financing. Even upon the successful completion of this offering, the proposed use of proceeds will pay our operating expenses for approximately two months. There can be no assurance that the funds received through this offering, most of which will be spent on plant construction, will be sufficient to allow us to operate our plant successfully.

WE HAVE NO EXPERIENCE IN THE CONSTRUCTION AND OPERATION OF AN ETHANOL PLANT, WHICH INCREASES THE RISK THAT OUR PLANT MAY BE MORE EXPENSIVE TO BUILD AND OPERATE THAN WE EXPECT.

        None of our present directors and offices has ever been involved in building or operating an ethanol plant. Thus, we are totally dependent on the knowledge and skills of others, including engineers, contractors and subcontractors, utility companies, marketing companies and future employees, none of whom is expected to have substantial funds invested in NEDAK. If the persons we select to build and operate our plant do not perform as we intend, your investment could decline in value.

OPERATION COSTS COULD BE HIGHER THAN ANTICIPATED WHICH COULD REDUCE OUR PROFITS OR CREATE LOSSES, WHICH COULD DECREASE THE VALUE OF YOUR UNITS OR YOUR INVESTMENT RETURN.

        We could experience cost increases associated with the on-going operation of the plant caused by a variety of factors, many of which are beyond our control. Corn prices could increase and labor costs could increase over time, particularly if there is a shortage of persons with the skills necessary to operate the ethanol plant. Adequacy and cost of water, electric and natural gas utilities could also affect our operating costs. Changes in price, operation and availability of truck and rail transportation may affect our profitability with respect to the transportation of ethanol and other products to our customers.

        In addition, the operation of the ethanol plant will be subject to ongoing compliance with all applicable governmental regulations, such as those governing pollution control, ethanol production, grain purchasing and other matters. If any of these regulations were to change, it could cost us significantly more to comply with them. We will be subject to all of these regulations whether or not the operation of the ethanol plant is profitable.


IF WE CANNOT HIRE AND RETAIN COMPETENT PERSONNEL, WE MAY NOT BE ABLE TO OPERATE PROFITABLY, WHICH COULD DECREASE THE VALUE OF YOUR UNITS OR YOUR INVESTMENT RETURN.

        Upon completion of the plant, we plan to have approximately 30 to 35 paid employees operating our business. Included in this number will be a General Manager, a Plant Manager, a Controller, administrative and clerical personnel and approximately 20 employees who will supervise or operate the plant. We do not plan to hire a paid chief executive officer in the foreseeable future. Our success will depend in part on our ability to attract and retain competent personnel who will be able to help us achieve our goals. It may be difficult to attract qualified employees to Atkinson, Nebraska, a rural and sparsely populated area. If we are unable to hire productive and competent personnel, our ability to produce and sell ethanol could be adversely affected.


OUR BUSINESS IS NOT DIVERSIFIED AND THIS COULD REDUCE THE VALUE OF YOUR MEMBERSHIP UNITS.

        Our success depends largely upon our ability to timely complete and profitably operate our ethanol business. We do not have any other lines of business or other sources of revenue if we are unable to build the ethanol plant and manufacture ethanol. If we were not able to complete construction, or if economic or political factors adversely affect the market for ethanol, the value of your investment could decline because we have no other line of business to fall back on if the ethanol business declines.


OUR OPERATING AGREEMENT CONTAINS RESTRICTIONS ON MEMBERS' RIGHTS TO PARTICIPATE IN CORPORATE GOVERNANCE OF OUR AFFAIRS, WHICH LIMITS YOUR ABILITY TO INFLUENCE MANAGEMENT DECISIONS.

        Our Operating Agreement provides that a member or members owning at least 10% of the outstanding membership units may call a special meeting of the members. This may make it difficult for members to propose changes to our Operating Agreement, without support from our Board of Directors. Our Board of Directors is divided into three classes, with each class serving a staggered three-year term. The classification of the Board of Directors will make it more difficult for members to change the composition of the Board because only a minority of the directors can be elected at one time. If a vacancy develops in our Board of Directors for any reason other than removal or expiration of a term, the remaining directors would fill it.

OUR DIRECTORS ARE LIABLE TO MEMBERS ONLY FOR INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE, WHICH MEANS YOUR ABILITY TO SUE THE DIRECTORS FOR BAD BUSINESS DECISIONS IS HIGHLY LIMITED.


        As a NEDAK member, you can only sue the directors for intentional misconduct or gross negligence. If the Board of Directors simply makes unwise business decisions that result in harm or loss to NEDAK, you may not have a legal remedy against them, which could cause your units to be worth less.

RISKS ASSOCIATED WITH THE ETHANOL INDUSTRY


WE WILL BE OPERATING IN AN INTENSELY COMPETITIVE INDUSTRY AND WE WILL COMPETE WITH LARGER, BETTER FINANCED ENTITIES, WHICH COULD NEGATIVELY IMPACT OUR ABILITY TO OPERATE PROFITABLY.


        There is significant competition among ethanol producers. Our business faces a competitive challenge from larger plants, from plants that can produce a wider range of products than we can, and from other plants similar to our proposed ethanol plant. Large ethanol producers such as Archer Daniels Midland, Minnesota Corn Processors and Cargill, among others, are capable of producing a significantly greater amount of ethanol than we expect to produce. In addition, there are several Nebraska, Minnesota, Wisconsin, South Dakota and other Midwest regional ethanol producers which have recently formed, are in the process of forming, or are under consideration, which are or would be of a similar size and have similar resources to us. There are currently eleven operational ethanol plants in Nebraska with several new plants in the process of forming.

        Ethanol from certain Central American or Caribbean countries is eligible for tariff reduction or elimination upon importation to the United States. Ethanol imported from these Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol.

CHANGES IN THE SUPPLY AND DEMAND, AND PRODUCTION AND PRICE WITH RESPECT TO CORN COULD MAKE IT MORE EXPENSIVE TO PRODUCE ETHANOL WHICH COULD DECREASE OUR PROFITS.

        Ethanol production will require substantial amounts of corn. A significant reduction in the quantity of corn harvested due to adverse weather conditions, farmer planting decisions, domestic and foreign government farm programs and policies, global demand and supply or other factors could result in increased corn costs which would increase our cost to produce ethanol. Events that tend to negatively impact the supply of corn are likely to increase prices and effect our operating results.

        Rising corn prices produce lower profit margins for the production of ethanol, especially when market conditions do not allow us to pass along increased corn costs to our customers. The price of corn has fluctuated significantly in the past and may fluctuate significantly in the future. We cannot assure you that we will be able to offset any increase in the price of corn by increasing the price of our products.

        We have no definitive agreements with any corn producers or grain elevators to provide corn to the proposed ethanol plant. We currently do not anticipate entering into agreements with corn producers or grain elevators until shortly before the plant becomes operational and subject to our evaluation of local feed product availability and market prices and conditions.


WE INTEND TO ESTABLISH AN OUTPUT CONTRACT WITH ONE DISTRIBUTOR THAT WILL PURCHASE ALL OF THE ETHANOL WE PRODUCE, WHICH MAY RESULT IN LOWER REVENUES AND REDUCE THE VALUE OF YOUR UNITS OR YOUR INVESTMENT RETURN.


        We currently intend to sell all of the ethanol we produce to one distributor who will market our ethanol in national, regional and local markets. Our objective in doing this is to provide a reliable and predictable market for our ethanol. We do not plan to build our own sales force or sales organization to support the sale of ethanol. As a result, we will be dependent on one distributor to sell ethanol. In addition, it could be more financially advantageous to sell ethanol ourselves through our own sales force, but we have decided not to pursue this route. Our strategy could result in lower revenues and reduce the value for your units if our ethanol distributor does not perform as we plan. We have had discussions with potential distributors, but have not entered into a binding agreement.

LOW ETHANOL PRICES AND LOW GASOLINE PRICES COULD REDUCE OUR PROFITABILITY.

        Prices for ethanol products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability. The price for ethanol has some relation to the price for gasoline. The price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol and adversely affect our operating results.

INCREASES IN THE PRODUCTION OF ETHANOL COULD RESULT IN LOWER PRICES FOR ETHANOL AND HAVE OTHER ADVERSE EFFECTS WHICH COULD REDUCE OUR PROFITABILITY.


        We expect that new fuel grade ethanol plants will be constructed, because of the increase in ethanol demand resulting from the federal Energy Policy Act of 2005. Because increased production capacity is usually less costly to achieve through expansion of existing plants, we expect this will also occur. The increased production of ethanol may lead to lower prices for ethanol. The increased production of ethanol could have other adverse effects as well. For example, the increased production will also lead to increased supplies of co-products from the production of ethanol, such as distillers grain/solubles. Those increased supplies could lead to lower prices for those co-products.

THERE IS SCIENTIFIC DISAGREEMENT ABOUT THE WISDOM OF POLICIES ENCOURAGING ETHANOL PRODUCTION, WHICH COULD RESULT IN CHANGES IN GOVERNMENTAL POLICIES CONCERNING ETHANOL AND REDUCE OUR PROFITABILITY.


        Some past studies have challenged whether ethanol is an appropriate source of fuel and fuel additives, because of concerns about energy efficiency, potential health effects, cost and impact on air quality. Federal energy policy, as set forth in the Energy Policy Act of 2005, strongly supports ethanol production. If a scientific consensus develops that ethanol production does not enhance our overall energy policy, NEDAK's ability to produce and market ethanol could be materially and adversely affected.


HEDGING TRANSACTIONS, WHICH ARE INTENDED TO STABILIZE OUR CORN COSTS, ALSO INVOLVE RISKS AND COSTS THAT COULD REDUCE OUR PROFITABILITY.

        In an attempt to minimize the effects of the volatility of corn costs on operating profits, we will likely take hedging positions in corn futures markets. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of hedging activities is dependent upon, among other things, the cost of corn and our ability to sell sufficient amounts of ethanol and distillers grains to utilize all of the corn subject to the futures contracts. Hedging activities can result in costs. We will pay brokers' commissions and other transaction costs on our hedging transactions. If there are significant swings in corn prices, or if we purchase more corn for future delivery than we can use, we may have to pay to terminate a futures contract, or resell unneeded corn inventory at a loss.

ETHANOL PRODUCTION IS ENERGY INTENSIVE AND INTERRUPTIONS IN OUR SUPPLY OF ENERGY COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

        Ethanol production requires a constant and consistent supply of energy. If our production is halted for any extended period of time, it will have a material adverse effect on our business. If we were to suffer interruptions in our energy supply, either during construction or after we begin operating the ethanol plant, our business would be harmed.

        We have entered into discussions with natural gas suppliers; however, at the present time we have no binding commitments with any natural gas supplier. If we are unable to obtain a natural gas supply on terms that are satisfactory to us, the adverse impact on our plant and operations could be material. In addition, natural gas and electricity prices have historically fluctuated significantly. Increases in the price of natural gas or electricity would harm our business by increasing our energy costs.

        We will also need to purchase significant amounts of electricity to operate the proposed ethanol plant. The prices which we will be required to pay for electrical power will have a direct impact on our costs of producing ethanol and our financial results.

RISKS ASSOCIATED WITH GOVERNMENT REGULATION AND SUBSIDIZATION

FEDERAL REGULATIONS CONCERNING TAX INCENTIVES COULD EXPIRE OR CHANGE WHICH COULD REDUCE OUR REVENUES.

        The federal government presently encourages ethanol production by taxing it at a lower rate. This currently equates to a $.51 per gallon subsidy of ethanol. Some states and cities provide additional incentives. The new Energy Policy Act of 2005 effectively mandates increases in the amount of annual ethanol consumption in the United States. The result is that the ethanol industry's economic structure is highly dependent on governmental policies. Although current policies are favorable factors, any major change in federal policy, including a decrease in ethanol production incentives, would have significant adverse effects on our proposed plan of operations and might make it impossible for us to continue in the ethanol business.

NEBRASKA STATE PRODUCER INCENTIVES ARE CURRENTLY UNAVAILABLE, WHICH PLACES US AT A COMPETITIVE DISADVANTAGE.

        Although the Nebraska legislature has historically provided incentives to ethanol producers in Nebraska, and may do so in the future, we do not qualify for any existing incentives. Only plants that were in production on June 30, 2004 are eligible for such incentives, which authorize a producer to receive up to $2.8 million of tax credits per year for up to eight years.


WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL REGULATION AND OPERATIONAL SAFETY REGULATIONS THAT IMPACT OUR EXPENSES AND COULD REDUCE OUR PROFITABILITY.


        Ethanol production involves the emission of various airborne pollutants, including particulate matters, carbon monoxide, oxides of nitrogen, volatile organic compounds and sulfur dioxide. To construct the plant and operate our business, we will need an Air Quality Construction Permit and an Air Quality Operating Permit from the State of Nebraska Department of Environmental Quality. We have not yet applied for an Air Quality Construction Permit. An Air Quality Construction Permit is valid for 18 months. If we receive such a Permit, but cannot complete construction within 18 months our Air Quality Construction Permit will lapse unless we can demonstrate that the construction of our plant requires additional time and therefore, we will need to apply for an extension. Our ability to commence construction and operation of the ethanol plant are dependent on our receipt of this permit. Once the proposed ethanol plant is completed, we must conduct emission testing and apply for an Operating Permit that will allow us to operate our business. We anticipate submitting an application for this permit before we begin operations. We need to obtain this permit to operate the ethanol plant after the Air Quality Construction Permit expires. We have twelve months once the plant becomes operational to obtain an Air Quality Operating Permit. If granted, we expect the permit will be valid for five years.

        We also plan to apply for a National Pollutant Discharge Elimination System General Permit to allow us to discharge water into the Elkhorn River and for general discharges. We may also need to apply to the Nebraska Department of Environmental Quality for a Storm Water Runoff Permit or a similar permit. We have not applied for these permits, but anticipate doing so at least 180 days before we begin operations. If these permits are not granted, we will have to construct an alternative discharge and treatment system (e.g. storm pond) on site for which we will need to obtain different permits. If granted, we expect the permit will be valid for five years.

        We will also need to obtain certain well permits from the Upper Elkhorn Natural Resources District to construct and operate our on-site wells. Without these permits, we cannot drill our wells and could be forced to use water from Atkinson, if a sufficient supply is available, or terminate our business. Using water from Atkinson may significantly increase our operating costs, harm our financial performance and reduce the value of your units.

        Even if we receive all required permits from the state authorities, we may be subject to regulations on emissions from the United States Environmental Protection Agency. Further, EPA and Nebraska's environmental regulations are subject to change and often such changes are not favorable to industry. Consequently, even if we have the proper permits now, we may be required to invest or spend considerable resources to comply with future environmental regulations.

        Our failure to comply or the need to respond to threatened actions involving environmental laws and regulations may adversely affect our business, operating results or financial condition. Once our ethanol plant becomes operational and as our business grows, we will have to develop and follow procedures for the proper handling, storage, and transportation of finished products and materials used in the production process and for the disposal of waste products. In addition, state or local requirements may also restrict our production and distribution operations. We could incur significant costs to comply with applicable laws and regulations as production and distribution activity increases. Protection of the environment will require us to incur expenditures for equipment or processes.

        We also could be subject to environmental nuisance or related claims by employees, property owners or residents near the proposed ethanol plant arising from air or water discharges. Ethanol production has been known to produce an odor to which surrounding residents could object. If odors become a problem, we may be subject to fines and could be forced to take costly curative measures. Environmental litigation or increased environmental compliance costs could increase our operating costs.

        We also will be subject to federal and state laws regarding operational safety. Risks of substantial compliance costs and liabilities are inherent in a large-scale construction project and in ethanol production after the facility is constructed. Costs and liabilities related to worker safety may be incurred. Possible future developments-including stricter safety laws for workers or others, regulations and enforcement policies and claims for personal or property damages resulting from our construction or operation could result in substantial costs and liabilities that could reduce the amount of cash that we would otherwise have to distribute or use to further enhance our business.

RISKS RELATED TO TAX ISSUES IN A LIMITED LIABILITY COMPANY

YOU COULD BE REQUIRED TO PAY TAXES ON YOUR SHARE OF OUR INCOME EVEN IF WE MAKE NO DISTRIBUTION TO YOU.

        We expect to be treated as a partnership for federal income tax purposes. This means that NEDAK will pay no income tax and all profits and losses will "pass-through" to our members who will pay tax on their share of NEDAK's profits. You could possibly receive allocations of taxable income that exceed any cash distributions we make. Accordingly, you may be required to pay income tax on your allocated share of our taxable income with personal funds, even if you receive no cash distributions from us.


WE WILL NOT ASK FOR OR RECEIVE A RULING FROM THE IRS NOR A LEGAL OPINION CONCERNING OUR PARTNERSHIP STATUS, SO WE COULD BE SUBJECT TO TAXATION AS A CORPORATION.

        Our belief that NEDAK will be treated as a partnership for tax purposes is based on our evaluation of current tax laws, regulations and policies. We have not asked, and will not ask, the Internal Revenue Service to issue a Revenue Ruling about our tax status. We have not sought, and will not seek, a legal opinion about our tax status. Even if we did receive a Revenue Ruling or legal opinion, it would be based upon our representations of facts and the application of current laws, regulations and policies to those facts. Any change in our circumstances or in tax laws, regulations or policies could make a Revenue Ruling or legal opinion invalid. If we are not taxed as a partnership, we would likely be taxed as a corporation, which would reduce the amount of our profits that could be distributed to members.


THE FOREGOING DISCUSSES THE MOST SIGNIFICANT RISKS ASSOCIATED WITH THIS OFFERING, BUT IT IS NOT INTENDED TO BE AN EXHAUSTIVE DISCUSSION OF ALL THE RISKS THAT MAY BE ASSOCIATED WITH AN INVESTMENT IN NEDAK. MOREOVER, BECAUSE THERE ARE MANY INHERENT RISKS THAT MAY NOT BE ANTICIPATED BY NEDAK, PROSPECTIVE INVESTORS SHOULD BE AWARE THAT ADDITIONAL RISKS INHERENT IN AN INVESTMENT IN NEDAK MAY BE EXPERIENCED THAT ARE NOT PRESENTLY FORESEEN BY NEDAK.

                           FORWARD-LOOKING STATEMENTS

        Some of the information in this prospectus, including the above Risk Factors section, contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "project," and "continue" or similar words. You should read statements that contain these words carefully because they:

        o  Discuss our future expectations

        o Contain projections of our future results of operations or of our financial condition

        o  State other "forward-looking" information

        We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our membership units you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                 USE OF PROCEEDS

        The gross proceeds before deducting expenses from this offering will be $20 million if the minimum number of membership units offered is sold, and $31.5 million if the maximum is sold. We estimate the offering expenses to be approximately $210,000, and the net proceeds of the offering to be $19,790,000 if the minimum is sold and $31,290,000 if the maximum is sold.

        We intend to use the net proceeds of the offering to build an ethanol plant and to start operating the ethanol plant as a going concern. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate total capital expenditures for the construction of the plant (including our rail transfer facility) will be $42.25 million and that we will need a total of $51.2 million to construct the plant and finance start-up costs. The following table describes our proposed use of proceeds based on a minimum offering amount of $20 million, a midpoint offering of $25.75 million and a maximum offering amount of $31.5 million.

        The following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below.

                                       MINIMUM OFFERING     MIDPOINT OFFERING       MAXIMUM OFFERING
                                       (000'S OMITTED)       (000'S OMITTED)        (000'S OMITTED)
OFFERING PROCEEDS:
Offering Proceeds                     $20,000        100%   $25,750       100%      $31,500      100%
Less Estimated Offering Expenses         $210       1.05%      $210      0.82%         $210     0.67%
NET PROCEEDS FROM OFFERING            $19,790      98.95%   $25,540     99.18%      $31,290    99.33%

ESTIMATED USE OF PROCEEDS:
Financing Costs                          $600       3.00%      $450      1.55%         $325     1.03%
General and Administrative Expenses      $681       3.41%      $681      2.65%         $681     2.16%
Construction Costs                    $18,709      92.55%   $24,409     94.78%      $30,009    96.14%

TOTAL ESTIMATED USE OF PROCEEDS:      $20,000        100%   $25,750       100%     $ 31,500      100%

        The financing costs are based on our letter of intent with Great Western Bank, and assumes that we will borrow the maximum of $30 million, under the minimum offering, and proportionately less under the midpoint and maximum offering, in connection with the construction of our plant and commencement of operations. These figures are estimates and our actual debt financing expenses could be higher. Financing costs include debt origination fees, structured as a percentage of the total debt financing, USDA fees, as well as lender out-of pocket expenses such as title insurance, legal fees, appraisal costs and filing fees.

        Delta T is presently engaged in "preliminary engineering" work on our project, to be followed by more detailed "process engineering" and then site preparation. Prior to Delta-T's commencement of construction of the plant, we must obtain all legal authority to use the site for its intended purposes, including obtaining proper zoning approvals, complying with elevation restrictions, conducting soil and water tests, and preparing the plant site for specific natural gas, electrical and water supply requirements necessary for the operation of the plant. We must supply one or more on-site wells which meet minimum volume and water quality standards. Water storage, pressurization and piping systems and a septic tank and drain field system are also required. All of the foregoing costs are being funded by the private sale of our units and notes to members of our Board of Directors for $1,300,000.


        We are also reserving $681,000 to pay general and administrative costs for managerial fees, on-going legal and accounting fees, out-of-pocket reimbursements, and general office expenses during construction and start-up. Our actual general and administrative expenses may exceed this amount. The remainder of the funds will be used to pay construction costs, such as digging, laying foundations, purchasing and installing equipment, and constructing buildings.

        We must obtain debt financing in order to complete construction on the ethanol plant. Our letter of intent with Great Western Bank contemplates a floating interest rate starting at 8%, and thus we are subject to the interest rates and the credit environment and other economic factors over which we have no control. We have no definitive contract with Great Western Bank for our debt financing, but we will not close on this offering until we execute a definitive agreement for debt financing.

        We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $20 million.

        After completion of this offering and the receipt of the required debt financing, if we require additional cash, we may seek additional financing by borrowing, and/or through the sale of additional membership units. We cannot guarantee that we will be successful in obtaining additional financing if needed.

                                 CAPITALIZATION

CAPITALIZATION TABLE

        The following table describes the capitalization of NEDAK as of September 30, 2005 on an actual and as adjusted basis.


                                      ACTUAL(1)         AS ADJUSTED(2)
                                     (UNAUDITED)     MINIMUM       MAXIMUM
                                     -----------  ------------- -------------
Members' equity
   Membership units issued and
   outstanding (103 units, actual;
   minimum 2,257 units and maximum
   3,407 units, as adjusted)         $  515,000  $ 21,075,000    $ 32,575,000
   Accumulated deficit                 (195,426)     (195,426)       (195,426)
                                                                 -------------
Total members' equity and
capitalization                       $  319,574  $ 20,879,574    $ 32,379,574
                                     ==========  ============    =============
----------------------------------------

  (1) Reflects purchase by Board members of 103 units for $5,000 per Unit in 2004 and 2005.

  (2) As adjusted reflects the issuance of 2,000 (minimum) and 3,150 (maximum) membership units at $10,000 per unit, net of expenses of $210,000, plus purchase of 154 units by Board members for $5,000 per unit after September 30, 2005.

PRINCIPAL MEMBERS AND OWNERSHIP BY MANAGEMENT

        The following table describes the ownership of membership units by NEDAK's directors (including the officers) and by all directors and officers of NEDAK as a group as of the date of this prospectus. Members of the Board and our management do not hold any outstanding options or other convertible securities giving them a right to additional membership units.

               UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

                                                PERCENTAGE  PERCENTAGE OF TOTAL
                                                 OF TOTAL  AFTER THE OFFERING(1)
                                       NUMBER    PRIOR TO  ---------------------
DIRECTORS AND OFFICERS OF NEDAK       OF UNITS   OFFERING   MAXIMUM    MINIMUM
------------------------------------- --------- ---------- ---------  ----------
  NAME:            ADDRESS:
  -----            --------
Jerome Fagerland   330 E. Douglas St.
                   O'Neill, NE 67863       17       6.67%      0.50%      0.75%
Todd Shane         1320 N. 8
                   O'Neill, NE 68763       17       6.67%      0.50%      0.75%
Gerald Winings     P.O. Box 9
                   Atkinson, NE 68713      7        2.75%      0.21%      0.31%
Paul Corkle        111 S. Belle St.
                   Atkinson, NE 68713      23       9.02%      0.68%      1.02%
Kirk Shane         88055 St. Hwy. 11
                   Atkinson, NE 68713      17       6.67%      0.50%      0.75%
Paul Seger         301 West State St.
                   P.O. Box 99
                   Atkinson, NE 68713      15       5.88%      0.44%      0.67%
Clayton Goeke      48266 Kensington Road
                   Atkinson, NE 68713      17       6.67%      0.50%      0.75%
Robin Olson        East Hwy 20
                   Atkinson, NE 68713      17       6.67%      0.50%      0.75%
Everett Vogel      Box 159, Stuart
                   NE 68780                19       7.45%      0.56%      0.84%
Tim Borer          87992 478th Ave.
                   Atkinson, NE 68713       7       2.75%      0.21%      0.31%
Steve Dennis       406 S. 10th St.
                   O'Neill, NE 68763       47      18.43%      1.38%      2.08%
Jeff Lieswald      East Hwy 20
                   Atkinson, NE 68713      17       6.67%      0.50%      0.75%
Ken Osborne        47658 East Pearl
                   Atkinson, NE 68713      19       6.67%      0.50%      0.75%
Dick Bilstein      Box 855 Atkinson
                   NE 68713                11       4.31%      0.32%      0.49%

ALL DIRECTORS AND OFFICERS AS A GROUP    250(2)  97.25(2)%     7.28%     11.31%

-------------
  (1) The percentages reflected assume that the director does not purchase any additional membership units in this offering. Directors are free to purchase units in this offering, in any amount and for any purpose, including reaching the minimum $20 million. We know of no plans by any director to purchase additional units.

  (2)  The other 7 units are owned by a former director.

                                    DILUTION

        As of the date of this prospectus, we have 257 membership units issued and outstanding. The 257 membership units have a net tangible book value of $1,029,132 or $4,004 per membership unit, based on the September 30, 2005 balance sheet, as adjusted for investments by directors after September 30, 2005. The tangible book value per unit is determined by dividing the tangible book value of NEDAK less total liabilities by the number of membership units outstanding.

        The following table illustrates the dilution in the value of your equity in a membership unit based on a total of 2,257 membership units (if the aggregate minimum units were sold) and of 3,407 membership units (if the aggregate maximum membership units were sold) units outstanding. The following table assumes that the net proceeds from this offering were $19,790,000 and $31,290,000 respectively.

        This table does not take into account any other changes in the net tangible book value of our membership units occurring after September 30, 2005 or other expenses not related to this offering.

                                                               MINIMUM      MAXIMUM
                                                               OFFERING    OFFERING
                                                             ------------ ------------
OFFERING PRICE PER UNIT                                      $    10,000  $    10,000
Net tangible book value of company at September 30, 2005(1)  $ 1,029,132  $ 1,029,132
Net tangible book value per unit at September 30, 2005(1)    $     4,004  $     4,004
Increase in net tangible book value attributable to the
sale of 2,000 (minimum) and 3,150 (maximum) units            $19,790,000  $31,290,000
Net tangible book value per unit at September 30, 2005
as adjusted for the sale of 2,000 (minimum) and
3,150 (maximum) units(1)                                     $     9,224  $     9,486
Immediate dilution per unit to new investors                 $       776  $       514

(1) As adjusted to reflect purchase by directors of 154 units for $770,000 after September 30, 2005

                               DISTRIBUTION POLICY

        Distributions are payable at the discretion of our Board of Directors, subject to the provisions of the Nebraska Limited Liability Company Act and our Operating Agreement. The Board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our membership units.

        We do not expect to generate revenues until our plant is operational, approximately 14 to 16 months after construction commences. After that we anticipate distributing a portion of our net cash flow to our members in proportion to the membership units held and in accordance with our Operating Agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. If our financial performance and loan covenants permit, our directors will try to make cash distributions at times and in amounts that will permit unit holders to make income tax payments. Distributions are totally discretionary with the Board and may not occur, for various reasons. The Board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.

                             SELECTED FINANCIAL DATA

        The following table summarizes important financial information from our financial statements. You should read this table in conjunction with our financial statements and their notes, and our plan of operation and other financial information included elsewhere in this prospectus.


                                                           DECEMBER 15, 2003
                                        NINE MONTHS          (INCEPTION)
                                           ENDED               THROUGH
                                     SEPTEMBER 30, 2005    SEPTEMBER 30, 2005
                                        (UNAUDITED)          (UNAUDITED)
                                        -----------          -----------
STATEMENT OF OPERATIONS DATA:
  Revenues                             $        -0-         $       -0-
  Operating loss                           (176,151)          (234,824)
  Net loss                                 (176,710)          (195,426)


                                      SEPTEMBER 30,2005
                                        (UNAUDITED)
                                        -----------
BALANCE SHEET DATA:
  Cash and cash equivalents             $  314,376
  Working capital (deficit)                274,132
  Total assets                             384,818
  Total members' equity (deficit)          319,574

---------------

                         MANAGEMENT'S PLAN OF OPERATIONS

        THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH FORWARD-LOOKING STATEMENTS. THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.


        We are a start-up limited liability company, which was formed for the purpose of building a plant to produce ethanol and animal feed products on a site located near Atkinson, Nebraska. Our 72-acre site lies southeast of Atkinson in north central Nebraska, and is expected to have adequate access to both truck and rail transportation. We will purchase in February, 2006 the site for approximately $180,000, which is equal to $2,500 per acre. We will finance the purchase of the site with the proceeds of a private offering of membership units and notes to our Board of Directors. The purpose of the private offering was to raise initial capital to cover formation costs, costs associated with this offering and preliminary engineering and site preparation costs. The private offering was completed in December, 2005 and raised $1,300,000.


        Our plant is expected to consume approximately 11 to 12 million bushels of locally grown corn annually, and produce approximately 30 million gallons of denatured fuel-grade ethanol and approximately 200,000 tons of distillers grains for cattle feed annually. We currently estimate that once construction commences, it will take approximately 14 to 16 months to build our ethanol plant. Our goal is to begin construction of the plant promptly upon the close of this offering, most likely within 60 days of the close of this offering, subject to additional delays due to adverse weather conditions.

        We intend to enter into an agreement with an experienced ethanol marketer, to sell our ethanol production to local, regional and national markets. We also anticipate that we will sell all of our animal feed products to the local and regional cattle market using our own in-house staff. We will be hiring staff to handle the direct operation of the plant, and currently expect to employ approximately 30 to 35 people.

PLAN FOR NEXT 12 MONTHS OF OPERATION

        We expect to use the next 12 months for the design and construction of the ethanol plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources, and marketing agreements for ethanol and distillers grain sales. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $42.25 million to purchase land and construct and equip the plant, and a total of approximately $51.2 million to cover all capital expenditures necessary to complete the project and make the plant operational and produce revenue.

        The following is our estimate of costs and expenditures for the 12 months following the completion of this offering. These estimates are based on the experience of Delta-T in the construction of other ethanol plants. It is only an estimate and our actual expenses could be much higher because of a number of factors, as described in the "Risk Factors" section.


                Financing costs                           $    450,000
                Offering costs                            $    210,000
                General and administrative costs          $    681,000
                Land, engineering and plant site
                preparation                               $  1,300,000
                Construction progress payments            $ 35,359,000
                                                          -------------
                TOTAL                                     $ 39,000,000
                                                          =============


        We will spend about $1.3 million of our available funds preparing to construct our plant. We will purchase our plant site for $180,000, and we have paid Delta-T $100,000 for a Business Plan. Delta-T is now engaged in site-specific engineering work, which includes preparing lists of needed plant equipment, drawing plans and establishing specifications for the plant, final site and road layout plans, grading design, storm water management design and obtaining preliminary bids or prices for equipment and construction. We have paid Delta-T $300,000 and will pay Delta-T another $300,000 for the site-specific work. The balance of the approximately $1.3 million will be spent preparing our site for construction. This will include grading the land, preparing an access road into the site, drilling and testing water wells and bringing utility lines onto the site.

        We expect to spend the majority of our funds over the next 12 months, approximately $36.4 million, on plant construction. These costs will include preparing and pouring foundations, material and labor to construct the plant, including the grain and ethanol storage and handling facilities, offices and a cooling tower. We will also be purchasing and installing ethanol production equipment, such as pumps, grinders, processing equipment, storage tanks and conveyors. Such construction, equipment purchases and installation will be handled by Delta-T which will be paid by us by making periodic progress payments based on the work completed and invoiced to us by Delta-T.

        We estimate our offering costs as follows:

                Securities and Exchange Commission
                     registration fee                        $   3,371
                Legal fees and expenses                      $  90,000
                Accounting fees                              $  50,000
                Blue Sky filing fees                         $  50,000
                Printing expenses                            $   2,500
                Escrow agent fees                            $   5,000
                Costs relating to sales meetings             $   2,500
                Miscellaneous expenses                       $   6,629
                                                             ---------
                TOTAL                                        $ 210,000
                                                             =========

        We have not obtained the services of any underwriter, placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $20 million.

BOOKS AND RECORDS

        We currently do not have a full-time office staff. We are currently dependent on our Board of Directors, and an outside accountant, for the maintenance of our books and records. We intend to hire and train full-time staff personnel prior to commencement of operations, and the salaries of such persons are included in our budget. Such personnel are and will be responsible for compliance with the rules and regulations promulgated under the Securities and Exchange Act of 1934 concerning the maintenance of accurate books and records, and the timely and accurate submission of annual and periodic reports with the Securities and Exchange Commission.

LIQUIDITY AND CAPITAL RESOURCES

        We are proposing to raise $20 million minimum and $31.5 million maximum in this offering. We will need approximately $16 to $30 million in debt financing from one or more lenders in order to complete construction of the ethanol plant. In this regard, we have entered into a letter of intent with Great Western Bank of Atkinson, Nebraska, regarding the provision of construction and permanent debt financing for our ethanol plant. The letter of intent contemplates the following material terms of our debt financing.

        o  LOAN AMOUNT: $30 million maximum.

        o INTEREST RATE: 8%, variable, adjusted annually based on prime rate changes.

        o  CONSTRUCTION LOAN: $16 to $30 million.

        o  PERMANENT LOAN: $16 to $30 million.

        o MATURITY: The bank will initially provide for up to an 18-month construction loan, which will then convert to a permanent loan repayable over a 10-year period.


        o ANNUAL DEBT SERVICE: Assuming an interest rate of 8%, our annual payments of principal and interest are expected to range from $2.4 million to $4.5 million, depending on how much we borrow.


        o COLLATERAL: The indebtedness will be collateralized by a first mortgage on our real estate and plant, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, all personal property and general intangibles.


        o USDA GUARANTEE: The permanent loan will be subject to a 70% USDA guarantee (maximum of $21 million).


        o  PREPAYMENT PREMIUM:  1%, applicable to refinancings only.

        o MINIMUM EQUITY REQUIREMENT: A minimum of 40% equity must be injected into the project (that is, the equity must equal at least 40% of the total of amount of equity and indebtedness). The bank will require that our equity funds be expended first in the construction of the plant, prior to any borrowing under the construction loan.


        o FINANCING COSTS: The financing closing costs are estimated to include a .50% origination fee ($80,000 to $150,000), 2% USDA fee ($224,000 to $420,000), documentation fees, third party expenses, such as title insurance, legal fees, appraisal, survey, USDA feasibility study, and filing fees, with the total financing costs estimated to be approximately $325,000 to $600,000. The actual total financing costs will vary depending upon the amount of money we borrow and the actual third party expenses incurred.


        In addition, the bank will require a satisfactory appraisal of the project, a satisfactory environmental audit of the property, and evidence of acceptable insurance coverage of the plant, and we will be required to provide the bank with annual audited financial statements, tax returns and quarterly interim financial statements. Great Western Bank has also indicated that it is interested and willing to work with other banks on the project, and a portion of the indebtedness may be participated out to other banks in the region.

        The letter of intent entered into with Great Western Bank is subject to execution of more comprehensive finalized loan documentation, and any material adverse change in the financial condition of NEDAK or discovery of previously undisclosed negative information concerning NEDAK or the ethanol plant project may invalidate the financing proposal.


        Our ability to complete the construction of the plant is totally dependent upon our ability to successfully complete this offering and obtain and finalize debt financing. If we do not enter into a definitive agreement concerning our debt financing by July 31, 2006 we will return the proceeds raised in this offering with interest, after payment of escrow fees. The actual amount of debt financing we need may be lessened if the maximum amount of $31.5 million is raised in this offering. Our current plans call for our maintaining a cash reserve of $4.2 million after we commence operations, which we have estimated to be approximately one-month's operating expenses, plus an amount for use in forward purchasing of corn.

        We received a USDA grant of $38,500, which was expended to pay part of the cost of a feasibility study for the plant proposal. We have had discussions with the USDA and the Nebraska Department of Economic Development about applying for additional grants to be used for infrastructure (e.g., utility lines, streets, sewer facilities) in connection with the plant and for working capital. We do not know if we will receive these grants or the exact amount of any grant we may receive. We do not plan to use grants regularly to fund our future operations.


        The following table shows the sources of our liquidity in connection with the construction of our ethanol plant and commencement of its operations. We do not currently have a definitive agreement with any third party to provide us with these funds. The following shows both the minimum offering amount of $20 million and the maximum offering amount of $31.5 million. The following assumes an interest rate of 8% on term debt. Our letter of intent provides for a floating interest rate of 8%, adjusted annually. However, interest rates have historically fluctuated and our interest rate could be significantly higher over the term of the loan.

        The following table represents only ranges of estimates, and our actual sources and uses of funds could vary materially from the following estimates. We have assumed in the table the maximum amount of borrowing permissible under the bank's 40% equity requirement.

SOURCES OF FUNDS

                                                       MINIMUM        MAXIMUM
                                                       OFFERING        OFFERING
                                                    -------------  -------------
Equity offering net proceeds                        $ 19,790,000   $ 31,290,000
Private offering net proceeds(1)                       1,300,000      1,300,000
Debt financing                                        28,681,000     16,731,000
                                                    ------------   ------------
Sales tax refund                                       1,850,000      1,850,000
                                                    ------------   ------------
TOTAL SOURCES OF FUNDS                              $ 51,171,000   $ 51,171,000

USES OF FUNDS
                                                        MINIMUM          MAXIMUM
                                                       OFFERING         OFFERING
                                                    -------------  -------------
                                                    $ 40,635,000   $ 40,635,000
Costs of Equipment and Construction of the
  Ethanol Plant:
Land                                                     180,000        180,000
Rail transfer facility                                   500,000        500,000
Engineering and architectural fees                       600,000        600,000
Contingency reserve                                      750,000        750,000
Plant Site Preparation                                   700,000        700,000
Capitalized Interest and Financing Costs                 729,000        529,000
Start-up Expenses: through first month of production   1,087,000      1,087,000
Sales Tax                                              1,850,000      1,850,000
Cash Reserve                                           4,140,000      4,340,000
                                                    -------------  ------------
 TOTAL USES OF FUNDS                                $ 51,171,000   $ 51,171,000
                                                    -------------  ------------

(1) Includes purchase of 257 units for $5,000 per unit and loans totaling $15,000 by members of the Board of Directors.


CRITICAL ACCOUNTING POLICIES

        We use estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependant upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that this estimate may change in the near term.

OFF-BALANCE SHEET ARRANGEMENTS

        We do not have any off-balance sheet arrangements.

                                BUSINESS OF NEDAK


        NEDAK Ethanol, LLC, a Nebraska limited liability company, was organized on December 15, 2003 to construct and operate an ethanol plant. Our principal business office is currently located at 118 East State Street, Atkinson, Nebraska 68713. We are managed by a 14 member Board of Directors.

        We will purchase in February, 2006 approximately 72 acres of real property, located one mile southeast of Atkinson, Nebraska in Holt County, north central Nebraska. We will pay $2,500 per acre, or about $180,000 for our land.


        We did not obtain an independent appraisal of the property although the Board of Directors believes the price represents fair market value for the property. We are planning to build an ethanol plant that will have an annual capacity to process approximately 11 to 12 million bushels of corn into approximately 30 million gallons of ethanol per year (mgy). The ethanol plant is also expected to produce approximately 200,000 tons annually of animal feed known as distillers grains, which may be sold as distillers dried grains with solubles, distillers modified wet grains and distillers wet grains. These are the principal co-products of the ethanol production process.

BACKGROUND--WHAT IS ETHANOL?

        Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 90% of ethanol in the United States today is produced from corn because corn produces large quantities of carbohydrates, which convert into glucose more easily than other kinds of biomass.

Ethanol has been used in motor fuels in the United States for the last century, but for all practical purposes had not been used commercially until 1978. At that time a deliberate public policy objective to create a fuel-grade ethanol industry was established by Congress when they created an excise tax exemption in order to incentivize the production of ethanol from renewable resources. The industry has grown from virtually zero production at that time to a current annual production level of approximately 4.0 billion gallons (see Figure 1) with approximately another half-billion gallons coming on line. Although initially a Midwest phenomena, ethanol use is now extending to both coasts with virtually every state having used at least some amount of ethanol during that time.

                                    FIGURE 1

[Graphic Obmitted]   [Information given as text]   [see pdf.file for graphic]



                     U.S. Fuel Ethanol Production 1979-2005


                                      Year
                                      ----
              1979 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989
              ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
Billions
 of Gallons   0.1  0.1  0.2  0.3  0.4  0.4  0.4  0.6  0.7  0.8  0.8

                                      Year
                                      ----
              1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000
              ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
Billions
 of Gallons   0.8  0.8  0.9  1.1  1.2  1.4  1.0  1.4  1.4  1.5  1.6

                                     Year
                                     ----
              2001 2002 2003 2004 2005 2006/E
              ---- ---- ---- ---- ---- ------
Billions
 of Gallons   1.7  2.7  2.9   3.9  3.6  4.0

Source Clean Fuels Development Coalition
Ethanol production estimates based on plants coming on line during 2006/US EIA.


All major automobile manufacturers in the world honor warranties for ethanol up to 10 percent. For specially designed vehicles, any combination of gasoline and ethanol (up to 85 percent ethanol) can be used. Most major manufacturers of power equipment, motor cycles, snowmobiles, and outboard motors endorse the use of ethanol blends in their products.

GOVERNMENT INCENTIVES

 TAX EXEMPTIONS

The federal government incentivizes ethanol production primarily by taxing it at a lower rate. This tax exemption equates to a 51 cents per gallon subsidy that is key to ethanol economics. Over the 25 year history of ethanol use, the tax exemption has been extended a half-dozen times through a variety of legislative vehicles. The substantial growth in the ethanol industry over the last 6 years has been due to a number of factors, with the tax exemption being the most fundamental. This tax incentive was recently extended and remains in effect through December 2010.

In addition to the reduced excise tax rate, our plant will be eligible for the small producer tax credit. This is a tax credit, i.e., a credit against tax liability, available to plants producing up to 60 million gallons per year, of which the first 15 million gallons per year would be eligible for a 10 cent per gallon credit, capped at $1.5 million per plant. This is a credit against tax liability and in the NEDAK limited liability company structure would be passed through to its members/investors, subject to other considerations discussed in this prospectus.

STATE INCENTIVES

Some states also provide various tax and production incentives. Nebraska has taken an aggressive role in bringing ethanol plants to the state by providing producer payments, the last of which applied to plants in production by June 2004. In our planning, no value has been attributed to those payments, although it is possible the program would be reinstated. Other states offer various incentives, including reduced tax rates of state motor fuel tax, that combined with the federal incentive provides sufficient incentive for marketers to buy ethanol products.

OTHER GOVERNMENT PROGRAMS

In addition to tax incentives, there are a variety of government programs through the Department of Agriculture and other agencies to assist in the development of ethanol projects. In our planning, no value has been attributed to these programs, although they may have value in the future.

CURRENT MARKETS AND FUTURE DEMAND

CLEAN AIR PROGRAMS. Ethanol has been used primarily as a gasoline extender and is added in 10 percent volume blends to extend fuel supplies. It also is used as an octane enhancer due to the fact that 10 percent ethanol blends add 3 points of octane. The national market for gasoline in the United States is approximately 140 billion gallons per year. It has not been difficult for a market of that size to absorb an additive like ethanol that represents less than 3 percent.

In addition to a steady demand as a gasoline additive for reasons of supply and octane, ethanol has an established value as an oxygenate. Provisions in the Clean Air Act Amendments of 1990 resulted in the establishment of two fuel formulations that changed the entire marketing outlook for ethanol. The first of these is designed to combat carbon monoxide and requires that wintertime fuels in certain areas contain an oxygen content that could only be met by ethanol or a methanol-based ether (MTBE). This has been an effective program with many of the cities experiencing carbon monoxide exceedances now coming into compliance.

The second key program utilizing oxygenates deals with ozone, or summertime smog, and is the Federal Reformulated Gasoline (RFG) Program. Nine U.S. cities, by federal law, and more than a dozen others, by local ordinance, have elected to use the RFG recipe for gasoline that controls a number of fuel properties such as vapor pressure and toxic content. Importantly, this formulation also requires a minimum oxygen content which could be met by using ethanol.

RECENT REGULATORY ACTIONS: THE NEW RENEWABLE FUELS STANDARD. Ethanol enjoyed a significant increase in demand over the last several years due to its role as an oxygenate in federal reformulated gasoline (RFG). Ethanol replaced its prime competitor which was the methanol-based ether called MTBE. The states of California, New York, and Connecticut (among others) banned MTBE due to water contamination issues resulting from leaking underground storage tanks. Because of the required oxygen content in the federal reformulated gasoline program, ethanol captured those markets. Other areas, including Midwestern markets such as Chicago, Illinois and Milwaukee, Wisconsin used ethanol for their clean air programs as well.

As of August 8, 2005 that program has been modified with the passage of the Energy Policy Act of 2005. This legislation eliminates the oxygen content requirement in RFG making use of oxygenates like ethanol optional for the petroleum industry in meeting clean air standards. The separate program in the Clean Air Act requiring oxygenates in the seasonal wintertime carbon monoxide control period continues and represents an annual demand of approximately 1 billion gallons for that purpose alone.

While the modifications to the year-round RFG program are likely to result in a decrease in ethanol demand for that specific purpose, the new energy legislation established a significantly larger demand, requiring by law an annual increase in production of approximately 700 million gallons per year for the next 6 years. With a 30 million gallon annual capacity, our ethanol plant should be able to take advantage of this new demand.

Section 1501 of the Energy Policy Act of 2005 establishes the requirement that all gasoline sold in the United States must meet a renewable requirement. This requirement can be met by ethanol or biodiesel. Ethanol is likely to capture the overwhelming majority of this renewable demand. Ethanol blends easily with gasoline and the gasoline market is 4 times the size of the diesel market. The legislation establishes a schedule for annual increases beginning with a level of 4 billion gallons in the year 2006. For 5 consecutive years following, the requirement increases by 700 million gallons per year. In the year 2012 the increase is 100 million gallons. (See Figure 2). The legislation requires no less than that in subsequent years with authority granted to the Department of Energy to increase the amount. Compliance with the renewable fuel requirement falls on a refiner and thus it is their choice where to use the product. It is, however, mandatory that they meet this requirement meaning that the demand for the total amount of ethanol should not be reduced in the foreseeable future.

                                    FIGURE 2

[Graphic Obmitted]   [Information given as text]   [see pdf.file for graphic]


              ETHANOL DEMAND FROM RENEWABLE FUEL STANDARD 2006-2012

                                                  YEAR

                             2006    2007    2008    2009    2010   2011  2012
                             ----    ----    ----    ----    ----   ----  ----
Billions of Gallons/Year      4      4.6     5.4     6.1     6.8    7.4   7.5


Source Clean Fuels Development Coalition

STATE AND REGIONAL PROGRAMS. Several state programs utilize ethanol, most notably Minnesota which requires all gasoline to contain 10 percent ethanol. The prospect of more states adopting a local requirement that either directly or indirectly requires ethanol is uncertain. A popular idea at one time, it has been replaced to some degree with state incentives that emphasize production. These incentives are generally viewed as providing more benefit to the state. However, given the recent growth of production, we believe some states are reconsidering the usage incentives as a complimentary program and may develop more incentives to use the ethanol as well as to produce it.

Between those state programs, the wintertime federal program, and the new renewable fuels standard, we believe ethanol demand will increase. Due to its success as a component of clean fuel formulas, it is possible ethanol will continue to assume some role in the federal RFG programs, even without it being a required component.

FLEET REQUIREMENTS: FEDERAL & STATE. Much of the discussion surrounding ethanol relates to its use in conventional 10% blends but the use of ethanol in much higher concentrations of 85 percent is a small, but growing market. E-85 is a blend of 15 percent gasoline and 85% anhydrous fuel grade ethanol. It is used in specially designed flexible fueled vehicles capable of operating on any combination of ethanol and gasoline up to 85 percent. E-85 provides significant emission reductions over conventional gasoline automobiles, including those operating on 10 percent ethanol blends. E-85 vehicles meet various fleet requirements under the Energy Policy Act of 1992 and the Clean Air Act that require alternative fuel use. An increasing number of such vehicles (estimated at over 3,000,000) are now on the road and will continue to be produced by U.S. automakers. A number of tax incentives have been implemented at the federal level to reduce the cost of installing refueling tanks. This has resulted in a substantial increase in the number of refueling stations nationwide.

E-85 use would count towards a refiner's renewable requirement under the proposed renewable fuels standard and for that reason also could result in an increase in demand for this sector. Because of the substantial reductions in greenhouse gas emissions, E-85 has the potential to provide great returns for ethanol producers but still sell at a price much lower than gasoline, making it an attractive market for both fleets and the general public.

PRICING. As noted previously, in an effort to promote development of ethanol Congress established a partial excise tax exemption for ethanol-blended fuels beginning in 1978, which currently is 5.1 cents of the total excise tax of 18.4 cents. A gallon of blended fuel (E-10) is one-tenth of a gallon of ethanol, so the 5.1 cents equates to 51 cents for the full ethanol gallon.

Ethanol prices have traditionally been based on the formula of adding the value of the excise tax exemption to the wholesale gasoline price. In an effort to provide margins for blenders to use the product, it then had to be discounted. Therefore, the historical value of ethanol has generally averaged within 2 cents of the price of regular unleaded gasoline (See Figure 3). The octane enhancement market is a significant element in the overall ethanol market. Adding 10 percent ethanol to regular unleaded gasoline increases the octane rating by 3 points thereby allowing it to be sold as a mid-grade or higher which often commands 10 to 15 cents more per gallon.

                                    FIGURE 3

[Graphic Obmitted]   [Information given as text]   [see pdf.file for graphic]


                            RACK/WHOLESALE REGULAR GASOLINE VS. NET ETHANOL,
                                           U.S. CITY AVERAGE

                   1990  1991  1992  1993  1994  1995  1996  1997  1998  1999  2000  2001  2002  2003  2004
                   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
                                                   Cents/Gallon
Unleaded Regular
  Without Ethanol   0.7  0.7   0.7    0.6  0.6   0.6   0.7   0.7   0.5   0.6   0.9   0.9    0.9  1.5   1.8

100% Ethanal        0.7  0.6   0.6    0.6  0.6   0.6   0.7   0.7   0.5   0.6   0.8   1.0    0.7  0.7   1.2



Source: Clean Fuels Development Coalition
Energy Information Administration

We believe future ethanol prices will be tied to future gasoline prices, albeit with some discounting. In our planning, we have assumed ethanol returns of $1.35 per gallon for the 10-year amortization period of the plant, even though ethanol prices have been above $2.00 per gallon for much of 2005. The assumption is based on the 10 year average ethanol price of $1.30 from 1995-2004 and weighting the last 5 year average of $1.40, which we believe is far more reflective of demand and value in the future. We will not be producing ethanol until 2007, making higher gasoline prices much more likely.

We cannot predict future prices and the effect demand has on price. As a required element of gasoline, as long as production is within the total volume needed, ethanol should retain its high value. NEDAK believes the floor will always be approximately the price of gasoline.

Crude oil prices are just one of the factors that determine gasoline price, but a key factor. Over the next 10 years we believe it is unlikely that crude oil will sustain a price less than $35-$45 per barrel, which would make it highly unlikely that gasoline would be produced at a lower price than its current 5 year average. Crude oil as of December 2005 continues to exceed the $60 per barrel level with indications it may go up in the near-term.

NEDAK MARKETING STRATEGY

The NEDAK Board has assessed the options for marketing the primary product from the plant, which is fuel grade ethanol. The primary goal in designing a marketing plan and strategy is to maximize the net back to the plant, and consequently maximize profits.

In order to capitalize on the low land acquisition costs, low local corn costs, and a number of other factors associated with siting the plant in Atkinson, NEDAK will transport ethanol to a rail transfer facility in nearby O'Neill, Nebraska.

The ethanol will be trucked to O'Neill (approximately 18 miles) by local Atkinson area truckers. Preliminary bids have been received indicating the transportation cost will be less than $400,000 per year and the board intends to enter into a trucking contract for a 3 year period with a renewal option.


In light of our ability to deliver ethanol to a nearby railhead, we considered the most beneficial way to market our ethanol. Given the increasingly competitive nature of ethanol sales, in order to secure the highest possible price we have elected to engage a professional marketing firm to manage sales of the ethanol. Serious consideration was given to hiring a full-time market and sales force. However, we believe the advantage of working with experienced marketers enhances the chances of receiving the best possible price on ethanol, and the greatest returns to the plant. We have had discussions with three potential marketing firms. We have not entered into a binding agreement with any firm, and we do not expect to do so until after plant construction begins.

We expect that our marketing firm will solicit orders from potential buyers and present them to us. The marketing firm will purchase our ethanol and resell it. The marketing firm will not guarantee to purchase all our ethanol. We normally will receive payment for each tank car of ethanol when delivered to the marketing firm. Ownership of each tank car of ethanol will pass to the buyer when the ethanol is loaded into the car, and we will not be responsible for losses during subsequent shipment.


In developing a preliminary storage and transportation strategy, NEDAK is assuming a 10 year constant/average ethanol sales price of $1.35. With transportation to the rail, and subsequent freight charges (reflecting national averages), NEDAK assumes a net back to the plant of $1.23 per gallon, that is, an average freight cost of $.12 per gallon. We have worked closely with officials from the Nebraska Northeast ("NENE") railroad to identify the most cost-effective transportation system and freight rates. NENE also may be able to help NEDAK secure significantly lower cost rail cars.

                                    FIGURE 4

    --------------------------------------------------------------------
                            Historical Ethanol Pricing
    --------------------------------------------------------------------
              YEAR                                 ETHANOL (GALLON)
    ----------------------------------- --------------------------------
              1984                                       1.55
    ----------------------------------- --------------------------------
              1985                                       1.49
    ----------------------------------- --------------------------------
              1986                                       1.05
    ----------------------------------- --------------------------------
              1987                                       1.08
    ----------------------------------- --------------------------------
              1988                                       1.07
    ----------------------------------- --------------------------------
              1989                                       1.14
    ----------------------------------- --------------------------------
              1990                                       1.22
    ----------------------------------- --------------------------------
              1991                                       1.14
    ----------------------------------- --------------------------------
              1992                                       1.24
    ----------------------------------- --------------------------------
              1993                                       1.08
    ----------------------------------- --------------------------------
              1994                                       1.18
    ----------------------------------- --------------------------------
              1995                                       1.16
    ----------------------------------- --------------------------------
              1996                                       1.39
    ----------------------------------- --------------------------------
              1997                                       1.21
    ----------------------------------- --------------------------------
              1998                                       1.09
    ----------------------------------- --------------------------------
              1999                                       1.03
    ----------------------------------- --------------------------------
              2000                                       1.34
    ----------------------------------- --------------------------------
              2001                                       1.54
    ----------------------------------- --------------------------------
              2002                                       1.16
    ----------------------------------- --------------------------------
              2003                                       1.27
    ----------------------------------- --------------------------------
              2004                                       1.70
    ----------------------------------- --------------------------------
     Source:  Clean Fuels Development Coalition; Nebraska Ethanol Board

OUR ETHANOL PLANT

        Our goal is to construct and operate an ethanol plant on the property previously described. We chose the plant site, which is southeast of the City of Atkinson, based on access to natural gas and water, proximity and cost of raw material supplies, proximity to product markets and amenity to construction. Assuming successful completion of the offering, we currently intend to break ground on the plant in the spring of 2006, but the timing of our breaking ground depends upon how long it takes us to raise the equity capital under this offering. In any event, we hope to break ground within 60 days after the completion of this offering, subject to weather conditions. The actual date we break ground also depends on how quickly we can successfully complete this offering. The elapsed time from ground breaking to mechanical completion of the plant is expected to take approximately 14 to 16 months. We estimate the total capital costs to construct, equip and start-up the plant are approximately $51.2 million. Our plant will consist principally of a raw storage and processing area; a fermentation area comprised principally of fermentation tanks; a finished product storage and distillation area; and a drying unit for processing distilled dried grains. We also plan to construct or lease a rail transfer facility near O'Neill, Nebraska, approximately 18 miles away, where ethanol will be held in a storage tank or railcars pending rail shipment.

        We anticipate that our ethanol plant will use a dry milling process to produce fuel-grade ethanol as its main product, in addition to the co-product distillers grains. Our plant will have a design capacity to produce 30 million gallons of ethanol per year (30 mgy), and we expect the plant to produce 200,000 tons of distillers grains annually.

DESCRIPTION OF DRY MILL PROCESS

        Our ethanol plant will produce ethanol by processing corn. The corn will be received by semi-trailer truck, and will be weighed and stored in a receiving building. It will then be transported to a scalper to remove rocks and debris before it is conveyed to storage bins. Thereafter, the corn will be transported to a hammermill or grinder where it is ground into a mash and conveyed into a tank for processing. We will add water, heat and enzymes to break the ground corn into a fine liquid. This liquid will be heat sterilized and pumped to a tank where other enzymes are added to convert the starches into glucose sugars. Next, the liquid is pumped into fermenters, where yeast is added, to begin a forty-eight to fifty hour batch fermentation process. A distillation process will divide the alcohol from the corn mash. The alcohol which exits the distillation process is then partially dried. The resulting 200 proof alcohol is pumped into storage tanks. Corn mash from the distillation process is then pumped into one of several centrifuges. Water from the centrifuges is dried into a thick syrup. The solids that exit the centrifuge or evaporators is called wet cake and is conveyed to dryers. Corn mash is added to the wet cake as it enters the dryer, where moisture is removed. This process produces distillers grains, which can be used as animal feed.

CORN SUPPLY AND CORN PRICES

        We anticipate that our ethanol plant will need between approximately 11 to 12 million bushels of corn per year, or 46,000 bushels per day, as the feedstock for its dry milling process. The grain supply for our plant will be obtained primarily from local markets. In the last five years, in the 10 county area surrounding the plant, corn production has averaged 79 million bushels annually.

        The price and availability of corn are subject to significant fluctuations depending upon a number of factors which affect commodity prices in general, including crop conditions, weather, governmental programs and foreign purchases. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We therefore anticipate that our plant's profitability will be negatively impacted during periods of high grain prices. Figure 5 below shows historical national average corn prices compared to average O'Neill, Nebraska (18 miles from our plant) elevator prices.

                               FIGURE 5

[Graphic Obmitted]   [Information given as text]   [see pdf.file for graphic]

  -------------------------------------------------------------------
  Average Annual Corn Prices 1995-2004
  -------------------------------------------------------------------
        Year             National Price    O'Neill Elevator Price
  -------------------------------------------------------------------
        1995                  $2.81                $2.56
        1996                  $3.92                $3.41
        1997                  $2.71                $2.47
        1998                  $2.30                $2.02
        1999                  $1.95                $1.69
        2000                  $1.96                $1.72
        2001                  $1.95                $1.81
        2002                  $2.23                $2.10
        2003                  $2.44                $2.22
        2004                  $2.36                $2.23
        2005                                       $1.84
  -------------------------------------------------------------------
      Average                 $2.46                $2.22
  -------------------------------------------------------------------
  Source:  U.S. Department of Agriculture; Durante Associates

TRANSPORTATION AND DELIVERY

        Substantially all the ethanol produced in our plant initially will be placed in one or more storage tanks at the plant site. Total storage capacity will be about 1 to 1.5 million gallons. From the plant site our ethanol will be transported by truck to our rail transfer facility in O'Neill, Nebraska, 18 miles away. The rail transfer facility will utilize a "rolling storage" concept, that is, we will store ethanol in rail cars to the extent they are available. We will also construct a storage tank at this facility. From the rail transfer facility our ethanol will be shipped to destinations throughout the country, as demand and marketing opportunities dictate.

        Distillers grains, our principal co-product, will be distributed to area purchasers by truck.

UTILITIES

        The production of ethanol is a very energy intensive process which uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations.

        ENERGY SERVICES. Presently, about 40,000 BTUs of energy normally are required to produce a gallon of ethanol. Our actual BTU per gallon requirements are estimated to be approximately 36,000 BTUs, if we are producing only distillers wet grain as a co-product. To the extent we use dryers to create modified wet grain or dried distillers grain, our energy usage will increase.

        NATURAL GAS. We anticipate that our plant will require a natural gas supply of at least 1.36 billion cubic feet per year at a minimum rate of 156 MCF per hour and at a minimum of 60 psig at the plant site. To access sufficient supplies of natural gas to operate the plant, a connection to a distribution pipeline approximately 6 miles from our site will be required. We have not entered into definitive agreement to construct such a connection. We estimate the cost of that connection will be approximately $650,000.

        We anticipate that natural gas may be procured from various suppliers on the open market and we could enter into a contract for distribution services that would include the costs of construction of the connection to the underground pipeline to our plant. We have received proposals from a natural gas supplier, although we currently have no agreement with a natural gas supplier. We anticipate entering into an agreement with a natural gas supplier shortly before we begin construction of the plant (which will be after the completion of this offering) and that the natural gas supply will be sufficient to meet our needs; however, a natural gas supplier may not guarantee that the natural gas supply will be uninterrupted. We intend to purchase a propane tank to serve as a back-up energy source in the event of interruption of our natural gas supply. We expect that our back-up propane tank will allow us to continue operations for about three to four days.


        Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations.

        ELECTRICITY. The proposed plant will require a continuous supply of 1.3 KVA, 12,400 volt electrical energy. We expect to purchase electricity from Nebraska Public Power District, but have not yet entered into any agreement with this utility regarding the specific type and nature of service to be provided. We anticipate doing so before we begin construction of the ethanol plant.

        WATER. We will require a significant supply of water. Fresh water requirements for a 30 mgy ethanol plant are approximately 300 gallons per minute. Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water (it does not come in contact with the mash) and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the effluent. This will have the long-term effect of lowering waster water treatment costs. Many new plants today are zero or near zero effluent facilities. At most, there should be no more than 30 gallons per minute of non-contaminated water. The water from the cooling tower and the boiler blow-down water will be put in a pond and eventually released to the environment. We anticipate that our water requirements will be supplied through the drilling of our own wells.

OUR PRIMARY COMPETITION

        We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our proposed ethanol plant will compete with other ethanol producers on the basis of price and, to a lesser extent, delivery service. We believe we can compete favorably with other ethanol producers due to our proximity to ample corn supplies at favorable prices. Historically, prices for corn grown in Nebraska have been lower, compared to prices for corn grown in other areas of the United States. And, corn, in the immediate area surrounding our plant, is among the lowest priced in Nebraska.

        During the last ten years, ethanol production capacity in the United States has grown from approximately 1 billion gallons per year to an estimated approximately 4 billion gallons per year. Plans to construct new plants or to expand existing plants have been announced which would increase capacity by approximately 600-700 million gallons per year and this increase in capacity may continue in the future. We cannot determine the effect of this type of an increase upon the demand or price of ethanol, although such plants may compete with us in the sale of ethanol and related products.

        The ethanol industry has grown to over 90 production facilities in the United States. Industry authorities estimate that these facilities are capable of producing approximately 4 billion gallons of ethanol per year. The largest ethanol producers include Archer Daniels Midland, Vera Sun, Cargill, and Abengoa Bioenergy, all of which are capable of producing more ethanol than we expect to produce. Figure 6 identifies the 11 existing ethanol plants in Nebraska, along with their production capacities.

                                    FIGURE 6

FUEL ETHANOL PRODUCTION CAPACITY
MILLION GALLONS PER YEAR (MGY)


NEBRASKA PLANTS
-----------------------------------------------------------------------------
Abengoa Bioenergy Corporation              York, NE            55
-----------------------------------------------------------------------------
AGP                                        Hastings, NE        52
-----------------------------------------------------------------------------
Archer Daniels Midland                     Columbus, NE        100
-----------------------------------------------------------------------------
Cargill, Inc.                              Blair, NE           85
-----------------------------------------------------------------------------
Chief Ethanol                              Hastings, NE        62
-----------------------------------------------------------------------------
Husker Ag, LLC                             Plainview, NE       24
-----------------------------------------------------------------------------
KAAPA Ethanol, LLC                         Minden, NE          40
-----------------------------------------------------------------------------
Midwest Renewable Energy, LLC              Sutherland, NE      15
-----------------------------------------------------------------------------
Nebraska Energy, LLC                       Aurora, NE          40
-----------------------------------------------------------------------------
Platte Valley Fuel Ethanol, LLC            Central City, NE    40
-----------------------------------------------------------------------------
Trenton Agri-Products                      Trenton, NE         30
-----------------------------------------------------------------------------
TOTAL CAPACITY                                                 543
-----------------------------------------------------------------------------
Source:  Clean Fuels Development Coalition
-----------------------------------------------------------------------------


        There are also current plans for new ethanol plants. None of the above Nebraska ethanol plants is located in close proximity to our proposed plant near Atkinson, Nebraska. The nearest ethanol plant listed above is in Plainview, Nebraska which is approximately 50 miles from Atkinson, Nebraska. Because of the significant distance between the existing ethanol plants in Nebraska and our plant site, there will be less competition for corn and other feedstock. We believe that there is sufficient feedstock available within the local community to supply our ethanol plant. The fact that there are other ethanol plants within the State of Nebraska should not significantly impact our ability to find customers for our ethanol or our distillers grains.

OTHER COMPETITION

        Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably.

COMPETITION FROM ALTERNATIVE FUEL ADDITIVES

        Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development by ethanol and oil companies with far greater resources than we have. New products or methods of ethanol production developed by larger and better financed competitors could provide them competitive advantages over us and harm our business.

MARKETING OF OUR ETHANOL AND DISTILLERS GRAINS


        ETHANOL. We expect to sell the ethanol produced by our plant in bulk through a single distributor. We believe that most of our ethanol will be sold into markets throughout the United States and will be shipped primarily by truck to our proposed rail transfer facility in O'Neill, Nebraska, and then by rail. The target market area for the ethanol produced at the plant is expected to include local, regional and national markets. The local and regional markets include the State of Nebraska, as well as markets in South Dakota, Kansas, Missouri, Indiana, Colorado, Minnesota, Illinois, Wisconsin and Iowa. We have had discussions with three prospective distributors, but have not entered into a binding agreement, and will not do so until after plant construction begins.


        Even if NEDAK sells its entire ethanol output to a single distributor, the selected ethanol distributor could market the NEDAK ethanol into three distinct markets: national, regional and local. Ethanol marketers typically evaluate demand, price and cost when determining the market to which they sell and will typically sell ethanol into the market paying the highest price which could be a national market.

        DISTILLERS GRAINS. We intend to develop an internal marketing and sales force to market and sell the distillers grains we produce and to keep all distillers grains marketing and sales efforts in-house. Our business is expected to enjoy a significant competitive freight advantage in the distillers grains market since we believe that a sufficient market is located within the plant's service area to consume the majority of the distillers grains we produce.

EMPLOYEES


        We currently have no paid employees. Jerome Fagerland, our president, devotes about 20 hours per week to our business. Our Vice President, Everett Vogel, and our Secretary-Treasurer, Timothy Borer, each devotes about 15 hours per week to our business. Our officers intend to continue volunteering a similar amount of their time to our business for the foreseeable future. Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 30 to 35 paid employees. The following table represents some of the anticipated positions within the plant and the minimum number of individuals we intend to employ for each position:

                POSITION                         NUMBER
                -------------------------------------------
                General Manager                  1
                Plant Manager                    1
                Controller                       1
                Marketing Staff                  1
                Lab Manager                      1
                Lab Technician                   1
                Secretary/Clerical               3
                Shift Supervisors                4
                Maintenance Supervisor           3
                Maintenance Craftsmen            6
                Plant Operators                 12

The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.

        We intend to enter into written confidentiality and assignment agreements with our officers and employees. Among other things, these agreements will require such officers and employees to keep strictly confidential all proprietary information developed or used by NEDAK in the course of its business.

DEVELOPMENT AND CONSTRUCTION PROCESS


        We have utilized the services of Durante Associates, ethanol project development consultants, to formulate our plan for constructing and operating an ethanol plant. We have entered into a Project Development Agreement and a Phase 2 Cooperation Agreement ("the Agreements") with Delta-T in connection with the design, construction and operation of the proposed ethanol plant. The Agreements are not a final construction contract, and can be terminated by either of the parties. No party has any obligation to enter into a binding definitive agreement. However, we have granted Delta-T a two-year right of first refusal to construct our plant, and if we select another developer to complete the engineering, procurement and construction of the plant, we must pay Delta-T 5% of the price of the other developer's contract. The Agreement obligates the parties to engage in good faith negotiations to prepare definitive agreements covering the provisions described in the Agreements.

        DELTA-T CORPORATION. Delta-T is acting as the developer for the project. Delta-T is a design and process engineering firm with experience in more than 50 ethanol projects worldwide. Delta-T has completed 10 ethanol plants, acting as engineering and procurement manager and, in some cases, as construction manager. Because of expected growth in ethanol plant construction, we do not know how many ethanol projects Delta-T will be handling while our construction project is proceeding. Delta-T partners with qualified construction firms to build ethanol plants.


        PRELIMINARY ENGINEERING PHASE. Delta-T is presently engaged in preliminary engineering, which involves setting parameters and preliminary specifications for constructing and equipping the plant. This phase should be completed by early 2006.


        PROCESS ENGINEERING PHASE. In this phase, Delta-T will do final estimates of parameters, including size and price of equipment for the plant and preliminary civil engineering work, such as site and road layout, grading and storm water management plans, and costs of footings, steel and utility hookups. At the conclusion of this phase Delta-T will solicit bids from suppliers or subcontractors in order to develop a final estimate for the cost of the plant. This phase should be completed in the first quarter of 2006.

        CONSTRUCTION AND TIMETABLE FOR COMPLETION OF THE PROJECT. Assuming the offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 14-16 months after construction commences. This assumes that we will be able to close this offering on July 1, of 2006. This schedule further assumes that site improvements, such as rough grading, are complete and the site is ready for construction when we close the offering. This schedule also assumes that weather, interest rates and other factors beyond our control do not upset our timetable. Factors or events beyond our control could hamper our efforts to complete the project in a timely fashion.


LEGAL PROCEEDINGS

        We are not currently a party to any legal proceedings.

REGULATORY PERMITS

        We will be required to obtain various environmental, construction and operating permits, as discussed below. We expect that Delta-T Corporation will be responsible for construction permits and registrations. The inability to obtain any necessary permit or to comply with the various environmental or other governmental regulations may have a material effect on our business and may prevent our proposed plant from being constructed.

        NEBRASKA AIR QUALITY PERMITS. We have hired HDR Engineering, Inc. to provide professional consulting and support services in air quality modeling, and permitting. We will be required to obtain an air quality construction permit from the Nebraska Department of Environmental Quality ("NDEQ") prior to construction. Preparation of the permit application is currently underway.

        NATIONAL POLLUTANT DISCHARGE ELIMINATION SYSTEM PERMIT. We must obtain a National Pollutant Discharge Elimination System Permit for any waste water discharges and surface water runoff. Specifically, we will use a significant amount of water per day to cool our closed circuit systems in the proposed ethanol plant and to produce ethanol. We will likely discharge the water into the Elkhorn River, although we may also be required to discharge it to a larger body of water. The National Pollutant Discharge Elimination System Permit application will be filed with the NDEQ. This permit must be applied for at least 180 days prior to any discharge. We have not applied for this permit, but plan to do so soon after we begin construction. There can be no assurance that this permit will be granted to us. If granted, we expect the permit will be valid for five years.

        WELL PERMITS. We plan to drill 3 separate wells near the ethanol plant to provide us with our necessary water supply. The Upper Elkhorn Natural Resources District considers these wells high capacity wells, and we must obtain a High Capacity Well Permit before we can begin digging the wells. To get this permit, we must apply to the Upper Elkhorn Natural Resources District, which will determine if the location of the well will support a sufficient water supply, and whether it is safe from any soil or ground water contamination. We are currently negotiating with a well construction company to provide us services for the digging and construction of these wells. We will apply for the required permits before we begin digging our wells.

        SPILL PREVENTION, CONTROL AND COUNTERMEASURES PLAN. We must prepare a spill prevention, control and countermeasures plan in accordance with standards set by the Environmental Protection Agency. The plan will outline our spill prevention measures for oil-based products such as denaturant and denatured ethanol. The plan must be reviewed and certified by a professional engineer.

NUISANCE

        Even if we receive all Nebraska environmental permits for construction and operation of the ethanol plant, we may be subject to the regulations on emissions by the Environmental Protection Agency. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from odors or other air or water discharges from the plant, although we do not expect any such claims.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

        Our Operating Agreement provides that the Board of Directors will be comprised of not less than 12 nor more than 18 members to be elected at the annual meeting of the members by the affirmative vote of members holding a majority of the outstanding membership interests. The Operating Agreement further provides for a staggered Board of Directors where each director is elected for a term of three years. Class I directors' terms expire at the 2007 annual meeting. Class II directors' terms expire at the 2008 annual meeting. Class III directors' terms expire at 2009 annual meeting. The initial classification of the board members was determined by random selection through a lottery. The following table shows the directors and officers of NEDAK as of the date of this prospectus:
                                                                  DIRECTOR TERM
              NAME           AGE             POSITION                 EXPIRES
              ----           ---             --------                 -------
Todd Shane                    42              Director                 2007
Gerald Winings                64              Director                 2007
Paul Corkle                   53              Director                 2007
Kirk Shane                    48              Director                 2007
Paul Seger                    66              Director                 2007
Jerome Fagerland              56       President and Director          2008
Clayton Goeke                 71              Director                 2008
Robin Olson                   44              Director                 2008
Everett Vogel                 52     Vice President and Director       2008
Timothy Borer                 41       Secretary Treasurer and         2009
                                              Director
Steve Dennis                  45              Director                 2009
Jeff Lieswald                 44              Director                 2009
Kenneth Osborne               62              Director                 2009
Richard Bilstein              59              Director                 2009

All officers serve without compensation and have been elected to serve until the next succeeding annual meeting and until their successors have been elected and qualified. We currently expect to hold our annual meeting in June of each year commencing in the year 2007. All directors are required to be members under our Operating Agreement.

BUSINESS EXPERIENCE OF DIRECTORS AND OFFICERS

        The following is a brief description of the business experience and background of the above-named officers and directors of NEDAK, all of whom have held their present positions for more than 5 years.

RICHARD BILSTEIN is a farm manager for Seger Farms, Atkinson, Nebraska.

TIMOTHY BORER is a farm manager for Galyen Land and Cattle, Atkinson, Nebraska.


PAUL CORKLE is a farmer and rancher in Atkinson, Nebraska, and is also the principal of Corkle Insurance Agency in Atkinson, which sells crop, hail, property and casualty insurance.


STEVEN DENNIS is the owner of O'Neill Grain Co., a grain elevator operator, in O'Neill, Nebraska.

JEROME FAGERLAND is the manager of the Atkinson, Nebraska Branch of Great Western Bank.

CLAYTON GOEKE is self employed as a farmer and rancher in the Atkinson area.

JEFF LIESWALD is an electrician employed by Agland Electric Motor in Atkinson, Nebraska.


ROBIN OLSON is Vice President of Olson Industries an Atkinson manufacturer of airport light bases, irrigation systems, commercial trash canisters, electric utility poles and other galvanized products.


KENNETH OSBORNE is the principal of Osborne Construction, Inc., a contractor based in Atkinson.

PAUL SEGER is the owner and operator of Seger Farms, President of Seger Grain and Trucking and President of Seger Funeral Home, Inc.

KIRK SHANE is a farm and ranch owner and operator in the Atkinson area.

TODD SHANE is a farmer in the Atkinson area.


GERALD WININGS is a farmer and manager of Atkinson Fertilizer, Inc., a blender and distributor of agricultural fertilizers.

EVERETT VOGEL is the owner and operator of Stuart Fertilizer and Grain, Inc. in Stuart, Nebraska, a blender and distributor of agricultural fertilizers.

        None of the officers and directors has experience in building, operating or managing an ethanol plant nor in the marketing, sale and distribution of ethanol or distillers grain products.


DIRECTOR COMPENSATION

        Currently no fees are being paid by NEDAK to the current Board of Directors members none are contemplated in foreseeable future. All directors, officers and employees of NEDAK receive reimbursement for expenses incurred by them on behalf of NEDAK.

COMMITTEES OF THE BOARD OF DIRECTORS

        We have not established a compensation committee. Our audit committee is comprised of directors Paul Seger, Chairman, Richard Bilstein, Paul Corkle, and Todd Shane. Our Operating Agreement permits the Board to establish committees having the authority of the Board of Directors. A committee may consist of one or more persons that need not be directors.

                             EXECUTIVE COMPENSATION

        We reimburse our officers for expenses incurred relating to services rendered on our behalf. The current officers of NEDAK will continue to serve without remuneration. NEDAK may hire a business manager to assist us in organizational business matters and we intend to recruit and hire permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries. We expect to offer typical health and other employee benefits.

EMPLOYMENT AGREEMENTS

        We have no employment agreements with any executive officer or director. We may in the future enter into employment agreements with our executive officers or other employees that we may hire.

                 CERTAIN TRANSACTIONS AND CONFLICTS OF INTEREST


        Conflicts of interest may arise in the future as a result of the relationships between and among our members, officers, directors and their affiliates, although our officers and directors have fiduciary duties to us. We do not have a committee of independent directors or members or an otherwise disinterested body to consider transactions or arrangements that result from conflicts of interest. Our Operating Agreement permits NEDAK to enter into agreements with directors, officers, members and their affiliates, provided that any such transactions are on terms no more favorable to the directors, officers, members (or their affiliates) than generally afforded to non-affiliated parties in a similar transaction. As of the date of this prospectus, NEDAK had not entered into any agreements with any of its directors, officers, members or their affiliates, except the letter of intent with Great Western Bank for debt financing.


        Our Board has adopted an Affiliated Transactions Policy which provides that all material affiliated transactions and loans must be made on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties, and that all material affiliated transactions and loans, or any forgiveness of loans, must be approved by:

        (a) a majority of the independent directors who do not have an interest in the transaction; or

        (b) the affirmative vote of members holding a majority of the outstanding membership interests, excluding the membership interests of members having an interest in the transaction.


The policy permits sales of corn and other feedstock by directors, officers, members or other affiliated parties to NEDAK, and all purchases of ethanol, distillers' grains and other co-products by directors, officers, members or other affiliated parties from NEDAK without the required approvals if the purchase or sale price is substantially equal to the then current market price and the transaction is on terms no less favorable to NEDAK than those that can be obtained from unaffiliated third parties. This policy was not applicable to the letter of intent with Great Western Bank, as that letter is not binding on either party and did not involve any payments by NEDAK. Any final loan agreement with Great Western Bank will be subject to this policy.


Conflicts of interest could arise in the situations described below:


        o We will engage in transactions with our directors or their affiliates with respect to the purchase of corn and the sale of distillers grains, although such transactions will be on the same terms and conditions as with non-affiliated persons or entities. We believe that excluding our directors and affiliates from such transactions would place unnecessary limits on our procurement and sales. Members will have no right to individually enforce the obligations of our directors or their affiliates in our favor.


        o Our directors' decisions regarding various matters, including expenditures that we make for our business, reserves for accrued expenses, including officers salaries and reimbursement of director's expenses, loan covenants, capital improvements and contingencies will affect the amount of cash available for distribution to members.

        o We will reimburse our directors for out-of-pocket expenses relating to our business. We do not have a reimbursement policy or guideline for determining what expenses will be reimbursed. We will review and reimburse all reasonable expenses that directors submit to us.


        o We have retained counsel that has assisted us in various aspects of our formation and development. We have not retained separate counsel on behalf of unit holders. Because all of our directors must be unit holders, we believe the directors' interests in our business are substantially the same as other unit holders.

        o Great Western Bank will receive fees as Escrow Agent and is expected to receive fees and interest as our principal long term lender. Jerome Fagerland, our President and a director, is employed by Great Western Bank. In those dual capacities, Mr. Fagerland could face conflicting interests in the future. For example, decisions by Great Western Bank to extend more credit to NEDAK, to modify the terms of any existing loan, or to take action in the event of a default, could be contrary to NEDAK's best interests.

The directors of NEDAK (including one former director) are the founders of the company and are its sole promoters. Our Board of Directors purchased 105 membership units for $525,000 in 2004 and 2005 to capitalize NEDAK. Each of the 15 directors loaned NEDAK $1,000 at that time. In December, 2005, directors purchased a total of 154 additional units for a total of $770,000. See "Units Beneficially Owned by Directors and Officers." In addition, each present director has verbally agreed to guarantee, at no cost to NEDAK, $10,000 of a proposed letter of credit expected to be issued by Great Western Bank in favor of KN Energy in order to reserve pipeline space for our anticipated natural gas requirements. The letter of credit has not yet been issued and its precise terms are not presently known.


               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

        As permitted by the Nebraska Limited Liability Company Act, NEDAK's Operating Agreement provides that no director will be personally liable to NEDAK or its members for monetary damages for any action taken in good faith and reasonably believed by them to be in the best interest of NEDAK, or in reliance on the Operating Agreement or Articles of Organization, or for good faith errors of judgment. Directors are liable only for intentional misconduct or gross negligence in the performance of their duties as directors.


        NEDAK's Operating Agreement also provides that NEDAK must indemnify its directors and officers to the fullest extent permitted by law; provided, that directors and officers are not entitled to indemnification under the Operating Agreement if a court determines that the losses or liability resulted primarily from the gross negligence or intentional misconduct of such director or officer. To the extent that this indemnification obligation might apply to indemnification arising under the federal securities laws, the securities and Exchange Commission believes that such indemnification is contrary to public policy and therefore unenforceable.

        There is no pending litigation or proceeding involving a director, officer, employee or agent of NEDAK as to which indemnification is being sought. We are not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or agent.

                         DESCRIPTION OF MEMBERSHIP UNITS

MEMBERSHIP UNITS

Ownership rights in NEDAK are evidenced by membership units. Each membership unit represents a pro rata ownership interest in NEDAK's capital, profits, losses and distributions and the right to vote and participate in the management of NEDAK as provided in the Operating Agreement. NEDAK maintains a membership register setting forth the name, address, capital contributions and number of units held by each member at its principal office. There are no limits under our Articles of Organization or our Operating Agreement on the total amount of membership units that the Board of Directors may issue.

MAXIMUM OWNERSHIP PERCENTAGE

        Under our Operating Agreement, no member can own more than 30% of the total issued and outstanding membership units. The calculation of the 30% limitation includes the number of membership units owned by you and your spouse, children, parents, brothers and sisters, and any membership units owned by any corporation, partnership or other entity in which you or your family members owns or controls a majority of the voting power.

CUMULATIVE VOTING FOR MEMBERS

        Each membership unit is entitled to one vote per unit except that voting is cumulative in the election of directors. With cumulative voting, each member is entitled to as many votes as the total number of units held of record by such member multiplied by the number of directors to be elected at the meeting. Each member is then entitled to cumulate his votes and cast all of them for one nominee or distribute them among any or all of the nominees in such proportion as the member may desire. The nominees receiving the highest number of votes on the foregoing basis, up to the total number of directors to be elected at the meeting, will be elected.

NO PREEMPTIVE RIGHTS

        Our Operating Agreement denies preemptive rights to members of NEDAK. If we decide to issue additional membership units in the future, we could do so without first offering the additional units to you which would dilute your percentage of membership interests in NEDAK. If we sell additional membership units, the sale price may be higher or lower than what you are paying in this offering and depending on the value of the units at the time of issuance, may dilute the value of your membership units.

CHANGE OF CONTROL LIMITATIONS

        There are limitations on the acquisition of our membership units and changes in control of NEDAK. Our Operating Agreement contains certain provisions that could delay, defer or prevent a change in control of NEDAK, including the following:

        o OWNERSHIP LIMIT. Under our Operating Agreement, no member can own more than 30% of the total issued and outstanding membership units. This limitation may have the effect of precluding a change in control of NEDAK by a third party, even if the change of control would be at a premium price for our members, or otherwise be in their best interests.

        o STAGGERED BOARD. Our Board of Directors consists of 14 members, which are divided into three classes of directors, with each class serving staggered three-year terms. The classification of the Board of Directors into three classes will make it more difficult for members to change the composition of the Board of Directors because only a minority of the Directors can be elected at once. The staggered Board could also discourage a third party from attempting to obtain control of NEDAK, even though this attempt might be beneficial to our members.

        o LIMITATIONS ON AMENDING THE OPERATING AGREEMENT. Our Operating Agreement may be amended only upon an affirmative vote of two-thirds of the members of our Board of directors, or upon an affirmative vote of two-thirds majority in interest of the members. These supermajority voting requirements for amending our Operating Agreement make it more difficult to change the restrictions noted above which impede or prevent a change of control of NEDAK.

        o RESTRICTIONS ON CALLING A SPECIAL MEETING OF MEMBERS. Our Operating Agreement permits a special meeting of members to be called by the Chairman of the Board, or by any three directors. If neither the Chairman nor three directors will call a special meeting, our Operating Agreement requires written demand by members holding 10% of our outstanding membership interests to call a special meeting. This requirement may make it more difficult for members holding small amounts of membership interests to effect the call of a special meeting of members.

RESTRICTIVE LEGEND ON MEMBERSHIP CERTIFICATE

        We will place on your membership certificate or any other document evidencing ownership of our membership units, restrictive legends similar to the following:

The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of NEDAK Ethanol, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of NEDAK Ethanol, LLC.

CORPORATE LAW COMPARISON

        The following table compares certain of your rights as a member of NEDAK under our Operating Agreement to your rights under the Nebraska Limited Liability Company Act and limited liability company law and to the rights of a shareholder of a corporation under the Nebraska Business Corporations Act.


              NEBRASKA LIMITED
                 LIABILITY             NEBRASKA
                COMPANY ACT          CORPORATE LAW                 OPERATING AGREEMENT
             ----------------- ------------------------  ------------------------------------------
MEMBER      The Nebraska       Under the Nebraska        Our Operating Agreement is based on
ACCESS TO   LLC                Business Corporation      Nebraska corporate law and provides
RECORDS     Act and Nebraska   Act, upon five days       the following:
            LLC law is silent. written notice, a
                               shareholder can inspect   Upon five days written notice, to NEDAK,
                               and copy:                 you have the right to inspect
                               (a) a corporation's       and copy during regular business
                               Articles of               hours at NEDAK's principal office the
                               Incorporation and all     following records:
                               amendments; (b) the
                               bylaws of the             (1) Articles or Restated Articles of
                               corporation;              Organization and all amendments
                               (c) resolutions passed    thereto currently in effect; (2) our
                               by the directors          Operating Agreement and all
                               creating a new series     restatements and amendments currently
                               or class of stock and     in effect; (3) minutes of all member
                               setting the related       meetings and records of all action
                               rights and                taken by members without a meeting
                               preferences; and          for the past 3 years; (4) all written
                               (d) minutes of the        communications to the members
                               shareholders meeting      generally within the past three
                               and all written           years; (5) annual financial
                               communications to the     statements that include a balance
                               shareholders for the      sheet as of the end of the fiscal
                               past three years          year, an income statement for that
                                                         year and a statement of changes in
                               Upon five days notice,    members' equity for that year unless
                               a shareholder can also    such information appears elsewhere in
                               inspect the records       the financial statements, along with
                               identified below if       the accountant's report if the annual
                               (a) the shareholder's     financial statements are reported
                               demand to inspect and     upon by a public accountant; (6) a
                               copy the records is       list of the names and business
                               made in good faith and    addresses of NEDAK's current
                               for a proper purpose;     directors and officers; and (7) the
                               (b) the shareholder       most recent annual report delivered
                               describes with            by NEDAK to the Nebraska Secretary of
                               reasonable                State.
                               particularity his or
                               her purpose and the       Upon five days prior written notice
                               records he or she         to NEDAK, you also have the right to
                               desires to inspect;       inspect and copy during regular
                               and (c) the records       business hours at a reasonable
                               are directly connected    location specified by NEDAK any of
                               with the shareholder's    the following records if (a) your
                               purpose:                  demand is made in good faith and for
                                                         a proper purpose; (b) you describe
                               (1) excerpts from         with reasonable particularity your
                               minutes of any meeting    purpose and the records you desire to
                               of the board of           inspect; and (c) the records are
                               directors, records of     directly connected with your purpose:
                               any action of a
                               committee of the board    (1) excerpts from minutes of any
                               of directors while        meeting of the Board of Directors,
                               acting in place of the    records of any action of a committee
                               board of directors on     of the Board of Directors while
                               behalf of the             acting in place of the Board of
                               corporation, minutes      Directors on behalf of NEDAK, minutes
                               of any meeting of the     of any meeting of the members, and
                               shareholders, and         records of action taken by the
                               records of action         members or Board of Directors without
                               taken by the              a meeting; (2) accounting records of
                               shareholders or board     NEDAK; and (3) the membership
                               of directors without a    register.
                               meeting,
                               (2) accounting records
                               of the corporation;
                               and (3) the
                               shareholders record.

                                       47

RIGHT TO     The Nebraska      Nebraska corporate law    Our Operating Agreement is silent,
FILE A       LLC Act and       provides that no          and members would be subject to court
DERIVATIVE   Nebraska LLC      shareholder may           interpretations of the Nebraska LLC
LAWSUIT      law is silent.    commence or maintain a    Act and LLC law.
                               derivative proceeding
             In the absence    unless he or she
             of statutory      (1) was a shareholder
             provisions,       of the corporation at
             courts may look   the time of the act or
             to corporate      omission complained of
             law to decide     or became a
             if a derivative   shareholder through
             suit can be       transfer by operation
             maintained.       of law from one who
                               was a shareholder at
                               such time; and (2) fairly
                               and adequately represents
                               the interest of the
                               corporation in enforcing
                               the right of the corporation.

VOTING ON    The Nebraska      Unless the Articles of    Our Operating Agreement requires
MERGERS AND  LLC Act           Incorporation require     members holding more than two-thirds
SALE OF      requires the      a greater vote, the       of the membership interests to
ASSETS       approval of any   Nebraska Business         approve: (a) the sale, exchange,
             merger or         Corporation Act           lease, mortgage, pledge or other
             consolidation     requires the approval     transfer of all or substantially all
             by at least a     of a two-thirds           of the assets of NEDAK other than in
             majority in       majority of the           the ordinary course of business; and
             interest of the   shareholders of any       (b) the merger or consolidation of
             members unless    merger.                   NEDAK with another entity.
             the Operating
             Agreement
             requires a
             greater vote.

VOTING ON    The Nebraska      Unless the Articles of    Our Operating Agreement requires
DISSOLUTION  LLC Act           Incorporation require     unanimous written approval of the
             requires the      a greater vote, the       members to dissolve NEDAK in
             unanimous         Nebraska Business         accordance with the Nebraska LLC Act.
             written           Corporation Act
             agreement of      requires the approval
             all members to    of a two-thirds
             dissolve a        majority of the
             limited           shareholders to
             liability         dissolve a corporation.
             company.


                        RESTRICTIONS ON TRANSFER OF UNITS

FOR THE REASONS DESCRIBED BELOW, INVESTMENT IN NEDAK SHOULD BE UNDERTAKEN ONLY BY THOSE INVESTORS WHO CAN AFFORD AN ILLIQUID INVESTMENT AND WHO DO NOT INTEND TO RESELL OR TRANSFER THEIR MEMBERSHIP UNITS.

ALL TRANSFERS ARE SUBJECT TO A DETERMINATION THAT THE TRANSFER WILL NOT CAUSE NEDAK TO BE DEEMED A PUBLICLY TRADED PARTNERSHIP.

        We have restricted your ability to transfer your membership units to ensure that NEDAK is not deemed a "publicly traded partnership" and thus taxed as a corporation. Under the Operating Agreement, no transfers may occur without the approval of the Board of Directors. The Board of Directors will only permit transfers that fall within "safe harbors" contained in the publicly traded partnership rules under the Internal Revenue Code. These include:


        o  certain "block transfers",


        o  transfers by gift,

        o  transfers upon the death of a member,

        o  intra-family transfers and

        o other transfers during the tax year that, in the aggregate, do not exceed 2% of the total outstanding membership units.

Any transfer in violation of the publicly traded partnership requirements or without the prior consent of the Board will be null and void.

                     SUMMARY OF RESTATED OPERATING AGREEMENT

        Your rights and obligations as a member of NEDAK will be governed by the Restated Operating Agreement (the "Operating Agreement"). A copy of the Operating Agreement is attached hereto as Appendix A. Before buying any membership units you should carefully study the Operating Agreement in its entirety. The following summary is qualified in its entirety by reference to the full text of the Operating Agreement. The following provisions of our Operating Agreement are summarized in greater detail elsewhere in this prospectus:

        o  For distributions, please see "Distribution Policy";

        o For limitation of liability and indemnification of directors and officers, please see "Limitation of Liability and Indemnification Matters";

        o For federal income tax issues, please see "Federal Income Tax Consequences of Owning Our Membership Units."

ORGANIZATION AND DURATION

        We were organized on December 15, 2003 as a Nebraska limited liability company. We will continue to operate until our members or a court determines that we should dissolve, liquidate and wind up our business.

PURPOSE

        Our purpose is to construct, own and operate an ethanol plant. In addition, we may engage in any other business or activity as long as our directors approve the activity, and it does not violate Nebraska law. We may engage in any transactions that are necessary, appropriate and proper to further our purpose.

MEETINGS

        Under the Operating Agreement, the annual meeting of Members must be held between January 1 and June 30 each year to transact business which comes before the meeting. Starting in 2007, NEDAK currently intends to hold annual meetings of the members in June. Special meetings of the members may be called by the Chairman of the Board, by any three directors, or by member(s) holding 10% of the outstanding membership interests.

        Special meetings will be held at the principal place of business of NEDAK, or elsewhere as the notice of such meeting shall direct. You may attend any meeting in person or by proxy. Written notice to all members stating the date, time and place of the meeting and a description of the purpose(s) of the meeting must be mailed, not fewer than 10 nor more than 60 calendar days before the date of the meeting. Members holding at least a majority in interest represented in person or by proxy constitutes a quorum at any meeting of members.

RIGHTS AND OBLIGATIONS OF MEMBERS

        Nebraska law currently requires unanimous consent of all members to dissolve and wind up a Nebraska limited liability company. In the event that Nebraska law changes to require approval of members holding less than two-thirds, the dissolution and winding up of NEDAK will require the affirmative vote of members holding two-thirds of the membership interests.

        Two-thirds of the membership interest may vote to approve the sale, exchange or other disposition of all, or substantially all, of NEDAK's assets (other than in the ordinary course of NEDAK's business) which is to occur as part of a single transaction or plan; and the merger or consolidation of NEDAK with another entity. Individual members do not have the authority or power to act for or on behalf of NEDAK, to do any act that would be binding on NEDAK or to incur any expenditures on behalf of NEDAK.

        You do not have the right to withdraw from NEDAK as a member except as permitted in the Operating Agreement covering transfers of membership interests. You do not have preemptive rights to acquire any additional membership units or other interest in NEDAK.

ACCESS TO BOOKS AND RECORDS

        Upon five days written notice to NEDAK, you have the right to inspect and copy during regular business hours at NEDAK's principal office NEDAK's Articles or Restated Articles of Organization, current Operating Agreement, minutes of all member meetings and records of all action taken by members without a meeting for the past three years, annual financial statements along with the accountant's report if the annual financial statements are reported upon by a public accountant, a list of the names and business addresses of NEDAK's current directors and officers, and the most recent annual report delivered by NEDAK to the Nebraska Secretary of State.

MEMBER LIABILITY TO NEDAK

        Your liability is limited as set forth in the Operating Agreement, the Nebraska Limited Liability Company Act and other applicable law. You are not personally liable for any debts or losses of NEDAK beyond your respective capital contributions as set forth in the Operating Agreement, except, if you receive a distribution made by NEDAK which is either in violation of the Operating Agreement, or made when NEDAK's liabilities exceed its assets (after giving effect to the distribution). You remain liable to NEDAK for a period of six years after such distribution for the amount of the distribution.

MANAGEMENT OF NEDAK

        The Board of Directors manages, directs and controls the business and affairs of NEDAK. Except for situations in which the approval of the members is required by the Operating Agreement or by applicable law, the Board has the full and complete authority, power and discretion to manage and control the business, affairs and properties of NEDAK, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of NEDAK's business.

        The Board of Directors has 14 directors who are elected at the annual meeting of the members. The Operating Agreement provides for a staggered Board of Directors where each director is elected for a term of three years.

        o Class I directors' terms expire at the 2007 annual meeting.

        o Class II directors' terms expire at the 2008 annual meeting.

        o Class III directors' terms expire at the 2009 annual meeting.

        The initial classification of the board members was determined by random selection through a lottery. Each director shall hold office for the respective term until a successor shall have been elected and qualified. Directors do not need to be residents of the State of Nebraska, but must be members of NEDAK.

        Members of the Board must perform their duties as directors in good faith, in a manner he or she reasonably believes to be in the best interests of NEDAK. Each member of the Board must use such care as an ordinarily prudent person in a like position would use under similar circumstances.

        The Board does not, in any way, guarantee the return of your capital contributions or a profit for you from the operations of NEDAK. The Board shall not be liable to NEDAK or to any member for any loss or damage sustained by NEDAK or its members, unless the loss or damage shall have been the result of gross negligence or intentional misconduct in the performance of their duties as directors.

        A director may resign at any time by giving written notice to the members of NEDAK, effective upon receipt of the notice or at such later time as shall be specified in such notice. The resignation of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

        At a meeting called expressly for that purpose, a director may be removed at any time, with or without cause, by the affirmative vote of members holding more than 50% of the percentage interests. The removal of a director who is also a member shall not affect the director's rights as a member and shall not constitute a withdrawal of a member.

ALLOCATIONS OF PROFITS AND LOSSES

        We will allocate NEDAK's profits and losses to you according to your membership interest, as adjusted from time to time. The Board will determine whether to distribute or retain the profits. The Board may agree to distribute cash to the members irrespective of profits. The Board may agree to distribute in kind property held by NEDAK.

CAPITAL ACCOUNTS AND DISTRIBUTIONS

        You will have a capital account on the books of NEDAK. We will CREDIT your capital account with the following:

        (i) the cash and the fair market value of any property other than cash contributed by you to the capital of NEDAK;

        (ii) your allocable share of profits and any items of income or gain which are specially allocated to you; and

        (iii)the amount of any company liabilities assumed by you which are secured by any property of NEDAK distributed to you.

        We will DEBIT your capital account for the following:

        (i) the cash and the fair market value of any property other than cash distributed to you;

        (ii) your allocable share of losses and any items of expense or loss which are specially allocated to you; and

        (iii)the amount of any of your liabilities assumed by NEDAK or which are secured by any property contributed by you to NEDAK.

        NEDAK will distribute information regarding individual members' capital accounts on an annual basis in connection with the distribution of tax reporting information. In addition, NEDAK will distribute annual reports to you in accordance with state and federal laws and will file quarterly reports with the SEC as required under applicable laws. You may request, in writing, copies of NEDAK's quarterly reports.

TRANSFER OF INTERESTS IN NEDAK

        You may not transfer all or any portion of your interest under any circumstance without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board of Directors. The Board will not approve any transfer if the Board determines the transfer would cause NEDAK to be treated as a "publicly traded partnership". Transfers that violate any restrictions of the Operating Agreement or applicable law are null and void with no force or effect whatsoever, and the intended transferee will not acquire any rights in the membership unit. You must submit a written request to transfer your membership units to the Board of Directors describing the terms of the proposed transfer. Notwithstanding the receipt of such request, the Board of Directors cannot guarantee that the request will be honored by the requested transfer date, if at all.

        Subject to the 30% maximum ownership limitation set forth in the Operating Agreement and subject to Board approval, the following transfers are "permitted transfers":

        (a) a "block transfer", which is a transfer by a member and any related persons (as defined in the Internal Revenue Code) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in NEDAK; or

        (b) a transfer or series of related transfers by one or more members (acting together) which involves the transfer of 50% or more of the outstanding units; or

        (c)  a transfer effected through a qualified matching service; or

        (d) a transfer BY GIFT OR BEQUEST ONLY to a spouse or child of such transferring member, or to a trust established for the benefit of such spouse or child, or to an existing member of NEDAK upon 10 days' prior written notice to NEDAK of such gift or bequest.

        (e) other transfers during the tax year that, in the aggregate, do not exceed 2% of the total outstanding membership units.

NO SALES OR TRANSFERS, INCLUDING PERMITTED TRANSFERS, MAY BE MADE WITHOUT PRIOR BOARD APPROVAL.

        The Board of Directors, in its sole discretion, may also require the following prior to the approval of any transfer of membership units:

        o an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board concerning the securities and tax law aspects of the transactions;

        o such documents and instruments of conveyance executed by the transferor and transferee as may be requested by counsel to NEDAK;

        o  the transferor's membership certificate;

        o the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit NEDAK to file all required federal and state tax returns and other legally required information statements or returns; and

        o other conditions on the transfer of units adopted by the Board from time to time as it deems appropriate.

FAIR MARKET VALUE

        Fair market value of a membership interest on any date will be equal to the most recent fair market valuation determination of the per membership unit value by the Board in good faith; provided, that the valuation will be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the fair market value, but is not under any obligation to do so. The fair market value of NEDAK's membership units shall be determined at least annually, generally as of the end of each fiscal year; however, the Board, in its sole discretion, may have fair market valuations of NEDAK performed at any time or from time to time during any year. Except as otherwise specifically provided in the Operating Agreement, the Board will use the results of the most recent valuation in determining the fair market value of a membership interest. No member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the fair market value of NEDAK or a membership interest. The Board will not establish the fair market value more than four times during NEDAK's taxable year.

TRANSFER UPON DEATH OF A MEMBER

        If you die, your estate or personal representative may request that NEDAK repurchase your interest within 120 days after your death. NEDAK is not obligated to repurchase your membership units and we cannot assure you that NEDAK will have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use NEDAK's cash on hand for such purpose. The purchase price will be the fair market value of your interest in effect as of the date of receipt of notification of your death. Your estate or personal representative may exercise this right by providing written notice to NEDAK within 120 days after the date of your death; provided, however, NEDAK will not repurchase such interest earlier than 60 days after NEDAK receives notice of the repurchase request. Transfers upon death are subject to a determination by the Board that the transfer will not cause NEDAK to be deemed a publicly traded partnership.

PAYMENT TERMS

        If the purchase price for an interest transferred due to death exceeds $10,000, NEDAK has the right to pay for the interest purchased by paying $10,000 at closing and executing a promissory note for the balance of the purchase price. NEDAK must pay the promissory note in five equal annual installments due on the anniversary date of the closing and the promissory note will accrue interest at a rate determined by the Board which will not be less than the then current prime rate. NEDAK may prepay the promissory note, in whole or in part, at any time without penalty or premium. NEDAK may increase or decrease the purchase price by an amount equal to any indebtedness owed the selling member by NEDAK, or the deduction of any indebtedness owed NEDAK by the selling member, or both.

EFFECTIVE DATE OF TRANSFERS

        The effective date for any transfer of membership unit will be the day of the month and year:

        (i) in which the transfer occurs (as reflected by the form of assignment); AND

        (ii) the transferee's name and address and the nature and extent of the transfer are reflected in the records of NEDAK;

PROVIDED, HOWEVER, the effective date of a transfer for purposes of allocation of profits and losses and for distributions shall be determined as follows: The Board may establish interim periods in which transfers may occur for purposes of making allocations of profits and losses, and distributions; PROVIDED, HOWEVER, the Board shall provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods. The Board will use the interim transfer periods as the effective date for adjusting capital accounts and/or making distributions. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions with respect to allocations and distributions.

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

REDEMPTION OF A MEMBER

        You may request a repurchase of your membership units by NEDAK upon 60 calendar days' prior written notice to the Board of Directors. The redemption price will be the fair market value of your interest in effect as of the date of receipt of your request for redemption payable in a simple payment. NEDAK is not obligated to repurchase your membership units and we cannot assure you that NEDAK would have sufficient liquidity to agree with any request for redemption, or that the Board of Directors in its discretion would agree to use NEDAK's cash on hand for such purpose. Redemption transfers are subject to a determination by the Board that the transfer will not cause NEDAK to be deemed a publicly traded partnership.

DISSOLUTION AND WINDING UP

        The dissolution and winding up of NEDAK under Nebraska law currently requires unanimous consent of all members. In the event that Nebraska law changes to require approval of members holding less than two-thirds, the dissolution and winding up of NEDAK will require the affirmative vote of members holding two-thirds of the membership interests.

        NEDAK may also be dissolved and its affairs wound up as otherwise required or permitted by the Nebraska Limited Liability Company Act.

        The Board is responsible for winding up NEDAK's affairs if dissolved. Unless prohibited by Nebraska law, if NEDAK dissolves, the Board will distribute NEDAK's assets as set forth below unless otherwise prohibited by applicable law. The Board is authorized to do all acts authorized by law to wind up NEDAK's affairs, including, the right to sell NEDAK's assets or to distribute the assets in kind to the members.

        The fair market value of NEDAK's assets will be determined, including the value of any real or personal property held by NEDAK in accordance with the terms of the Operating Agreement.

        The Board will distribute NEDAK's assets in the following manner and order:

        (1) to the claims of all creditors of NEDAK, including members who are creditors, to the extent permitted by law, in satisfaction of liabilities of NEDAK, other than liabilities for distributions to members;

        (2) to members and former members in satisfaction of liabilities for distribution, pursuant to Section 21-1625(1)(b) of the Nebraska Limited Liability Company Act, and

        (3) to the members with positive capital account balances in accordance with their percentage interests.

        If you are entitled to a distribution of any of NEDAK's assets upon dissolution, you will receive your share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from member to member. If NEDAK cannot return the full amount of your capital contribution, you have no recourse against the Board of Directors, NEDAK or against any other member.

        You will have no liability to NEDAK, to the other members, or to the creditors of NEDAK on account of any deficit balance in your capital account balance, except to the extent such deficit arises from your failure to contribute the full amount of your agreed upon capital contribution or any additional agreed upon capital contribution.

AMENDMENTS

        Amendments to the Operating Agreement may be adopted upon the affirmative vote of two thirds of the members of the Board. The Operating Agreement may also be amended upon an affirmative vote of two-thirds majority in interest of the members. If the Board materially modifies or amends the Operating Agreement, the Board will send notice to the members of the material change within a reasonable period of time after the effective date of the modification or amendment.

                            INCOME TAX CONSIDERATIONS
                         OF OWNING OUR MEMBERSHIP UNITS

        The following description of federal income tax considerations relating to the tax treatment of NEDAK and its members is based on current law and is not to be construed as tax advice. The description is not intended to represent a detailed description of all federal income tax consequences applicable to you. The description is based on current provisions of the Internal Revenue Code, current and proposed Regulations ("Regulations"), court decisions and other administrative rulings and interpretations. These sources are subject to change and these changes may be applied retroactively. We cannot provide any assurance that any such change, future provisions of the Internal Revenue Code ("I.R.C.") or other legal authorities will not alter significantly the tax considerations we describe in this description. No information regarding specific state and local taxes is provided.

        YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES TO YOU ON THE PURCHASE, OWNERSHIP AND SALE OF THE MEMBERSHIP UNITS. THIS SECTION IS NOT TO BE CONSTRUED AS TAX ADVICE OR AS A SUBSTITUTE FOR CAREFUL TAX PLANNING.


        Except as expressly noted, the statements and conclusions contained in this section constitute the opinion of NEDAK management regarding general federal income tax consequences of owning our units. No rulings have been or will be requested from the IRS concerning any of the tax matters we describe and no opinion of counsel has been or will be obtained. Accordingly, the IRS or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes. A challenge by the IRS of our reporting positions, if successful, would likely result in an adjustment with respect to a member's individual tax returns.


        WE ARE NOT MAKING ANY TAX REPRESENTATIONS TO YOU. We cannot make any representations or warranties of any kind that any federal income tax advantages of an investment in NEDAK will be available to you. You are strongly urged to consult your own tax advisor prior to your investment in NEDAK.

TAX STATUS OF NEDAK

        Flow-through tax treatment and the ability to make cash distributions to members without incurring an entity level federal income tax depends on the treatment of NEDAK as a "partnership" for income tax purposes. We expect to be taxed as a partnership for federal income tax purposes. This means that NEDAK will pay no federal income tax and members will pay tax on their allocable share of NEDAK's net income. Under Regulations known as the "check-the-box" regulations, an unorganized entity such as a limited liability company will be taxed as a partnership unless the entity is considered a "publicly traded partnership" or the entity affirmatively elects to be taxed as a corporation. We will not elect to be taxed as a corporation and will endeavor to take such steps as are feasible and advisable to avoid classification as a publicly traded limited partnership.

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

        If we fail to qualify for partnership taxation for whatever reason, we will be treated as a "C corporation" for federal income tax purposes. As a "C corporation," NEDAK will be taxed on its taxable income at corporate rates then in effect, distributions would generally be taxed again to members as corporate dividends, and the members will not be required or allowed to report their share of NEDAK's income, gains, losses or deductions on their tax returns. Because a tax would be imposed upon NEDAK as an entity, the cash available for distribution to members would be reduced by the amount of tax paid which could cause a reduction in the value of the membership units.

PUBLICLY TRADED PARTNERSHIP RULES

        To qualify for taxation as a partnership, NEDAK cannot be considered a "publicly traded partnership" under I.R.C. Section 7704. Generally, the Internal Revenue Code provides that a publicly traded partnership will be taxed as a corporation.

        THE INTERNAL REVENUE CODE DEFINES A PUBLICLY TRADED PARTNERSHIP AS A PARTNERSHIP WHOSE INTERESTS ARE TRADED ON AN ESTABLISHED SECURITIES MARKET, OR ARE READILY TRADABLE ON A SECONDARY MARKET (OR THE SUBSTANTIAL EQUIVALENT THEREOF). Although there is no legal authority on whether a limited liability company is subject to the publicly traded partnership rules, it is probable that NEDAK is subject to the publicly traded partnership rules because it has elected to be classified and taxed as a partnership. We will attempt to avoid treatment as a publicly traded partnership.

        Under Section 1.7704-1(d) of the Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless:

        o the partnership participates in the establishment of the market or the inclusion of its interests thereon, or

        o the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting the transferee as a partner.

        WE DO NOT INTEND TO LIST THE MEMBERSHIP UNITS ON ANY STOCK EXCHANGE OR THE NASDAQ STOCK MARKET. IN ADDITION, THE OPERATING AGREEMENT PROHIBITS ANY TRANSFER OF MEMBERSHIP UNITS WITHOUT THE APPROVAL OF THE BOARD. The Board will only approve transfers that fall within certain safe harbor provisions of the Regulations and therefore will not cause NEDAK to be classified as a publicly traded partnership. These safe harbor provisions generally provide that interests will not be treated as readily tradable on a secondary market (or the substantial equivalent thereof) if the interests are transferred: (1) in "private transfers"; (2) in qualified redemptions and repurchases; (3) pursuant to a qualified matching service; or (4) in limited amounts that satisfy a 2% test.

        Private transfers include, among others:

        o transfers such as gifts in which the transferee's tax basis is determined by reference to the transferor's tax basis in the interests transferred,

        o transfers at death, including transfers from an estate or testamentary trust,

        o transfers between members of a family (as defined in I.R.C. ss. 267(c)(4),

        o transfers from retirement plans qualified under I.R.C. ss. 401(a) or an IRA, and

        o "block transfers", which are transfers by a member and any related persons (as defined in the I.R.C.) in one or more transactions during any 30 calendar day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits.

        Transfers pursuant to a qualified redemption or repurchase are disregarded in determining whether interests are readily tradable on a secondary market if all of the following conditions are met:

        (1) the redemption or repurchase cannot occur until at least 60 days after the partnership receives written notice of the member's intent to exercise the redemption or repurchase right;

        (2) either the purchase price is not established until at least 60 days after receipt of such notification, or the purchase price is established not more than four times during the entity's tax year; and

        (3) the sum of the interests in capital or profits transferred during the year (other than in private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

        Transfers through a qualified matching service also are disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

        (1) it consists of a computerized or printed system that lists customers' bid and/or ask prices in order to match members who want to sell with persons who want to buy,

        (2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest,

        (3) the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after the seller's interest is listed (which date must be confirmable by maintenance of contemporaneous records),

        (4) the closing of a sale effected through the matching service does not occur prior to the 45th calendar day after the interest is listed,

        (5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (non firm price quotes) or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest) and does not display quotes at which any person is committed to buy or sell a interest at the quoted price (firm quotes),

        (6) the seller's information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion, and

        (7) the sum of the percentage interests transferred during the entity's tax year (excluding private transfers) cannot exceed 10% of the total interests in partnership capital or profits.

        Interests are not treated as readily tradable if the sum of the percentage interests transferred during the entity's tax year (excluding private transfers, qualified redemptions and qualified matching service transfers) do not exceed 2% of the total interests in partnership capital or profits.

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

FLOW-THROUGH OF TAXABLE INCOME--USE OF CALENDAR YEAR

        Based on our intent to be taxed as a partnership, we do not anticipate that NEDAK will pay any federal income tax. Instead, you will be required to report on your income tax return your allocable share of NEDAK's income, gains, losses and deductions. Your allocable share is based upon your Percentage Interest in NEDAK, as set forth in the Operating Agreement. You must report these amounts regardless of whether you received any corresponding cash distributions.

        Because NEDAK will be taxed as a partnership, it will have its own taxable year separate from the taxable years of its members. Unless a business purpose can be established to support a different taxable year, a partnership must use the "majority interest taxable year" which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In NEDAK's case, the majority interest taxable year is the calendar year. Establishing a valid business purpose for a nonconforming taxable year is difficult. The IRS has ruled that, in determining whether a partnership has established a sufficient business purpose to justify consent to use a nonconforming taxable year, both tax factors and nontax factors must be considered. Moreover, the ruling states that, where the use by a partnership of a nonconforming year results in deferral or distortion of income, the nontax factors must be "compelling." The examples in the ruling indicate that the IRS is not likely to view many nontax factors as compelling. Although we may explore the possibility of successfully applying for a nonconforming taxable year, members should assume that NEDAK will be required to use the calendar year.

FLOW-THROUGH OF TAXABLE INCOME OR LOSS

        You must report your share of NEDAK's income, gains, losses and deductions on your income tax return for your taxable year with which or within which ends NEDAK's taxable year regardless of whether you received any cash distributions. To illustrate:

        o If you are a calendar year member, you will include your share of NEDAK's 2006 taxable income or loss on your 2006 income tax return.

        o If you are a member with a June 30 fiscal year, you will report your share of NEDAK's 2006 taxable income or loss on your income tax return for the fiscal year ending June 30, 2007.

TAX TREATMENT OF DISTRIBUTIONS

        Distributions to you generally will not be taxable to you for federal income tax purposes as long as distributions do not exceed your basis in your membership units immediately before the distribution. Cash distributions in excess of your membership unit basis (which are considered unlikely) are treated as gain from the sale or exchange of the membership units under the rules for membership unit dispositions.

INITIAL TAX BASIS OF UNITS AND PERIODIC BASIS ADJUSTMENTS

        Your tax basis in your membership units will increase to reflect:

        o the amount of cash you contribute and the adjusted basis in any property you contribute;

        o   the amount of any depletions (not likely to be relevant);

        o your allocable share of NEDAK's taxable income and tax-exempt income; and

        o   any increase in your allocable share of NEDAK's debt.

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

        Your tax basis in your membership units will decrease (but not below zero) to reflect:

        o the amount of any cash distributed to you and the basis of any property distributed to you;

        o  your allocable of certain depletion deductions;

        o your allocable share of NEDAK's losses and nondeductible expenditures that are "not properly chargeable to capital account"; and

        o  any reduction in your allocable share of NEDAK's debt.

        The purpose of the basis adjustments is to keep track of your "tax investment" in NEDAK, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of your membership units. The membership unit basis calculations may be complex. You are required to compute your membership unit basis if the computation is necessary to determine your tax liability. Accordingly, accurate records should be maintained. Typically, basis computations are necessary at the following times:

        (1) The end of a taxable year during which NEDAK suffered a loss, for the purpose of determining the deductibility of your share of the loss;

        (2) Upon the liquidation or disposition of your membership interest, and

        (3) Upon the nonliquidating distribution of cash or property to you, in order to ascertain the basis of distributed property or the taxability of cash distributed.

        Except in the case of a taxable sale of your membership units or liquidation of NEDAK, exact computations usually are not necessary. For example, if you regularly receive cash distributions that are less than or equal to your share of NEDAK's taxable income, you will have a positive basis in your membership units at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable to you under Internal Revenue I.R.C. ss. 731(a)(1).

SMALL ETHANOL PRODUCER TAX CREDIT

        The Energy Tax Incentives Act of 2005 (the "Energy Act") expanded the definition of an "eligible small ethanol producer "for purposes of the small ethanol producer tax credit component of the I.R.C. ss. 40 alcohol fuel credit to include persons whose production capacity does not exceed 60 million gallons. I.R.C. ss. 40(g)(1), as amended by the Energy Act. An eligible small ethanol producer may claim the small ethanol producer credit of 10 cents per gallon on qualified ethanol fuel production of up to 15 million gallons per year of ethanol. I.R.C. ss. 40(b), as amended by the Energy Act. In the case of a partnership, S corporation, or other pass-through entity such as NEDAK, the limitations shall be applied both at the entity level and at the partner or member level. I.R.C. ss. 40(g)(3). Productive capacity is to be allocated as the Secretary may prescribe in the case of production facilities in which more than one person has an interest. I.R.C. ss. 40(g)(4).

        Qualified ethanol fuel production is defined as alcohol produced by an eligible small ethanol producer and sold during the tax year to another person for use in the production of a qualified mixture in the buyer's trade or business (but not including casual off-farm production), for use as a fuel in the buyer's trade or business, or for sale at retail where such fuel is placed in the fuel tank of the retail purchaser. However, any alcohol that is purchased by a producer and is further distilled to increase the proof thereof shall not be considered qualified ethanol fuel production. I.R.C. ss. 40(b)(4).

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

        For purposes of the 15-million gallon limitation and production capacity limitation (60 million gallons per year for tax years ending after the date of the Energy Act's enactment), aggregation rules are provided to prevent the credit from benefiting producers with an annual capacity greater than the production capacity limitation or with respect to the production by one entity of more than 15 million gallons of qualified ethanol fuel per year. Under the aggregation rules, all members of a controlled group of corporations and all persons under common control are treated as one person. I.R.C. ss. 40(g)(2). Similarly, the Secretary of the Treasury is empowered to prescribe necessary regulations to prevent the credit from benefiting producers who are not in compliance with the 15 million gallon limitation and the production capacity limitation. I.R.C. ss. 40(g)(5).

        The alcohol fuel credit is scheduled to terminate with respect to sales or uses that occur; (1) for any period after December 31, 2010, or (2) for any period before January 1, 2011, during which the rates of tax under I.R.C. ss. 4081(a)(2)(A) are 4.3 cents per gallon. I.R.C. ss. 40(e)(1), as amended by the American Jobs Creation Act of 2004 (P.L. 108-357; I.R.C. ss. 4081(d).

        You should consult your own tax advisor regarding the availability of and limitations regarding the Small Ethanol Producer Tax Credit.

        The alcohol fuels credit is computed under I.R.C. ss. 40 on Form 6478 and it is claimed as one of the components of the general business credit under I.R.C. ss. 38.

        I.R.C. ss. 4104, as added by the American Jobs Creation Act of 2004 (P.L. 108-357), requires persons claiming tax benefits under I.R.C. ss.ss. 34, 40 and 40A to file a return at the time the benefits are claimed (in a manner prescribed by the IRS).

DEDUCTIBILITY OF LOSSES; PASSIVE LOSS LIMITATIONS

        In general, you may deduct losses allocated to you, subject to a number of restrictions. Those restrictions include a general rule that losses cannot be deducted if (1) they exceed your tax basis in your membership units, or (2) to the extent they exceed your "at-risk" amount. The amount you are considered to have "at-risk" includes the amount of cash you contribute or the adjusted basis in any property you contribute to NEDAK and certain amounts borrowed by NEDAK for which you may be liable. The basic and at-risk restrictions are not likely to impact you.

        However, if NEDAK incurs a taxable loss or if taxable income is insufficient to cover interest expense on NEDAK-related borrowing, the passive activity loss deduction rules are likely to affect you. I.R.C. ss. 469 substantially restricts the ability of taxpayers to deduct losses from passive activities. Passive activities generally include activities conducted by pass-through entities, such as NEDAK, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer's income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a member's membership interest to an unrelated party in a fully taxable transaction. If you borrow to purchase your membership units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. You should consult your tax adviser about these limitations.

PASSIVE ACTIVITY INCOME

        If we are successful in achieving our operating and investment objectives, members may be allocated taxable income from us. To the extent that a member's share of our net income constitutes income from a passive activity, such income may generally be offset by the member's net losses and credits from investments in other passive activities.

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

ALTERNATIVE MINIMUM TAX

        If NEDAK adopts accelerated methods of depreciation, it is possible that taxable income for alternative minimum tax purposes might exceed regular taxable income passed through to the members. We cannot guarantee whether you are likely to be adversely affected by such excess alternative minimum taxable income.

ALLOCATION OF INCOME AND LOSSES

        Your allocable share of NEDAK's income, gain, loss, or deduction for federal income tax purposes generally is determined in accordance with our Operating Agreement. Under I.R.C. ss. 704(b) of the Internal Revenue Code, however, an allocation, or portion thereof, will be respected only if it either has "substantial economic effect" or is in accordance with the "partner's interest in the partnership." If the allocation or portion thereof contained in our Operating Agreement does not meet either test, the IRS may make a reallocation of such items in accordance with their determination of each member's economic interest in NEDAK. Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the Operating Agreement are intended to comply with the Regulations' test for having substantial economic effect.

TAX CONSEQUENCES OF DISPOSITION OF UNITS--RECOGNITION OF GAIN OR LOSS

        You will recognize gain or loss on a sale of your membership units equal to the difference between the amount realized and your tax basis in the membership units sold. Amount realized includes cash and the fair market value of other property received, plus your share of NEDAK's debt. Because of the inclusion of debt in basis, it is possible that you could have a tax liability on the sale that exceeds your actual proceeds of the sale.

        Gain or loss recognized by you on the sale or exchange of a membership unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under I.R.C. ss. 751 to the extent attributable to depreciation recapture or other "unrealized receivables" or "substantially appreciated inventory" owned by NEDAK.

ALLOCATIONS AND DISTRIBUTIONS FOLLOWING UNIT TRANSFERS

        The Board, in its sole discretion, may establish interim periods in which transfers may occur; PROVIDED, HOWEVER, the Board will provide members reasonable notice of the interim transfer periods and advance notice of any change to the interim transfer periods.

        For purposes of making allocations of profits and losses, and distributions, NEDAK will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the transfer as of the first day following the close of the interim transfer period in which the member complied with the notice, documentation and information requirements of the Operating Agreement. All distributions on or before the end of the applicable interim transfer period in which such requirements have been substantially complied with shall be made to the transferor, and all distributions thereafter shall be made to the transferee. The Board has the authority to adopt other reasonable methods and/or conventions.

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DISSOLUTION AND LIQUIDATION OF NEDAK MAY BE TAXABLE TO YOU, UNLESS OUR
PROPERTIES ARE DISTRIBUTED IN-KIND

        Our dissolution and liquidation will involve the distribution to you of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, your units may be liquidated by one or more distributions of cash or other property. If you receive only cash upon the dissolution, you will recognize gain to the extent, if any, that the amount of cash received exceeds your adjusted basis in your membership units. No gain or loss will be recognized if we distribute our own property in a dissolution. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

REPORTING REQUIREMENT

        The Operating Agreement contains the requirements for a valid transfer of membership units, including proper documentation and Board approval. In addition, the IRS requires a taxpayer who sells or exchanges a membership unit to notify the company in writing within thirty days or, for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to "I.R.C. ss. 751(a) exchanges," which is the sale or exchange of a member's interest in NEDAK, part or all of such interest being attributable to (1) unrecognized receivables of NEDAK, or (2) inventory items of NEDAK, it is likely that any transfer of a NEDAK membership unit will constitute a I.R.C. ss. 751(a) exchange because of the likelihood that at least part of the transferred interest will be attributable to unrealized receivables or inventory items. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor and, if known, of the transferee and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

TAX INFORMATION TO MEMBERS; CONSISTENT REPORTING

        NEDAK will be required to provide each member with a Schedule K-1(or authorized substitute therefore) on an annual basis. Harsh penalties are provided for failure to do so unless reasonable cause for the failure is established. Each member's Schedule K-1 will set forth the member's allocable share of each item of income, gain, loss, deduction or credit that is required to be separately stated. Each member is responsible for preparing and filing their own tax returns. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, they must notify the IRS of any inconsistency by filing Form 8062 "Notice of Inconsistent Treatment or Administrative Adjustment Request with the original or amended return in which the inconsistent position is taken.

IRS AUDIT PROCEDURES

        The Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all "partnership items" to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since NEDAK will be taxed as a partnership, the TEFRA rules are applicable to it and its members.

        The IRS may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. However, the IRS must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the "Tax Matters Member" as the primary representative of a partnership in dealings with the IRS. The Tax Matters Member must be a "member-manager" which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In NEDAK's case, this will be a member of the Board of Directors who is also a member of company. The Operating Agreement provides for Board designation of the Tax Matters Member and for default designations if it fails to do so. The IRS is generally required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the IRS.

INTEREST ON UNDERPAYMENT OF TAXES; ACCURACY-RELATED PENALTIES; NEGLIGENCE PENALTIES

        If we incorrectly report your distributive share of our net income, that may cause you to underpay your taxes. If it is determined that you underpaid your taxes for any taxable year, you must pay the amount of taxes you underpaid plus interest on the underpayment and possibly certain penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify you of amounts owing within 18 months of the date you filed your income tax return. The suspension period ends 21 days after the IRS sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

        Under I.R.C. ss. 6662, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any "substantial understatement of income tax" and with respect to the portion of any underpayment of tax attributable to a "substantial valuation misstatement" or to "negligence." All of those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

        The IRS may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the I.R.C., or any careless, reckless, or intentional disregard of the federal income tax rules or Regulations. In addition, the Regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer's return will not necessarily prevent the imposition of the negligence penalty.

STATE AND LOCAL INCOME TAXES

        Members generally are subject to tax in their state of residence as well as in those states in which the entity does business if their share of income exceeds the minimum filing requirements.

        This prospectus makes no attempt to summarize the state and local tax consequences to an investor. You should consult your own tax advisor regarding your state and local tax obligations.

                        SUBSCRIPTION TO MEMBERSHIP UNITS

THE OFFER

        We are hereby offering a maximum of 3,150 and a minimum of 2,000 membership units of NEDAK Ethanol, LLC at an offering price of $10,000 per unit. We intend to use the proceeds of this offering to construct an ethanol plant and to operate the plant as a going concern. A minimum purchase of 3 membership units (minimum investment of $30,000) is required.

OFFERING PRICE

        The $10,000 per unit purchase price has been determined by NEDAK without an independent valuation of the membership units. We established the offering price based on our estimate of capital and expense requirements, and desirable ratios of debt to equity, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the membership units. The membership units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

SUITABILITY

        Investing in our membership units is highly speculative and very risky. Our membership units are suitable only as a long-term investment and only if you can bear a complete loss of your investment. Our membership units are suitable only for persons of adequate financial means. You can only invest if you can represent on your subscription application and agreement to NEDAK that you meet one of the following suitability tests:

        (1) You have annual income from whatever source of at least $50,000 and a net worth of at least $50,000, exclusive of home, furnishings and automobiles; or

        (2) You have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

        For husbands and wives purchasing jointly, the tests would be applied on a joint basis. Even if you represent you meet the suitability standards set forth above, the Board of Directors reserves the right to reject any subscription for any reason, including if the Board determines that the membership units are not a suitable investment for a particular investor.

        We do not expect any public market to develop for the units, which means that it will be difficult to sell them. In addition, our Operating Agreement significantly restricts the transferability of membership units and prohibits any sale or transfer without the consent of our Board of Directors. You should not buy these membership units if you need to quickly sell them in the future.

METHOD OF SUBSCRIBING

        In order to purchase our units investors must complete the subscription application and agreement and deliver an executed copy of the signature page to our Operating Agreement. In the subscription application and agreement, each investor must represent to us, among other things, that, he or she has:

        o  received our prospectus and any supplements,

        o  agrees to be bound by the Operating Agreement, and

        o understands that the membership units are subject to significant transfer restrictions.

        The subscription application and agreement also requires information about the nature of ownership of the units, the investor's state of residence and taxpayer identification or social security number.

        Payment in full of this subscription price for all membership units must be made by certified check, bank draft or money order payable to the order of Great Western Bank, Escrow Agent for NEDAK Ethanol, LLC, upon submission of the subscription application and agreement. We will provide assistance, if desired, in wire-transfer of funds to the escrow agent.

        You should deliver to us by mail or in person the completed required documents and check as follows:

              BY MAIL:                         BY HAND DELIVERY:
  -------------------------------      ------------------------------------
         NEDAK Ethanol, LLC                   NEDAK Ethanol, LLC
            P.O. Box 391                    c/o Great Western Bank
      Atkinson, Nebraska 68713               118 East State Street
                                           Atkinson, Nebraska 68713

        ALL SUBSCRIPTIONS ARE SUBJECT TO ACCEPTANCE BY NEDAK AND MAY BE REJECTED BY NEDAK IN ITS SOLE DISCRETION. Upon our receipt of the required documents, we will accept or reject your subscription. Our Board of Directors reserves the right to reject any subscription. If we reject your subscription, we will return your application, check and signature page within 30 days. If we accept your application, your check will be deposited in our escrow account at Great Western Bank. We will hold your signature page to the Operating Agreement, and return it to you at either closing of the offering, or when the offering is terminated by the Board of Directors. In its discretion, the Board of Directors may agree in writing with a subscriber to amend the subscription application and agreement regarding payment and escrow terms.

        Investors that may be deemed the beneficial owners of 5% or more and 10% or more of our issued and outstanding units may have reporting obligations under
Section 13 and Section 16 of the Securities Exchange Act. Investors who may become the beneficial owners of 5% or more of our units should consult their own counsel to determine what filing and reporting obligations they may have under the federal securities laws.

ESCROW PROCEDURES AND CONDITIONS TO CLOSING


        All proceeds from subscriptions for the units will be deposited in an escrow account that we have established with Great Western Bank, as Escrow Agent under a written escrow agreement. We will not accept proceeds from the offering until we have certified to the Escrow Agent that we have received subscriptions for at least $20 million and have obtained the necessary bank financing. We will return your investment, including your pro rata portion of accrued interest:

        o within 30 days, if we determine, in our sole discretion, to terminate the offering prior to July 1, 2006; or

        o by July 31, 2006, if we do not raise the $20 million minimum by July 1, 2006; or

        o by October 31, 2006, if we raise the $20 million minimum, but by September 30, 2006, if we do not have a binding agreement with a lender for approximately $30 million of debt financing, or such amount as the Board of Directors deems sufficient to complete construction and start-up of the plant.

        If we reach the $20 million minimum before July 1, 2006, we could terminate the offering, but our present intention is to continue the offering until July 1, 2006 or until the maximum $31.5 million is reached. We will terminate the offering if the maximum is reached before July 1, 2006.


        Unless we return your funds in accordance with these conditions, you will not be able to access your funds in the escrow account. Unless we return your funds in accordance with these conditions, all interest earned on the escrow account will belong to us. Once your funds are deposited in the escrow, you will not be able to retrieve them unless we do not close on the offering in accordance with the provisions described above. We will invest all funds in the escrow account in either short-term certificates of deposit issued by a bank, short-term securities issued and guaranteed by the United States Government, or money market funds, including funds available through the escrow agent. None of the funds will be invested in corporate equity or debt securities, repurchase agreements, bankers' acceptances, commercial papers, or municipal securities.


        If we make any material changes in the terms of our offering after our SEC registration is effective, this offering will terminate and you will be entitled to a refund of your money. Such changes could include:

        o  extending the offering past July 1, 2006;

        o  changing the offering price or the minimum purchase requirement;

        o  changing the minimum proceeds needed to release funds from escrow;
           and

        o  material changes in our use of offering proceeds.


DELIVERY OF CERTIFICATES

        If we satisfy all offering conditions, upon closing of the offering, we will issue certificates for the membership units subscribed for in this offering. Unless otherwise specifically provided in the subscription application and agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants, with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units.

PLAN OF DISTRIBUTION

        We will not begin offering any membership units to potential investors until the SEC and, with respect to any particular state, the respective state securities regulatory authority declare our Registration Statement effective. We have no underwriter and we are selling the membership units directly to investors. We have not obtained the services of any placement agent or broker-dealer for this offering, although we reserve the right to pay a finder's fee or placement agent fee to a registered broker-dealer in connection with the sale of membership units in accordance with applicable laws, and any such payment would increase our offering costs materially. We currently do not intend to pay any such fees unless it is necessary to do so in order to raise at least the aggregate minimum of $20 million.


        Subject to the requirements of the Securities Act and applicable blue sky laws, we plan to promote the offering by issuing a press release, and advertising in newspapers or other media in Nebraska, Kansas, South Dakota, Minnesota, Iowa and Colorado. We may also mail our press release and prospectuses to certain bankers and grain elevators and cooperatives in the same states.

        We also plan to hold one or more informational meetings for potential investors at various locations in or near Atkinson and Northeastern Nebraska, as well as surrounding states. Attendance at a meeting will not be required to purchase the membership units offered in the prospectus. The informational meeting is intended to give investors an opportunity to ask questions of NEDAK and, if they choose, to bring their legal or financial advisors to ask questions and obtain information about our business. All attendees at the informational meeting will receive a prospectus.


        We intend to offer and sell the membership units in Nebraska, Kansas, South Dakota, Minnesota, Iowa and Colorado. We may also sell to certain investors in selected other states. We must obtain approval or rely on an exemption from these state securities' regulatory authorities, and from the authorities in any other state that we may offer or sell the membership units. We plan to register as an Issuer-Dealer in the State of Nebraska and we will sell our membership units within the State of Nebraska through our Board of Directors who will be the principal persons involved in selling the units. If and when we sell units in states other than Nebraska, we must do so through a licensed person or entity, unless an exemption is available to us. We expect that each of our directors will sell units during the offering.


        We will not pay our directors any commissions or other remuneration in connection with any sales. Our directors have no relationship to any broker-dealer. We consider these individuals not to be brokers under the Securities Exchange Act of 1934 because they have not been, and will not be, in the business of effecting transactions in securities for the accounts of others. Their participation in our offering of securities is limited to this transaction, and not part of a general business of effecting securities transactions. They have not, and will not receive any compensation or commissions on account of their participation in the sales of our securities.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL.


        In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, a speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials, all of which will comply with applicable state and federal securities laws. In certain jurisdictions, such sales materials may not be available. Other than as described herein, we have not authorized the use of any other sales material. This offering is made only by means of this prospectus. Although the information contained in such sales materials will not conflict with any of the information contained in this prospectus, such material will not purport to be complete and should not be considered as a part of this prospectus or of the Registration Statement of which this prospectus is a part, or as incorporated in this prospectus or the Registration Statement by reference.


PURCHASES BY DIRECTORS AND OFFICERS.

        All directors and officers electing to purchase additional membership units will be required to purchase the units in accordance with the terms of this prospectus. We do not anticipate the directors and officers as a group purchasing membership units representing more than 5% of the offered units. It is not the intent of the directors and officers, as a group, to own membership units comprising a majority of the outstanding membership units. The decision of an individual director or officer to purchase membership units in this offering, and the amount purchased, if any, will depend on individual economic circumstances. NEDAK will not loan any director or officer money to fund a purchase of membership units in this offering. Directors and officers who want to purchase additional membership units of NEDAK in this offering will be subject to all of the terms of the offering set forth in this prospectus and therefore, any purchase of membership units by directors or officers of NEDAK will be counted towards the $20 million aggregate minimum offering amount. All directors and officers of NEDAK who elect to purchase membership units in this offering are purchasing the securities for investment and not for resale.

                                  LEGAL MATTERS

        The legality of the membership units offered by NEDAK will be passed upon for NEDAK by Cline, Williams, Wright, Johnson & Oldfather, L.L.P., which has acted as counsel to NEDAK in connection with this offering.

                                     EXPERTS


        Boulay, Heutmaker, Zibell & Co. P.L.L.P., an independent registered public accounting firm, has audited the financial statements of NEDAK Ethanol, LLC, as of December 31, 2004 and 2003, as set forth in their report appearing in this prospectus and registration statement. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                 TRANSFER AGENT

        NEDAK will serve as its own transfer agent and registrar.

                             ADDITIONAL INFORMATION

        NEDAK has filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the membership units offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to NEDAK Ethanol, LLC and the membership units offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference. A copy of the registration statement and the exhibits thereto may be inspected without charge at the Public Reference Room of the Commission at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Commission upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

        We intend to provide our members with annual reports containing financial statements audited by an independent accounting firm and make available upon request quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of membership units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of membership units.

                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE


FINANCIAL STATEMENTS (as of, and for the periods ended
September 30, 2005 and September 30, 2004)

  BALANCE SHEETS

  STATEMENT OF OPERATIONS

  STATEMENT OF CHANGES IN MEMBERS' EQUITY

  STATEMENT OF CASH FLOWS

  NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS (as of, and for the periods ended
December 31, 2003 and 2004)

  BALANCE SHEETS

  STATEMENT OF OPERATIONS

  STATEMENT OF CHANGES IN MEMBERS' EQUITY

  STATEMENT OF CASH FLOWS

  NOTES TO FINANCIAL STATEMENTS

                               NEDAK ETHANOL, LLC
                          (A Development Stage Company)

                                  Balance Sheet

--------------------------------------------------------------------------------
ASSETS                                                           September 30,
                                                                     2005
--------------------------------------------------------------------------------
                                                                  (Unaudited)
CURRENT ASSETS
   Cash                                                          $    314,376
   Prepaid and other                                                   10,000
                                                                 -------------
      Total current costs                                             324,376

OTHER ASSETS
   Deferred offering costs                                             60,442
                                                                 -------------

      TOTAL ASSETS                                               $    384,818
                                                                 =============
--------------------------------------------------------------------------------

LIABILITIES AND EQUITY

--------------------------------------------------------------------------------

CURRENT LIABILITIES
   Accounts payable                                              $     49,194
   Accrued interest to members                                          1,050
                                                                 -------------
      Total current liabilities                                        50,244

NOTES PAYABLE - MEMBERS                                                15,000

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY
   Member contributions, 103 units outstanding
      At September 30, 2005                                           515,000
   Deficit accumulated during development stage                      (195,426)
                                                                 -------------
      Total members' equity                                           319,574
                                                                 -------------

      TOTAL LIABILITIES AND MEMBERS' EQUITY                      $    384,818
                                                                 =============


Notes to Financial Statements are an integral part of this Statement.

                               NEDAK ETHANOL, LLC
                          (A Development Stage Company)

                             Statement of Operations
                                   (Unaudited)

--------------------------------------------------------------------------------

                              Nine Months      Nine Months       From Inception
                                 Ended            Ended       (December 15, 2003
                             September 30,     September 30,    to September 30,
                                 2005              2004              2005)
--------------------------------------------------------------------------------
                              (Unaudited)      (Unaudited)        (Unaudited)

REVENUES                      $       -          $       -          $        -

OPERATING EXPENSES
  Professional fees             101,449             14,909             116,358
  Project coordinator            47,052             36,575              90,552
  Organizational                 19,518                  -              19,518
  Contract labor                  1,304                  -               1,304
  General and administrative      6,828                265               7,093
                             -----------        -----------        ------------
      Total                     176,151             51,749             234,824
                             -----------        -----------        ------------

OPERATING LOSS                 (176,151)           (51,749)           (234,824)

OTHER INCOME (EXPENSE)
  Grant income                        -             38,500              38,500
  Other income                        -              2,000               2,000
  Interest expense                 (559)              (352)             (1,102)
                             -----------        -----------        ------------
       Total                       (559)            40,148              39,398
                             -----------        -----------        ------------

NET LOSS                      $(176,710)         $ (11,601)         $ (195,426)
                             ===========        ===========        ============

NET LOSS PER UNIT (69, 10
AND 35 WEIGHTED AVERAGE
UNITS OUTSTANDING FOR THE
NINE MONTHS ENDED SEPTEMBER
30, 2005, SEPTEMBER 30, 2004
AND FROM INCEPTION TO
SEPTEMBER 30, 2005,
RESPECTIVELY)                 $  (2,561)         $  (1,160)         $   (5,584)
                             ===========        ===========         ===========


Notes to Financial Statements are an integral part of this Statement

                               NEDAK ETHANOL, LLC
                          (A Development Stage Company)
     Period from December 15, 2003 (Date of Inception) to September 30, 2005

                     Statement of Changes in Members' Equity
                                  (Unaudited)



     BALANCE - DECEMBER 15, 2003                                   $       -

        Capital contributions - 15 units, $5,000 per unit, May 2004   75,000

        Net loss for the year ended December 31, 2004
                                                                     (18,717)
                                                                   ----------
     BALANCE - DECEMBER 31, 2004
                                                                      56,283

        Capital contributions - 88 units, $5,000 per unit,
         February through September 2005                             440,000

        Net loss for the nine months ended September 30, 2005
                                                                    (176,710)
                                                                   ----------

     BALANCE - SEPTEMBER 30, 2005                                  $ 319,574
                                                                   ==========


Notes to Financial Statements are an integral part of this Statement.



                                   NEDAK ETHANOL, LLC
                              (A Development Stage Company)
                                 Statement of Cash Flows

------------------------------------------------------------------------------------------
                                                                          From Inception
                                            Nine Months    Nine Months    (December 15,
                                               Ended         Ended             2003)
                                           September 30,  September 30,   to September 30,
                                               2005           2004             2005
------------------------------------------------------------------------------------------
                                           (Unaudited)     (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                 $ (176,710)      $  (11,601)    $ (195,426)
  Adjustments to reconcile net loss
 to net cash from operations:
    Grant income                                    -          (38,500)       (38,500)
    Change in assets and liabilities
      Accrued interest to members                 559              300          1,050
      Prepaid and other                       (10,000)               -        (10,000)
      Accounts payable                            854                -            854
                                           -----------      -----------    -----------
        Net cash used in operating
        activities                           (185,297)         (49,801)      (242,023)

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from grants                             -           38,500         38,500
   Proceeds from short term bank note               -           38,500         38,500
   Payments on short term bank note                 -         (38,500)         38,500)
   Proceeds from notes payable to members           -           15,000         15,000
   Member contributions                       440,000           75,000        515,000
   Payments for deferred offering costs       (11,751)          (2,276)       (12,102)
                                           -----------      -----------    -----------
       Net cash provided by financing
         activities                           428,249          126,225        556,398
                                           -----------      -----------    -----------

NET INCREASE IN CASH                          242,952           76,424        314,376

CASH - BEGINNING OF PERIOD                     71,424                -              -
                                           -----------      -----------    -----------
CASH - END OF PERIOD                       $  314,376       $   76,424     $  314,376
                                           ===========      ===========    ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING, OPERATING AND FINANCING
  ACTIVITIES
      Deferred offering costs included in
      accounts payable                     $   48,341       $        -     $   48,341
                                           ===========      ===========    ===========

                               NEDAK ETHANOL, LLC
                          (A Development Stage Company)

                          Notes to Financial Statements

                               September 30, 2005


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Nedak Ethanol, LLC, (a Nebraska Limited Liability Company) was organized to pool investors to build a 30 million gallon annual production ethanol plant near Atkinson, Nebraska. As of September 30, 2005, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.

FISCAL REPORTING PERIOD

The Company has adopted a year ending December 31 for reporting financial operations.

ACCOUNTING ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.

CASH

The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company's cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

DEFERRED OFFERING COSTS

The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

GRANTS

The Company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant.

INCOME TAXES

Nedak Ethanol, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash approximates the fair value.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company's financial statements.

2.  DEVELOPMENT STAGE ENTERPRISE

The Company was formed on December 15, 2003 to have a perpetual life. The Company was initially capitalized by members who contributed an aggregate of $75,000 for 15 membership units. From February 2005 to September 2005, the Company issued an additional 88 units at $5,000 per unit for an additional $440,000. Subsequent to September 30, 2005, the Company issued an additional 154 units at $5,000 per unit for an additional $770,000. The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $51,200,000. The Company anticipates funding the development of the ethanol plant by raising additional equity of at least $20,000,000 and securing financing for up to $30,000,000. The amount of debt financing needed depends on the amount of equity raised in the Offering.

Income and losses are allocated to all members based upon their respective percentage of units held. See Note 3 for further discussion of members' equity.

3.  MEMBERS' EQUITY

The Company is preparing a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Offering is expected to be for a minimum of 2,000 and up to 3,150 membership units for sale at $10,000 per unit with a minimum of 3 units per investor with a minimum of $20 million and a maximum of $31.5 million.

4.  GRANTS

The Company received a United States Department of Agriculture Rural Development grant of $38,500 for exploring the development of an ethanol plant in North Central Nebraska. The Company also received $2,000 from the City of Atkinson, Nebraska for expenses associated with the USDA grant.

5.  NOTES PAYABLE

NOTE PAYABLE TO BANK

In March 2004, the Company took out a short term note with a bank in the amount of $38,500 for the down payment to the project consultant. The note was to mature in January 2005 and had an interest rate of 7%. The USDA Rural Development grant was used as the collateral for the note. The note was paid in full once the grant was received.

NOTE PAYABLE TO MEMBERS

In May 2004, each of the initial 15 members loaned the Company $1,000 in addition to their payment for seed capital. The unsecured loans bear interest at 5% per annum and are due along with interest on April 8, 2009. If the Company fails to pay any payment on the payment date, such payment shall bear interest at the rate of 9% per annum until the date of the payment.

6.  COMMITMENTS AND CONTINGENCIES

CONSULTING CONTRACTS

In December 2004, the Company entered into a consulting agreement with an unrelated party for project coordinator services. The Company has agreed to pay the consultant a minimum of $5,000 per month for a minimum of 37 hours per month, exclusive of expenses with payment being in advance of services. Any out-of-pocket expenses and additional time will be invoiced to the Company. The agreement is effective for six months and has subsequently been amended to be effective through December 2005. As of September 30, 2005, the Company has paid fees under this agreement totaling approximately $52,000.

In March 2005, the Company entered into a consulting agreement with an unrelated party for project development for $100,000 plus reimbursable expenses, payable in three equal payments. The first payment was made after the signing of the agreement. The second payment was made 30 days thereafter, and the final payment was made when the business plan was delivered to the Company. The agreement also grants to the project developer the irrevocable and exclusive right to construct the plant at the same construction cost and based on the same or equivalent technical specifications as any qualified third-party bona fide fixed price offer received by the Company for the design and/or construction of the plant. The agreement shall continue until the parties enter into a contract to design-build the project or is terminated by either party with thirty day written notice.

In March 2005, the Company entered into an agreement with an unrelated party to provide engineering, consulting and related services for an estimated $42,000 which includes expenses. The Company is required under the agreement to deposit the estimated amount into an escrow account. The consultant will submit its monthly invoices to the escrow agent for payment. The agreement may be terminated by either party upon a seven day written notice.

LAND CONTRACTS

In March 2005, the Company entered into a contract to have the option to purchase approximately 72 acres of land in Holt County Nebraska, for $2,500 per acre. The Company paid $5,000 to an unrelated party for this option. The initial option shall remain in effect for 24 months from the date of the option contract.

7.  SUBSEQUENT EVENTS

CONSULTING CONTRACTS

In October 2005, the Company entered into an agreement for staffing services for the plant for a maximum of $12,500. The Company paid a $2,500 refundable deposit which is to be applied to the total cost of the services. The additional $10,000 with be billed at the completion of the staffing. The deposit will be refunded if the plant does not get financed or built.

In November 2005, the Company entered into an agreement with their project developer to provide site-specific engineering work related to the construction of the ethanol plant and for the development of a complete design/build contract. The Company will pay approximately $600,000 for these services. Upon entering into this agreement, the Company paid $300,000. Two-thirds of the remaining will be paid over a period of approximately sixty days, with the balance due ten days after the deliverance of a draft of a design/build contract. In addition to giving the project developer an irrevocable right to construct the plant, as noted earlier, this agreement provides for a 5% fee, of another developer's contract, if the Company chooses to hire a different developer.


MARKETING

The Company has entered into letters of intent with two key feedlots in the State of Nebraska for the purchase and marketing of the Company's wet distiller grains and an ethanol marketer to market the plant's entire ethanol output.

RAILROAD

The Company has entered into a letter of intent with a local railway to develop a rail transportation plan. The railway company has also agreed to grant the Company part of their right of way to allow them to build a track structure to handle ethanol cars.

BANK LETTER OF INTENT

In December 2005, the Company entered into a written letter of intent with Great Western Bank, at which the President of the Company is a branch manager, for up to $30 million in debt financing. The letter of intent provides for a floating interest rate of 8%, adjusted annually. The letter of intent shall be in effect until expressly terminated by either party, or until the execution of an agreement between the parties, but not later than September 30, 2006, unless extended in writing by the bank.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Nedak Ethanol, LLC
Atkinson, Nebraska

We have audited the accompanying balance sheet of Nedak Ethanol, LLC (a development stage company), as of December 31, 2004 and 2003, and the related statements of operations, changes in members' equity, and cash flows for the years ended December 31, 2004 and 2003 and the period from inception (December 15, 2003) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nedak Ethanol, LLC, (a development stage company) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and the period from inception (December 15, 2003) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.



                                    /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                        Certified Public Accountants


Minneapolis, Minnesota
November 11, 2005, except for
    the last paragraph of Note 7,
    as to which the date is
    November 15, 2005

                               NEDAK ETHANOL, LLC
                          (A Development Stage Company)

                                  Balance Sheet

                                                    December 31,   December 31,
 ASSETS                                                 2004           2003
--------------------------------------------------------------------------------

CURRENT ASSETS
   Cash
                                                   $     71,424    $         -

OTHER ASSETS
   Deferred offering costs                                  351              -
                                                  --------------  -------------

        TOTAL ASSETS$                              $     71,774    $         -
                                                  ==============  =============

--------------------------------------------------------------------------------
                                                    December 31,   December 31,
LIABILITIES AND EQUITY                                  2004           2003
--------------------------------------------------------------------------------

CURRENT LIABILITIES
    Accrued interest to members                    $        491    $         -

NOTES PAYABLE - MEMBERS                                  15,000              -

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY
   Member contributions, 15 units
        outstanding at December 31, 2004                 75,000              -
   Deficit accumulated during development stage         (18,717)             -
                                                  --------------  -------------
        Total members' equity                            56,283              -
                                                  --------------  -------------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $     71,774    $         -
                                                  ==============  =============

Notes to Financial Statements are an integral part of the Statement.

                                        NEDAK ETHANOL, LLC
                                  (A Development Stage Company)

                                     Statement of Operations

-------------------------------------------------------------------------------
                                Year Ended    Year Ended      From Inception
                               December 31,  December 31,  (December 15, 2003)
                                   2004          2003      to December 31, 2004
-------------------------------------------------------------------------------

REVENUES                          $      -    $    -           $         -

OPERATING EXPENSES
   Professional fees
                                    14,909           -              14,909
   Project coordinator
                                    43,500           -              43,500
   General and
administrative                         265           -                 265
                               ------------  ----------       -------------
     Total                          58,674           -              58,674
                               ------------  ----------       -------------

OPERATING LOSS
                                  (58,674)           -            (58,674)

OTHER INCOME (EXPENSE)
   Grant income
                                    38,500           -              38,500
   Other income
                                     2,000           -               2,000
   Interest expense
                                     (543)           -                (543)
                               ------------  ----------       -------------
     Total                          39,957           -              39,957
                               ------------  ----------       -------------

NET LOSS                        $ (18,717)    $      -         $   (18,717)
                               ============  ==========       =============

NET LOSS PER UNIT (10,
0, AND 9 WEIGHTED
AVERAGE UNITS
OUTSTANDING FOR THE
YEAR ENDED DECEMBER
31, 2004, YEAR ENDED
DECEMBER 31, 2003 AND
FROM INCEPTION TO
DECEMBER 31, 2004,
RESPECTIVELY)                   $ (1,871.70)  $      -         $ (2,079.67)
                                ============ ==========       =============

Notes to Financial Statement are an integral part of this Statement

                              NEDAK ETHANOL, LLC
                        (A Development Stage Company)
    Period from December 15, 2003 (Date of Inception) to December 31, 2004

Statement of Changes in Members' Equity





BALANCE - DECEMBER 15, 2003                                       $       -

BALANCE - DECEMBER 31, 2003                                               -

   Capital contributions - 15 units, $5,000 per unit, May 2004       75,000

   Net loss for the year ended December 31, 2004                    (18,717)
                                                                  ----------

BALANCE - DECEMBER 31, 2004                                       $  56,283
                                                                  ==========




Notes to Financial Statements are an integral part of this Statement.




                               NEDAK ETHANOL, LLC
                          (A Development Stage Company)

                             Statement of Cash Flows


-------------------------------------------------------------------------------------------------------
                                                     Year Ended     Year Ended       From Inception
                                                    December 31,   December 31,    (December 15, 2003)
                                                        2004           2003       to December 31, 2004
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                              $  (18,717)     $         -       $  (18,717)
Adjustments to reconcile net loss to
net cash from operations:
   Grant income                                          (38,500)               -          (38,500)
   Change in liabilities
   Accrued interest to members                               491                -              491
                                                   ----------------------------- ---------------------
   Net cash used in operating activities                 (56,726)               -          (56,726)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from grants                                   38,500                -           38,500
  Proceeds from short term bank note                      38,500                -           38,500
  Proceeds from notes payable to members                  15,000                -           15,000
  Member contributions                                    75,000                -           75,000
  Payments on short term bank note                       (38,500)               -          (38,500)
  Payments for deferred offering costs                      (351)               -             (351)
                                                   ---------------------------------------------------
        Net cash provided by financing activities        128,150                -          128,150
                                                   ---------------------------------------------------

NET INCREASE IN CASH                                      71,424                -           71,424

CASH - BEGINNING OF PERIOD                                     -                -                -
                                                   ---------------------------------------------------

CASH - END OF PERIOD                                  $   71,424      $         -       $   71,424
                                                   ===================================================

Notes to Financial Statements are in integral part of this Statement.

                               NEDAK ETHANOL, LLC
                          (A Development Stage Company)

                          Notes to Financial Statements

                           December 31, 2004 and 2003

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Nedak Ethanol, LLC, (a Nebraska Limited Liability Company) was organized to pool investors to build a 30 million gallon annual production ethanol plant near Atkinson, Nebraska. As of December 31, 2004, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.

FISCAL REPORTING PERIOD

The Company has adopted a year ending December 31 for reporting financial operations.

ACCOUNTING ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below. It is at least reasonably possible that these estimates may change in the near term.

CASH

The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company's cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

DEFERRED OFFERING COSTS

The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

GRANTS

The Company recognizes grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant.

INCOME TAXES

Nedak Ethanol, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes. Instead its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

FAIR VALUE OF FINANCIAL STATEMENTS

The carrying value of cash approximates the fair value.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company's financial statements.

2.  DEVELOPMENT STAGE ENTERPRISE

The Company was formed on December 15, 2003 to have a perpetual life. The Company was initially capitalized by members who contributed an aggregate of $75,000 for 15 membership units. Subsequent to December 31, 2004, the Company issued an additional 242 units at $5,000 per unit for an additional $1,210,000. The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $51,200,000. The Company anticipates funding the development of the ethanol plant by raising additional equity of at least $20,000,000 and securing financing for up to $30,000,000. The amount of debt financing needed depends on the amount of equity raised in the Offering.

Income and losses are allocated to all members based upon their respective percentage of units held. See Note 3 for further discussion of members' equity.

3.  MEMBERS' EQUITY

The Company is preparing Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The Offering is expected to be for a minimum of 2,000 and up to 3,150 membership units for sale at $10,000 per unit with a minimum of 3 units per investor.

4.  GRANTS

The Company received a United States Department of Agriculture Rural Development grant of $38,500 for exploring the development of an ethanol plant in North Central Nebraska. The Company also received $2,000 from the City of Atkinson, Nebraska for expenses associated with the USDA grant.

5.  NOTES PAYABLE

NOTE PAYABLE TO BANK

In March 2004, the Company took out a short term note with a bank in the amount of $38,500 for the down payment to the project consultant. The USDA Rural Development grant was used as the collateral for the note. The note was paid in full once the grant was received.

NOTE PAYABLE TO MEMBERS

In May 2004, each of the 15 members loaned the Company $1,000 in addition to their initial payment for seed capital. The unsecured loans bear interest at 5% per annum and are due along with interest on April 8, 2009. If the Company fails to pay any payment on the payment date, such payment shall bear interest at the rate of 9% per annum until the date of the payment.

6.  COMMITMENTS AND CONTINGENCIES

CONSULTING CONTRACTS

In December 2004, the Company entered into a consulting agreement with an unrelated party for project coordinator services. The Company has agreed to pay the consultant a minimum of $5,000 per month for a minimum of 37 hours per month, exclusive of expenses with payment being in advance of services. Any out-of-pocket expenses and additional time will be invoiced to the Company. The agreement is effective for six months and has subsequently been amended to be effective through December 2005. As of December 31, 2004, the Company has paid fees under this agreement totaling $5,000.

7.  SUBSEQUENT EVENTS

LAND CONTRACTS

In March 2005, the Company entered into a contract to have the option to purchase approximately 72 acres of land in Holt County Nebraska, for $2,500 per acre. The Company paid $5,000 to an unrelated party for this option. The initial option shall remain in effect for 24 months from the date of the option contract.

CONSULTING CONTRACTS

In March 2005, the Company entered into a consulting agreement with an unrelated party for project development agreement for $100,000 plus reimbursable expenses, payable in three equal payments. The first payment will be made within 5 days of the signing of the agreement. The second payment will be made 30 days thereafter, and the final payment will be made when the Business Plan is delivered to the Company. The agreement also grants to the project developer the irrevocable and exclusive right to construct the Plant at the same construction cost and based on the same or equivalent technical specifications as any qualified third-party bona fide fixed price offer received by the Company for the design and/or construction of the Plant. The agreement shall continue until the parties enter into a contract to design-build the project or is terminated by either party with thirty day written notice.

In March 2005, the Company entered into an agreement with an unrelated party to provide engineering, consulting and related services for an estimated $42,120 which includes expenses. The Company is required under the agreement to deposit the estimated amount into an escrow account. The consultant will submit its monthly invoices to the escrow agent for payment. The agreement may be terminated by either party upon a seven day written notice.

In October 2005, the Company entered into an agreement for staffing services for the plant for a maximum of $12,500. The Company paid a $2,500 refundable deposit which is to be applied to the total cost of the services. The additional $10,000 will be billed at the completion of the staffing. The deposit will be refunded if the plant does not get financed or built.

MARKETING

The Company has entered into letters of intent with two key feedlots in the State of Nebraska for the purchase and marketing of the Company's wet distiller grains and an ethanol marketer to market the Plant's entire ethanol output.

RAILROAD

The Company has entered into a letter of intent with a local railway to develop a rail transportation plan. The railway company has also agreed to grant the Company part of their right of way to allow them to build a track structure to handle ethanol cars.

BANK LETTER OF INTENT

In December 2005, the Company entered into a written letter of intent with Great Western Bank, at which the President of the Company is a branch manager, for up to $30 million in debt financing. The letter of intent provides for a floating interest rate of 8%, adjusted annually. The letter of intent shall be in effect until expressly terminated by either party, or until the execution of an agreement between the parties, but not later than September 30, 2006, unless extended in writing by the bank.

ENGINEERING AND DESIGN/BUILD CONTRACT

In November 2005, the Company entered into an agreement with their project developer to provide site-specific engineering work related to the construction of the ethanol plant and for the development of a complete design/build contract. The Company will pay approximately $600,000 for these services. Upon entering into this agreement, the Company paid $300,000. Two-thirds of the remaining will be paid over a period of approximately sixty days, with the balance due ten days after the deliverance of a draft of a design/build contract. In addition to giving the project developer an irrevocable right to construct the plant, as noted earlier, this agreement provides for a 5% fee, of another developer's contract, if the Company chooses to hire a different developer.

                                   Appendix A



                                    RESTATED
                               OPERATING AGREEMENT

                                       OF

                               NEDAK ETHANOL, LLC

                      a Nebraska limited liability company

                            THIS OPERATING AGREEMENT
                   CONTAINS RESTRICTIONS ON TRANSFERABILITY OF
                              MEMBERSHIP INTERESTS

                               NEDAK ETHANOL, LLC

                                     AMENDED
                                       AND
                                    RESTATED
                               OPERATING AGREEMENT

THIS RESTATED OPERATING AGREEMENT (this "AGREEMENT") is made and entered into as of September ___, 2005 by NEDAK Ethanol, LLC (the "COMPANY"), a Nebraska limited liability company.

In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1 "ACT" shall mean the Nebraska Limited Liability Company Act, as amended from time to time.

1.2 "AFFILIATE" shall mean, in the case of any Person (the "SPECIFIED--PERSON"), any other Person (a) that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Specified Person, or (b) that is an officer, director, Director, employee or agent of, partner or member in, or trustee of, or serves in a similar capacity with respect to, the Specified Person or an Affiliate of the Specified Person, or (c) of which the Specified Person is an officer, director, Director employee, agent, partner, member or trustee, or serves in a similar capacity.

1.3 "AGREEMENT" shall mean this Operating Agreement, as originally executed or as amended, modified, supplemented or restated from time to time.

1.4 "CAPITAL ACCOUNT BALANCE" shall have the meaning set forth in Section 5.1.

1.5 "CAPITAL CONTRIBUTION" shall mean, in the case of any Member as of any date of determination, the aggregate amount of cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services that such Member shall have contributed to the Company on or prior to such date and a Member's share of any of the Company's liabilities as determined in accordance with the Code and Treasury Regulations (or, if such Member is not the original holder of the Interest of such Member, the Capital Contribution with respect to the Interest). In the event that any capital is returned to a Member, such Member's Capital Contribution shall be adjusted to reflect such return.

1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute or subsequent codification or recodification of the federal income tax laws of the United States.

1.7 "COMPANY" shall mean NEDAK Ethanol, LLC, a Nebraska limited liability company, as such limited liability company may from time to time be constituted, or any successor in interest for such limited liability company.

1.8 "DISTRIBUTION" shall mean any distribution pursuant to Section 5.4 by the Company of cash to the Members or any Distribution in Kind.

1.9   "DISTRIBUTION IN KIND" shall have the meaning set forth in paragraph(b) of
Section 5.4.

1.10 "INTEREST" shall mean, in the case of any Member at any time, such Member's share of the Profits and Losses of the Company at such time and the right of such Member to receive distributions of Company assets to which such Member may be entitled as provided in this Agreement and applicable law, and the right of such Member to vote and participate in the management of the Company as provided in this Agreement.

1.11 "LOSSES" shall mean the net losses and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

1.12 "DIRECTOR" shall mean one or more Persons designated by the Members to be members of the Board of Directors. The "BOARD OF DIRECTORS" or "BOARD" shall manage the Company as provided in Article 6.

1.13 "MAJORITY IN INTEREST" shall mean the affirmative vote of those Members holding more than fifty percent (50%) of the Percentage Interests. With respect to the Board, "MAJORITY OF THE BOARD" shall mean the affirmative vote of more than fifty percent (50%) of the Directors.

1.14 "MEMBER" shall mean any Person who, at the time referenced, owns an Interest in the Company.

1.15 "OFFICER" shall mean a Member or other Person designated by the Board or Members as provided in Section 6.11.

1.16 "PERSON" shall mean an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an estate, an unincorporated organization or any other entity or a government or any department or agency thereof.

1.17 "PERCENTAGE INTEREST" means the percentage figure calculated by dividing a Member's Capital Account Balance at any given time by the total sum of the Capital Account Balances of all Members.

1.18 "PRO RATA" means the ratio computed by dividing the units of each Member to whom a particular provision of this Agreement is stated to apply by the aggregate of the units of all Members to whom that provision is stated to apply.

1.19 "PROFITS" shall mean the net income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes. Profits includes taxable income, capital gain, and income exempt from taxation.

1.20 "PUBLICLY TRADED PARTNERSHIP" shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof).

1.21 "QUALIFIED MATCHING SERVICE PROGRAM" shall mean a matching service that satisfies the requirements of a qualified matching service within the meaning of Treasury Regulation Section 1.7704-1(g)(2), as amended from time to time, during limited time periods specified and approved by Board from time to time, in its sole discretion.

1.22 "SUPER-MAJORITY VOTE" or "TWO-THIRDS MAJORITY" shall mean the affirmative vote of those Members holding more than Two-Thirds ((2)/3) of the Percentage Interests. With respect to the Board, "SUPER- MAJORITY VOTE" or "TWO-THIRDS MAJORITY" shall mean the affirmative vote of more than two-thirds ((2)/3) of the Directors.

1.23 "TRANSFER" or derivations thereof, of a Unit or Interest means, as a noun, the sale, assignment, exchange, pledge, hypothecation or other disposition of a Unit or Interest, or any part thereof, directly or indirectly, or the sale, assignment, exchange, pledge, hypothecation, or other disposition of a controlling interest in the equity securities of a Member, and as a verb, voluntarily to transfer, sell, assign, exchange, pledge, hypothecate or otherwise dispose of.

1.24 "TREASURY REGULATIONS" shall mean the regulations of the United States Department of the Treasury pertaining to the income tax, as from time to time in force.

1.25 "UNITS" means equal units of the entire ownership interest of all Members of the Company, and all rights and liabilities associated therewith, at any particular time, including, without limitation, rights to distributions (liquidating or otherwise), allocations, information, and consent or approve.

1.26 "VALUE" shall mean, with respect to any Distributions, if cash, the amount of such cash, or if not cash, the value of such Distribution calculated pursuant to paragraph (e) of Section 5.4.

                                   ARTICLE II
                            STRUCTURE OF THE COMPANY

2.1 FORMATION. The parties to this Agreement have organized a limited liability company under the provisions of the Act by delivering Articles of Organization to the Secretary of State of the State of Nebraska for filing. The Board may take such further actions as it deems necessary or advisable to permit the Company to conduct business as a limited liability company in any jurisdiction. The rights and liabilities of the Members under this Agreement shall be as provided by Nebraska law.

2.2 NAME. The name of the Company shall be NEDAK Ethanol, LLC, or any other name permitted by the Act as the Members shall afterwards designate by appropriate amendment to the Company's Articles of Organization.

2.3 PRINCIPAL OFFICE. The principal office of the Company shall be at 118 East State Street, Atkinson, Nebraska 68713 or such place as the Members may, from time to time, designate by appropriate amendment to the Company's Articles of Organization. The Board may establish additional places of business for the Company when and where required by the business of the Company.

2.4 NAMES AND ADDRESSES OF MEMBERS. The names, addresses, Capital Contributions and number of units held by each Member are set forth on Appendix A to this Agreement which shall be modified from time to time as Transfers occur or as additional units are issued pursuant to the provisions of this Agreement.

2.5 MEMBER UNITS AND REGISTER. Ownership rights in the Company are evidenced by units. The Company shall maintain a membership register (the "MEMBERSHIP REGISTER") at its principal office or by a duly appointed agent of the Company setting forth the name, address, Capital Contributions and number of units held by each Member which shall be modified from time to time as Transfers occur or as additional units are issued pursuant to the provisions of this Agreement.

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2.6 FISCAL YEAR. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year. The fiscal year in which the Company shall terminate shall end on the date of termination of the Company.

2.7 NO PARTNERSHIP. The Directors and the Members intend that as a result of this Agreement: (i) the Company not be a partnership (including, without limitation, a limited partnership) or joint venture for any purposes other than federal and state tax purposes, (ii) no Member or Director be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and (iii) this Agreement may not be construed to suggest otherwise. This Section 2.7 does not prohibit any Member or Director, in his individual or independent capacity, from being associated with another Member or another Person.

2.8    INTENT OF THIS AGREEMENT.

      (a) The parties to this Agreement have reached an understanding concerning various aspects of (i) their business relationship with each other and (ii) the organization and operation of the Company and its business. They wish to use rights created by statute to record and bind themselves to that understanding.

      (b) The parties intend for this Agreement to control, to the extent stated or fairly implied, the business and affairs of the Company, including the Company's governance structure and the Company's dissolution and winding up, as well as the relations among the Company's Members.

2.9 ADVICE OF COUNSEL. Each Person signing this Agreement: (a) understands that this Agreement contains legally binding provisions; (b) has had the opportunity to consult with that Person's own lawyer; and (c) has either consulted that lawyer or consciously decided not to consult a lawyer.

                                   ARTICLE III
                             BUSINESS OF THE COMPANY

      The Company may engage in any lawful business, other than banking or insurance. The Agreement shall be construed in light of such purpose.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

4.1 INITIAL PAID-IN CAPITAL. The Members listed on Appendix A to this Agreement shall have contributed the cash to the capital of the Company as set forth on Appendix A. The Capital Contributions set forth on Appendix A shall be made by each of such Members within thirty (30) calendar days after the last date of execution of this Agreement by the Members listed on Appendix A.

4.2 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall be required to make any additional contributions to the capital of the Company. No Member shall be obligated to satisfy any negative Capital Account Balance, except to the extent expressly set forth herein or in the Articles of Organization. No Member shall be paid interest on any Capital Contribution.

4.3 MAXIMUM OWNERSHIP. No Member together with its Affiliates shall own Percentage Interests in the Company in excess of thirty percent (30%).

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4.4 WITHDRAWAL OR REDUCTION OF MEMBERS' CAPITAL CONTRIBUTIONS. The withdrawal or reduction of Members' contributions to the capital of the Company shall be governed by Section 21-2619 of the Act, as amended from time to time; PROVIDED,
HOWEVER:

      (a) No Member has the right to withdraw all or any part of his Capital Contribution or to receive any return on any portion of his Capital Contribution, except as may be otherwise specifically provided in this Agreement. Under circumstances involving a return of any Capital Contribution, no Member has the right to receive property other than cash.

      (b) No Member shall have priority over any other Members, either as to the return of Capital Contributions or as to Losses and Profits, or distributions, except as otherwise provided herein.

4.5 LOANS FROM DIRECTORS AND MEMBERS. The Company may borrow money from and enter into other transactions with any Director or Member. Borrowing from or engaging in other transactions with one or more Directors or Members does not obligate the Company to provide comparable opportunities to other Directors or Members. Any loan made by a Director or Member to the Company shall be evidenced by a promissory note made payable from the Company to such Director or Member. Loans by a Director or Member to the Company shall not be considered Capital Contributions and shall be repaid pursuant to Section 5.4(a) below.

4.6 LOANS BY COMPANY TO MEMBERS. Unless otherwise approved by the Board of Directors, the Company will not make any loans to Members.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

5.1 CAPITAL ACCOUNTS. A "CAPITAL ACCOUNT" shall be established for each Member on the books of the Company and maintained in accordance with Section 1.704-1(b)(2) of the Treasury Regulations, as amended from time to time.

        (a) To each Member's Capital Account there shall be credited:

             (i) the cash and the Value of any property other than cash contributed by such Member to the capital of the Company;

             (ii) such Member's allocable share of Profits, and any items of income or gain which are specially allocated to the Member;
                  and

             (iii)the amount of any Company liabilities assumed by such Member of which are secured by any property of the Company distributed to such Member.

The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Company by the maker of the note shall not be credited to the Capital Account of any Member until the Company makes a taxable disposition of the note or until (and only to the extent) principal payments are made on the note.

        (b) To each Member's Capital Account there shall be debited:

              (i) the amount of cash and the Value of any property other than cash distributed to such Member pursuant to Section 5.4;

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

             (ii) such Member's allocable share of Losses and any items of expense or loss which are specially allocated to the Member;
                  and

             (iii)the amount of any liabilities of such Member assumed by the
                  Company or which are secured by any property contributed by such Member to the Company.

PROVIDED; HOWEVER, all of the foregoing to be determined in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations, as amended from time to time.

5.2 ALLOCATION OF PROFITS. Profits of the Company shall be allocated to the Members according to their Percentage Interests.

5.3 ALLOCATION OF LOSSES. Losses of the Company shall be allocated to the Members according to their Percentage Interests.

5.4   DISTRIBUTIONS.

        (a) The Board of Directors shall determine, in its sole discretion, whether to distribute or retain all or any portion of the Profits. The Directors may distribute cash to the Members irrespective of Profits. All cash distributions shall be made to the Members in accordance with paragraph (c) of this Section 5.4. PROVIDED, HOWEVER, no Member has a RIGHT to any distribution prior to the dissolution of the Company without the approval of the Board; PROVIDED, FURTHER, notwithstanding any other language herein no distributions in dissolution will be made until all loans from all Members, including all principal and interest, are repaid in full. Such repayments shall be made on a Pro Rata basis. Nothing herein shall be construed as requiring the making of distributions prior to the repayment of loans from unrelated parties.

        (b) The Board may agree to distribute to the Members in kind any property held by the Company. Any such distribution of property shall be referred to herein as a "DISTRIBUTION IN KIND." The value of any such Distribution in Kind at the time of such distribution shall be determined in accordance with paragraph (d) of this Section 5.4 and such distribution shall be made to the Members in accordance with paragraph (c) of this Section 5.4. Distributions in Kind, made pursuant to this paragraph (b), shall be subject to such restrictions and conditions as the Board shall have determined are necessary or appropriate in order for such distributions to be made in accordance with applicable law.

        (c) Any distribution of Profits in accordance with this Section 5.4, and any distribution, other than Profits, of cash pursuant to paragraph (a) of this
Section 5.4 or Distribution in Kind pursuant to paragraph (b) of Section 5.4, shall be made to the Members according to their Percentage Interests.

        (d) The Value of any Distribution in Kind as of any date of determination (or in the event such date is a holiday or other day that is not a business day, as of the next preceding business day) shall be the estimated fair market value of any property distributed.

        (e) All distributions are subject to set-off by the Company for any past-due obligation of the Members to the Company.

5.5  OTHER ALLOCATION RULES.

        (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.

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

        (b) Notwithstanding any other provision in this Agreement, if a Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), and the unexpected adjustment, allocation, or distribution results in a deficit balance in the Capital Account for the Member, the Member will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance or the increase in the deficit balance as quickly as possible. It is intended that this subdivision will meet the requirements of a "qualified income offset" as defined in Treasury Regulation ss. 1.704-1(b)(2)(ii)(d), and this subdivision is to be interpreted and applied consistent with that intention.

        (c) If a Member's Capital Account has a deficit balance at any time and the deficit or increase in deficit was caused by the allocation of "nonrecourse deductions," as defined in Treasury Regulation ss. 1.704-2(b), then beginning in the first taxable year of the Company in which there are nonrecourse deductions or in which the Company makes a distribution of proceeds of a nonrecourse liability that are allocable to an increase in "minimum gain," as defined in Treasury Regulation ss. 1.704-2(d), and thereafter throughout the full term of the Company, the following rules shall apply:

             (i) Nonrecourse deductions shall be allocated to the Members in a manner that is reasonably consistent with the allocations that have "substantial economic effect," as defined in Treasury Regulation ss. 1.704-1, or some other significant item attributable to the property securing the nonrecourse liabilities, if applicable, and;

             (ii) If there is a net decrease in minimum gain for a taxable year, each Member will be allocated items of Company Profit for that year equal to that Member's share of the net decrease in minimum gain as defined in Treasury Regulation ss. 1.704-2(g)(2).

        (d) The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

5.6 TRANSFER OF CAPITAL ACCOUNTS. In the event all or a portion of an Interest in the Company is Transferred in accordance with the terms of the Articles of Organization and this Agreement, the transferee shall succeed to that portion of the Capital Account of the transferor which is allocable to the transferred Interest.

                                   ARTICLE VI
                            MANAGEMENT OF THE COMPANY

6.1  MANAGEMENT.

        (a) The Company shall be managed by a Board of Directors if not less than twelve (12) nor more than eighteen (18) members, appointed by the Members (in accordance with Section 6.1(c)). Each Director shall be a Member of the Company. All powers of the Company shall be exercised by or under the authority of, and the business affairs of the Company managed under the direction of the Board of Directors in accordance with this Agreement. Individual Directors or Officers designated by the Board from time to time may act for or on behalf of the Company and execute all agreements on behalf of the Company and otherwise bind the Company as to third parties without the consent of the Members or remainder of the Board of Directors; PROVIDED, however, that with respect to those issues requiring approval of the Members under the Act, such approval must first be obtained.

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

        (b) The salaries and other compensation, if any, of the Directors for management services shall be fixed annually by a Super Majority Vote of the Board. A Board decision on this matter may be changed by a Super Majority Vote of the Members at any duly-called annual or special meeting.

        (c) The initial Board of Directors is comprised of fifteen (15) members. Commencing on September 15, 2005, and until modified by the Board, the Board of Directors shall be comprised of fourteen (14) members who shall be elected at a meeting of the Members by the affirmative vote of a Majority in Interest of the Members in accordance with Section 8.2 of this Agreement. Five Directors shall be elected for a term expiring in 2007; four Directors shall be elected for a term expiring in 2008; and five Directors shall be elected for a term expiring in 2009. Beginning in 2007, Directors shall be elected to fill the terms then expiring for a term of three (3) years and shall serve until his or her successor is duly elected or, if earlier, until such Director's death, resignation or removal.

6.2 AUTHORITY OF THE BOARD OF DIRECTORS. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, and except as limited, restricted or prohibited by the express provisions of this Agreement, the Board of Directors shall have and may exercise on behalf of the Company, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. Such powers shall include, without limitation, the power to:

        (a) expend Company funds in connection with the operation of the Company's business or otherwise pursuant to this Agreement;

        (b) employ and dismiss from employment any and all employees, agents, independent contractors, attorneys and accountants;

        (c) prosecute, settle or compromise all claims against third parties, compromise, settle or accept judgment on, claims against the Company and execute all documents and make all representations, admissions and waivers in connection therewith;

        (d) borrow money on behalf of the Company from any Person, issue promissory notes; drafts and other negotiable and nonnegotiable instruments and evidences of indebtedness, secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, property of the Company, whether at the time owned or thereafter acquired;

        (e) hold, receive, mortgage, pledge, lease, transfer, exchange, otherwise dispose of, grant options with respect to, and otherwise deal in the exercise all rights, powers, privileges and other incidents of ownership or possession with respect to all property of whatever nature held or owned by, or licensed to, the Company;

        (f)  lend any of the Company property with or without security;

        (g) have and maintain one or more offices within or without the State of Nebraska;

        (h) open, maintain and close bank accounts and money market mutual funds accounts, and draw checks and other orders for the payment of monies;

        (i) engage accountants, custodians, consultants and attorneys and any and all other agents and assistants (professional and nonprofessional) and pay such compensation in connection with such engagement that the Board of Directors determines is appropriate;

        (j) enter into, execute, make, amend, supplement, acknowledge, deliver and perform any and all contracts, agreements, licenses, and other instruments, undertakings and understandings that the Board determines is necessary, appropriate or incidental to carrying out the business of the Company;

        (k)  file a petition in bankruptcy on behalf of the Company; and
        (l) delegate to the Chairman, President and other Officers such responsibility and authority as the Board deems necessary or appropriate from time to time.

      In exercising its powers, the Board of Directors may (i) rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or document believed by him or her to be genuine and to have been signed or presented by the proper party or parties; (ii) consult with counsel, accountants, and other experts selected by him or her and any opinion of an independent counsel, accountant or expert shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the Board of Directors in good faith and in accordance with such opinion; and (iii) execute any of his or her powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

6.3  OBLIGATIONS OF THE BOARD OF DIRECTORS.   The Board of Directors shall:

        (a) devote to the Company and apply to the accomplishment of Company purposes so much of the Board of Directors' time and attention as they determine to be necessary or advisable to manage properly the affairs of the Company;

        (b) maintain accounting records from which a Company Capital Account Balance can be determined for each Member;

        (c) execute, file, record or publish all certificates, statements and other documents and do all things appropriate for the formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

        (d) employ attorneys to represent the Company when necessary or appropriate;

        (e) use their best efforts to maintain the status of the Company as a "limited liability company" for state law purposes, and as a "partnership" for federal income tax purposes;

        (f) have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, and not employ or permit others to employ such funds or assets (including any interest earned thereon) in any manner except for the benefit of the Company; and

        (g) maintain a current list of the names, last known addresses and Percentage Interest of each Member at the Company's principal office.

6.4  RESIGNATION OF DIRECTOR.   Any Director may resign as Director of the
Company upon written notice to the Board of Directors.

6.5 REMOVAL OF A DIRECTOR. Any Director may be removed from time to time with or without cause by the affirmative vote of Members holding eighty percent (80%) or more of the Percentage Interests.

6.6 VACANCIES. Any vacancy occurring in the position of Director may be filled by the affirmative vote of a Majority of the Board based on the remaining Directors.

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6.7 MEETINGS OF THE BOARD. Meetings of the Board may be called by the Chairman of the Board or any two (2) Directors and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Except as otherwise expressly provided in this Agreement, the Articles, or the Act, the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present shall constitute the act of the Board.

6.8 PLACE OF MEETING. The Board may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office. Directors may attend any such meeting in person or by telephonic or video conference call.

6.9 NOTICE OF MEETINGS. Written or oral notice of every meeting of the Board, stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given by the Secretary of the Company to each other Director at least twenty-four (24) hours prior to the meeting, unless such notice is waived in accordance with Article 9 hereof.

6.10 QUORUM. The presence of a Majority in Interest of the Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors represented may adjourn the meeting from time to time without further notice.

6.11  OFFICERS.

        (a) The Board may elect a Chairman or Vice Chairman from among its Directors and may elect a President, one or more Vice Presidents, a Treasurer, a Secretary and such additional officers or assistant officers as the Board shall deem desirable. Any two (2) or more offices may be held by the same person.

        (b) The Officers of the Company shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of Members. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each Officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an Officer or agent shall not of itself create contract rights.

        (c) Any Officer or agent may be removed by the Board at any time with or without cause, but such removal does not affect the contract rights, if any, with the Company of the person so removed.

        (d) A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. An Officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Company accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

6.12 LIABILITIES OF DIRECTORS. In carrying out their duties hereunder, the Directors shall not be liable to the Company or to any Member for any actions taken in good faith and reasonably believed by them to be in the best interest of the Company or in reliance on the provisions of this Agreement or the Articles, or for good faith errors of judgment, but shall only be liable for willful misconduct or gross negligence in the performance of their duties as Directors. The Directors shall not be expected to devote their full time and attention to the affairs of the Company, but shall devote such amounts of time and attention as are reasonable and appropriate in their good faith judgment under the circumstances prevailing from time to time.

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6.13  INDEMNIFICATION OF THE DIRECTORS, THEIR AFFILIATES AND CONTROL PERSONS.

        (a) Neither the Directors nor any Officer shall be liable to the Company or any Member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company if the Board determines that such course of conduct was in the best interest of the Company and did not result from the gross negligence or willful misconduct of such Director or Officer.

        (b) To the fullest extent permitted by law, the Directors and Officers (each such person being referred to herein as an "INDEMNITEE"), shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims (including attorneys' fees and expenses, as such fees and expenses are incurred), demands, actions, suits or proceedings (civil, criminal, administrative or investigative), in which they may be involved, as a party or otherwise, by reason of their management of the affairs of the Company, whether or not they continue to be such at the time any such liability or expense is paid or incurred; provided that Indemnitee shall not be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the gross negligence or willful misconduct of such Indemnitee. The termination of a proceeding by judgment, order, settlement or conviction upon a plea of nolo contenders, or its equivalent, shall not, of itself, create any presumption that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the gross negligence or willful misconduct of any Indemnitee or that the conduct giving rise to such liability, was not in the best interest of the Company. The Company shall also indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Indemnitee is or was an agent of the Company, against any losses, claims, damages, liabilities, expenses or any other amounts incurred by such Indemnitee in connection with the defense or settlement of such action; provided that no Indemnitee shall be entitled to the foregoing indemnification if a court of competent jurisdiction shall have determined that any such losses, claims, damages, liabilities, expenses or such other amounts resulted from the gross negligence or willful misconduct of such Indemnitee. The Company may advance any Indemnitee any expenses (including, without limitation, attorneys' fees and expenses) incurred as a result of any demand, action, suit or proceeding referred to in this paragraph (b) provided that (i) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Company; and (ii) the Indemnitee gives a full recourse promissory note to the Company for the amounts of such advances payable in the event that the Indemnitee is determined to be not entitled to indemnification hereunder.

        (c) The indemnification provided by paragraph (b) of this Section 6.13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall continue as to an Indemnitee who has ceased to have an official capacity and shall inure to the benefit of the heirs, successors and administrators of such Indemnitee.

        (d) Any indemnification pursuant to this section will be payable only from the Company's assets.

6.14 TRANSACTIONS WITH THE DIRECTORS OR THEIR AFFILIATES. The Board, on behalf of the Company, may enter into contracts with the Directors, Officers or Members (or their Affiliates), provided that any such transactions shall be on terms no more favorable to the Directors, Officers, Members (or their Affiliates) than generally afforded to non-affiliated parties in a similar transaction.

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6.15 CONFLICTS OF INTEREST. Subject to the other express provisions of this
Agreement, the Directors at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate therein.

                                   ARTICLE VII
                        RIGHTS AND OBLIGATIONS OF MEMBERS

7.1 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

7.2 COMPANY DEBT LIABILITY. A Member will not be personally liable for any debts or losses of the Company beyond his or her respective Capital Contributions except as provided in Section 7.6 or as otherwise required by law.

7.3 LIABILITY TO THIRD PARTIES. No Member or Director is liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, including under a judgment, decree or order of a court.

7.4 LACK OF AUTHORITY. No Member (other than a Director or an Officer as provided under Article VI) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditures on behalf of the Company.

7.5 LIST OF MEMBERS. Upon written request of any Member, the Board shall provide a list showing the names, addresses and Interests of all Members. Such Member shall pay any reasonable expense associated with such request.

7.6  MEMBER LIABILITY TO THE COMPANY.

        (a) A Member who rightfully receives the return in whole or in part of its Capital Contribution is nevertheless liable to the Company to the extent now or hereafter provided by the Act.

        (b) A Member who receives a Distribution made by the Company: (i) which is either in violation of this Agreement, or (ii) when the Company's liabilities exceed its assets (after giving effect to the Distribution), is liable to the Company for a period of six (6) years after such Distribution for the amount of the Distribution.

7.7 REPRESENTATIONS AND WARRANTIES. Each Member hereby represents and warrants to the Company that: (i) the Member has full power and authority to execute and agree to this Agreement and to perform its obligations hereunder, and that all actions necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken; (ii) the Member has duly executed and delivered this Agreement; and (iii) the Member's authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Member is a party or by which the Member is bound.

7.8  MEMBER INFORMATION

        (a) In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the information to which that Member is entitled to have access pursuant to the Act, under the circumstances therein stated.

        (b) The Members acknowledge that, from time to time, they may receive information from or concerning the Company in the nature of trade secrets or that otherwise is confidential, the release of which may damage the Company or Persons with which it does business. Each Member shall hold in strict confidence any information that it receives concerning the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or the Director, except for disclosures (i) compelled by law (but the Member must notify the Director promptly of any request for that information, before disclosing it, if legal and practicable); (ii) to Persons to whom that Member's Interest may be transferred as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 7.8; or
(iii) of information that the Member also has received from a source independent of the Company and the Member reasonably believes that source obtained the information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this Section 7.8 may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 7.8 may be enforced by specific performance.

7.9 MEMBERSHIP CERTIFICATES. "MEMBERSHIP CERTIFICATES" in the form determined by the Board may be delivered representing all Interests to which Members are entitled. If issued, such Membership Certificates shall be consecutively numbered, and shall be entered in the books of the Company and on the Membership Register, as they are issued. Each Membership Certificate shall state on the face thereof the holder's name, the Interests and such other matters as may be required by applicable laws. Each such Membership Certificate shall be signed by a Director of the Company and may be sealed with the seal of the Company or a facsimile thereof if adopted. The signature of the Director upon the Membership Certificates may be facsimile. Subject to Article 10, upon surrender to the Company of a Membership Certificate for Interests duly endorsed or accompanied by proper evidence of succession, assignment or authority to Transfer, it shall be the duty of the Company to issue a new Membership Certificate to the person entitled thereto, cancel the old Membership Certificate and record the transaction upon its books and records and the Membership Register. Each Member hereby agrees that the following legend, as the same may be amended by the Board in its sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of units:

     The sale, pledge, hypothecation, assignment or transfer of the ownership interest represented by this CERTIFICATE OF OWNERSHIP is subject to the terms and conditions of the Operating Agreement of NEDAK Ethanol, LLC, as amended from time to time. Copies of the Operating Agreement may be obtained upon written request to the Board of Directors of NEDAK Ethanol, LLC.

                                  ARTICLE XIII
                               MEETINGS OF MEMBERS

8.1 VOTING POWER. The affirmative vote of Members holding a Majority in Interest at a meeting at which there is a quorum present shall be the act of the Members; PROVIDED, HOWEVER, that the dissolution and winding up of the Company requires the approval of Members required under Section 21-2622 of the Act, as amended from time to time; PROVIDED, HOWEVER, in the event that the statute referred to above is amended to require approval of Members holding less than sixty-six and two-thirds percent (66 2/3%), the dissolution and winding up of the Company shall require the affirmative vote of Members holding eighty percent (80%) of the Percentage Interests. PROVIDED, FURTHER, that a Super-Majority Vote of the Members shall be required for approval of the following actions: (a) the sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and
(b) the merger or consolidation of the Company with another entity.

8.2 CUMULATIVE VOTING. At each election for Directors, every Member entitled to vote at such election shall have the right to vote, in person or by proxy, the number of units owned by him or her for as many persons as there are Directors to be elected and for whose election he or she has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his or her units, or by distributing such votes on the same principle among any number of candidates.

8.3 MEETINGS OF MEMBERS. The annual meeting of Members shall be held on such date as the Board shall by resolution specify within a period commencing on January 1 and ending on June 30 in each year, beginning with 2007. At each annual meeting, Members shall conduct such business as may be properly presented to such meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. Special meetings of Members of the Company may be called by the Chairman of the Board, by any three (3) Directors, or by the affirmative vote of Members holding at least a ten percent (10%) Percentage Interest and shall be held at the principal place of business of the Company, or elsewhere as the notice of such meeting shall direct. Members may attend any such meeting in person or by proxy.

8.4 PLACE OF MEETING. The Board of Directors may designate any place, either in or out of the State of Nebraska, as the place of meeting for any meeting. If no designation is made, the place of meeting shall be the Company's principal office.

8.5 NOTICE OF MEETINGS. Written notice stating the date time and place of the meeting and a description of the purpose or purposes for which the meeting is called, shall be mailed, unless oral notice is reasonable under the circumstances, not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, by or at the direction of the Board of Directors to each Member of record entitled to vote at the meeting. If mailed, such notice is effective when mailed addressed to the Member's address shown in the Company's current record of Members, with postage prepaid.

8.6 QUORUM. The presence of Members holding a majority of the Percentage Interests in person or by proxy shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Percentage Interests represented may adjourn the meeting from time to time without further notice.


                                   ARTICLE IX
                               WAIVER AND CONSENT

9.1 WRITTEN WAIVER. Whenever any notice whatsoever is required to be given under the provisions of this Agreement or under the provisions of the Articles or the Act, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

9.2 WAIVER BY ATTENDANCE. A Member's or Director's attendance at a meeting of the Members or Directors, respectively: (i) waives objection to lack of notice or defective notice of the meeting, unless the Member or Director at the beginning of the meeting or promptly upon the Member's or Director's arrival objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member or Director objects to considering the matter when it is presented.

9.3 CONSENT TO ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Members or Mangers by vote may be taken without a meeting on written consent. The consent shall set forth the actions so taken and be signed by a Two-Third's Majority of the Members or Directors.


                                    ARTICLE X
                        TRANSFER OF MEMBERSHIP INTERESTS

10.1 RESTRICTIONS ON TRANSFER. No Member shall Transfer all or any portion of an Interest without the prior written consent of the Board of Directors which consent may be withheld in the sole discretion of the Board. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Board, such Transfer would cause the Company to be treated as a Publicly Traded Partnership, and any Transfer of Unit(s) not approved by the Board of Directors or that would result in a violation of the restrictions in this Agreement or applicable law shall be null and void with no force or effect whatsoever, and the intended transferee shall acquire no rights in such Unit.

10.2 PERMITTED TRANSFERS. Subject to Section 10.1 above AND the limits on total maximum ownership set forth in Section 4.3 of this Agreement, any Transfer of Units made in accordance with the following provisions will constitute a "PERMITTED TRANSFER" for purposes of this Agreement:

        (a) A Transfer by a Member and any related persons (as defined in the Code) in one or more transactions during any thirty (30) calendar day period of Interests representing in the aggregate more than two percent (2%) of the total Interests in Company;

        (b) A Transfer or series of related Transfers by one or more Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding units; or

        (c) Transfers of units effected through a Qualified Matching Services Program; or

        (d) A Transfer BY GIFT OR BEQUEST ONLY to a spouse or child of such transferring Member, or to a trust established for the benefit of such spouse or child, or to an existing Member of the Company upon ten (10) days' prior written notice to the Company of such gift or bequest; or

        (e) Other Transfers during the tax year that, in the aggregate, do not exceed two percent (2%) of the total Interests outstanding.

10.3 CONDITIONS PRECEDENT TO TRANSFERS. The Board of Directors, in its sole discretion, may elect not to recognize any Transfer of Units unless and until the Company has received:

        (a) an opinion of counsel (whose fees and expenses shall be borne by the transferor) satisfactory in form and substance to the Board that such Transfer may be lawfully made without registration or qualification under applicable state and federal securities laws, or such Transfer is properly registered or qualified under applicable state and federal securities laws and if, requested by the Company that such Transfer will not cause the Company to be treated as a Publicly Traded Partnership;

        (b) such documents and instruments of conveyance executed by the transferor and transferee as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer, except that in the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation of legal evidence of such Transfer, in form and substance satisfactory to the Company;

        (c)  the transferor's Membership Certificate;

        (d) the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the interest transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns;

        (e) evidence satisfactory in form and substance to the Board that the transferee meets the maximum Unit ownership limitation set forth in Section 4.3 of this Agreement; and

        (f) other conditions on the Transfer of Units adopted by the Board from time to time as it deems appropriate, in its sole discretion.

10.4  DEATH OF MEMBER.

        (a) Upon the death of any Member, the estate or personal representative of the deceased Member shall have the right and option to request the Company repurchase the deceased Member's Interest subject to and in accordance with the applicable Code and Treasury Regulations regarding Publicly Traded Partnerships. If the estate or personal representative exercises such right and option the Company shall, subject to Section 10.4(b) below, purchase the deceased Member's Interest at the Fair Market Value of such Interest in effect at the date of death as determined in accordance with Section 10.10 below, and on the terms and conditions set forth in Section 10.5 and Section 10.6 below. This right and option may be exercised by the deceased Member's estate or personal representative by providing written notice to the Company within one hundred twenty (120) days after the date of your death; provided, however, the Company will not repurchase such interest earlier than sixty (60) days after receipt of the written notice from the estate or personal representative requesting the purchase.

        (b) Any Transfer pursuant to this Section 10.4 shall be subject to a determination by the Board that such Transfer shall not cause the Company to be deemed a Publicly Traded Partnership, and such Transfer shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.5 PAYMENT TERMS. If the purchase price for an Interest transferred pursuant to Section 10.4 above exceeds thirty thousand dollars ($30,000.00), the Company shall have the option to pay for the Interest purchased by paying ten thousand dollars ($10,000) at Closing (as defined below) and executing a promissory note for the balance of the purchase price. The promissory note shall be paid in five
(5) equal annual installments due on the anniversary date of the Closing and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

10.6  EVENTS IN CONNECTION WITH THE SALE OF INTERESTS.

        (a) If there is a sale of Interest under Section 10.4 of this Agreement to the Company, the closing ("CLOSING") shall occur at a time mutually agreeable to the parties and in accordance with the time periods set forth in the applicable provision of this Agreement; PROVIDED, HOWEVER, the Closing shall NOT occur until at least sixty (60) days after the Company's receipt of notice from the estate or personal representative requesting the Company repurchase the deceased Member's Interest, but in no event later than one hundred twenty (120) days after the date of the Company's receipt of such notice.

        (b) In the event of a sale of Interest under Section 10.4 of this Agreement to the Company, the purchase price shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the deceased Member by the Company, or the deduction of any indebtedness owed the Company by the deceased Member, or both.

        (c) In the event of the sale of Interests under this Agreement by a Member, all rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor.

10.7  REDEMPTION OF INTERESTS.

        (a) A Member (the "REQUESTING MEMBER") may request redemption of his or her Interest upon not less than sixty (60) calendar days' prior written notice to the Board of Directors. The Board, in its sole discretion, shall determine whether to redeem such Interest and the Board is under no obligation to redeem any Interest of any Requesting Member.

        (b) Notwithstanding anything contained herein to the contrary, any redemption pursuant to this Section 10.7 shall be subject to a determination by the Board, in its sole discretion, that such redemption shall not cause the Company to be deemed a Publicly Traded Partnership, and such redemption shall be affected in accordance with this Agreement, the Code and applicable Treasury Regulations, and shall be further subject to the prior approval of the Board which may be withheld in its sole discretion.

10.8  REDEMPTION PAYMENT.

        (a) Upon the redemption of a Member under Section 10.7, the Requesting Member shall be entitled to a payment equal to the Fair Market Value of such Member's Interest in the Company as of the effective date of the (the "REDEMPTION PAYMENT"); PROVIDED, HOWEVER, if the remaining Members of the Company agree to dissolve the Company in accordance with Section 13.1 of this Agreement, then in no event shall such Member be entitled to a Redemption Payment, but such Member will be entitled to such Member's share of the assets of the Company pursuant to Section 13.3 below.

        (b) The Redemption Payment shall NOT be paid until at least sixty (60) days after the Company's receipt of the notice from the Requesting Member required under Section 10.7(a) above. The Redemption Payment shall be paid in cash, or if the Redemption Payment exceeds five thousand dollars ($5,000), the Company shall have the option to pay the Redemption Payment by paying five thousand dollars ($5,000) upon the effective date of the redemption and executing a promissory note for the balance of the Redemption Payment. Such note shall be dated and delivered on the effective date of the withdrawal and shall be paid in five (5) equal annual installments due on the anniversary date of the withdrawal and shall accrue interest per annum at a rate determined by the Board which shall not be less than the then current prime rate established by any major bank selected by the Board for loans to the bank's most creditworthy commercial borrowers. The Company may prepay the promissory note, in whole or in part, at any time without penalty or premium.

        (c) The Redemption Payment shall be increased or decreased, as the case may be, by an amount equal to any indebtedness owed the Requesting Member by the Company, or the deduction of any indebtedness owed the Company by the Requesting Member, or both. All rights of the Member with respect to the Interest, including the right to vote such Interest and to receive distributions, shall terminate at Closing, except for the Member's right to receive payment therefor upon the effective date of the redemption which shall be determined in accordance with Section 10.9 below.

10.9  EFFECTIVE DATE OF TRANSFER.

        (a) Any Transfer of a Unit shall be deemed effective as of the day of the month and year: (i) which the Transfer occurs (as reflected by the form of assignment); AND (ii) the transferee's name and address and the nature and extent of the Transfer are reflected in the records of the Company; PROVIDED, HOWEVER, the effective date of a Transfer for purposes of allocation of Profits and Losses and for Distributions shall be determined pursuant to Section 10.9(b) below. Any transferee of a Unit shall take subject to the restrictions on Transfer imposed by this Agreement.

        (b) The Board, in its sole discretion, may establish interim periods in which Transfers may occur (the "INTERIM TRANSFER PERIODS"); PROVIDED, HOWEVER, the Board shall provide Members reasonable notice of the Interim Transfer Periods and advance notice of any change to the Interim Transfer Periods. For purposes of making allocations of Profits and Losses, and Distributions, the Company will use the interim closing of the books method (rather than a daily proration of profit or loss for the entire period) and recognize the Transfer as of the first day following the close of Interim Transfer Period in which the Member complied with the notice, documentation and information requirements of
Article 10. All Distributions on or before the end of the applicable Interim Transfer Period in which such requirements have been substantially complied with shall be made to the transferor and all Distributions thereafter shall be made to the transferee. The Board the authority to adopt other reasonable methods and/or conventions.

        (c) The Board shall have the power and authority to adopt another reasonable method and/or convention with respect to such allocations and distributions; provided, neither the Company, the Board, any Director nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.9 (other than tax liabilities which may be incurred by Members), whether or not the Board or any Director or the Company or any Member has knowledge of any Transfer of ownership of any Interest in the Company.

10.10 FAIR MARKET VALUE. Upon the Transfer of any Interest pursuant to Section 10.4, or the redemption of an Interest pursuant to Section 10.7, the purchase price or Redemption Payment shall be equal to the Fair Market Value of the Interest. "Fair Market Value" of an Interest on any date shall, unless otherwise specifically provided in this Agreement, be equal to the most recent fair market valuation determination of the per Unit value of the Company by the Board in good faith; provided, that such valuation shall be calculated on a basis as consistent as practicable from period to period. The Board may, in its sole discretion, employ the advice of independent and qualified professionals in the determination of the Fair Market Value, but is not under any obligation to do so. The Fair Market Value of the Company shall be determined at least annually. Valuations shall generally be performed, at the discretion of the Board, as of the end of each fiscal year of the Company's operations at the annual meeting of the Board; however, the Board, in its sole discretion, may have fair market valuations of the Company performed at any time or from time to time during any year and, except as otherwise specifically provided in this Agreement, shall utilize the results of the most recent valuation in determining the Fair Market Value of an Interest for purposes of this Agreement. No Member or any party other than the Board shall have the right to require or request that a new or more recent valuation be performed for purposes of determining the Fair Market Value of the Company or an Interest hereunder. The Company shall NOT establish the Fair Market Value more than four (4) times during the Company's taxable year.

10.11 EXPENSES. Except as otherwise expressly provided herein, all expenses of the Company incident to the admission of the transferee to the Company as a Member shall be charged to and paid by the transferring Member.

                                   ARTICLE XI
                      RECORDS, FINANCIAL AND TAX REPORTING

11.1 RECORDS AND ACCOUNTING. The books of account and other records of the Company shall be maintained at the Company's principal place of business. The Company shall prepare its financial statements using generally accepted accounting principles, consistently applied.

11.2 TAX INFORMATION. The Board will use its best efforts to cause to be delivered, as soon as practical after the end of each fiscal year of the Company, to the Members and Persons who were Members during such fiscal year all information concerning the Company necessary to enable such Member or Person to prepare such Member's (or Person's) Federal and state income tax returns for such fiscal year, including a statement indicating such Member's (or Person's) share of Profits, Losses, deductions and credits for such fiscal year for Federal and state income tax purposes, and the amount of any Distribution made to or for the account of such Member or Person during such fiscal year pursuant to this Agreement.

11.3 TAX RETURNS. The Board shall cause income tax returns for the Company to be prepared and timely filed in accordance with applicable law.

11.4 TAX MATTER MEMBER. JEROME FAGERLAND is hereby appointed and authorized to perform all duties imposed by Sections 6221 and 6232 of the Code as "tax matter partner" of the Company. The Company shall indemnify, to the full extent permitted by law, the tax matter partner from and against any damages and losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by in carrying out responsibilities as tax matter partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence or willful misconduct.

11.5  ACCESS TO BOOKS AND RECORDS.

        (a) A Member of the Company shall be entitled to inspect and copy during regular business hours at the Company's principal office the following records if he or she gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

             (i) Articles or Restated Articles of Organization and all amendments thereto currently in effect;

             (ii) Operating Agreement and all restatements and amendments thereto currently in effect;

           (iii) Minutes of all Member meetings and records of all action taken by Members without a meeting for the past three years;

             (iv) All written communications to the Members generally within the past three years;

             (v) Annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in Members' equity for that year unless such information appears elsewhere in the financial statements, along with the accountant's report if the annual financial statements are reported upon by a public accountant;

             (vi) A list of the names and business addresses of the Company's current directors and officers; and

             (vii) The most recent annual report delivered by the Company to the
                  Nebraska Secretary of State.

        (b) A Member shall be entitled to inspect and copy during regular business hours at a reasonable location specified by the Company any of the following records of the Company if the Member meets the requirements of Section 11.5(c) below and gives the Company written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:

             (i) Excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Company, minutes of any meeting of the Members, and records of action taken by the Members or Board of Directors without a meeting, to the extent not subject to inspection under subsection (1) of this section;

             (ii) Accounting records of the Company; and

             (iii)    The Membership Register.

        (c) A Member may inspect and copy the records described in Section 11.5(b) above only if: (i) the Member's demand is made in good faith and for a proper purpose; (ii) the Member describes with reasonable particularity his or her purpose and the records he or she desires to inspect; and (iii) the records are directly connected with the Member's purpose.

                                   ARTICLE XII
                                 FISCAL AFFAIRS

12.1  ELECTIONS.

        (a) The Board of Directors may elect to adjust the basis of the assets of the Company for federal income tax purposes in accordance with Section 754 of the Code in the event of a distribution of Company property as described in
Section 734 of the Code or a transfer by any Member of the Interest of such Member in the Company as described in Section 743 of the Code.

        (b) The Board of Directors, at any time and from time to time, may also make such other tax elections as it deems necessary or desirable, in its discretion.

12.2 INTERIM CLOSING OF THE BOOKS. There shall be an interim closing of the books of account of the Company (i) at any time a taxable year of the Company shall end pursuant to the Code, and (ii) at any other time determined by the Board of Directors to be required for good accounting practice or otherwise appropriate under the circumstances.

                                  ARTICLE XIII
                           TERMINATION AND DISSOLUTION

13.1 EVENTS REQUIRING TERMINATION AND DISSOLUTION. The Company shall be dissolved upon the occurrence of any event which would make unlawful the continuing existence of the Company or in accordance with Section 21-2622 of the Act, as amended from time to time; PROVIDED, HOWEVER, in the event that the statute referred to above is amended to require approval of Members holding less than sixty-six and two-thirds percent (66 2/3%) of the Percentage Interests, the Company shall only be dissolved upon the approval of Members holding sixty-six and two-thirds percent (66 2/3%) of the Percentage Interests (each a "LIQUIDATING EVENT").

13.2 WINDING UP PERIOD. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up the Company's business and affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall continue in full force and effect until such time as the assets of the Company have been distributed pursuant to this Section and the Company has terminated. The Board shall be responsible for overseeing the winding up and liquidation of the Company, shall take full account of the Company's liabilities and assets, shall cause the assets to be liquidated as promptly as is consistent with obtaining the Value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed in the manner required by the Act. Without limiting the generality of the foregoing, the Board of Directors, in carrying out such winding up and distribution, shall have full power and authority to sell the Company's assets, or any part thereof, or to distribute the same in kind to the Members.

13.3  DISTRIBUTION.

        (a) Upon the occurrence of a Liquidating Event and the dissolution of the Company, the affairs of the Company shall be wound up in accordance with
Section 13.2 above. The fair market value of the assets of the Company shall be determined, with the Value of any real or personal property held by the Company being determined in accordance with paragraph (e) of Section 5.4 and the fair market value of any other assets held by the Company (other than cash) being determined by an independent appraiser selected by the Board. Thereupon, the assets of the Company shall be distributed in the following manner and order:
(i) to the claims of all creditors of the Company, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, other than liabilities for distributions to Members; (ii) to Members and former Members in satisfaction of liabilities for distribution, pursuant to
Section 21-2625(1)(b) of the Act, and (iii) to the Members with positive Capital Account Balances in accordance with their Percentage Interests. Each such Member entitled to a distribution of any assets of the Company, pursuant to clause
(iii) of this paragraph (a), shall receive such Member's share of such assets in cash or in kind, and the portion of such share that is received in cash may vary from Member to Member, all as the Board of Directors in their discretion may decide. If distributions to any Member upon termination of the Company are insufficient to return to such Member the full amount of such Member's Capital Contribution, such Member shall have no recourse against the Board of Directors, the Company or against any other Member.

        (b) In the discretion of the Board, a Pro Rata portion of the distributions that would otherwise be made to the Members pursuant to Section 13.3(a) hereof may be:

             (i) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Board, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 13.3(a) hereof; or

             (ii) withheld to provide a reasonable reserve for Company
                  liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon a practicable.

13.4. DEFICIT CAPITAL ACCOUNT BALANCE. The Members shall have no liability to the Company, to the other Members, or to the creditors of the Company on account of any deficit balance in such Member's Capital Account Balance except to the extent such deficit arises from the failure of the Member to contribute the full amount of its Capital Contribution. The Company shall be solely responsible for payment of liabilities to its creditors.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.1 NOTICES. All Notices or other communications under this Agreement shall be in writing (unless otherwise expressly provided herein) and shall be considered properly given if delivered by hand or mailed by first class United States Mail, postage prepaid, addressed in care of the respective Members or Directors at their last-known address. Notice may also be delivered by means of a confirmed telecopy, provided the original of the notice is also promptly deposited in the United States Mail, first class postage prepaid, addressed to the Members or Director's at such address. Notice of change of address shall be given to the Company by hand or first class united States Mail, after the date of receipt of which notice, the change of address shall be effective. Unless actual receipt of a notice is required by an express provision hereof, any such notice shall be deemed to be effective as of the earliest of (a) the date of delivery or confirmed telecopy, or (b) the third business day following the date of deposit with the United States Post Office or in a regularly maintained receptacle for the deposit of United States Mail. Any refusal to accept delivery of any such communication shall be considered successful delivery thereof.

14.2 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, Member, employee or agent of the Company or is or was serving at the request of the Company as a Director, member, officer, director, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of his or her status as such.

14.3 SUCCESSORS. This Agreement and all of the terms and provisions thereof shall be binding upon the Directors and all Members and their respective legal representatives, heirs, successors and permitted assigns.

14.4 APPLICABLE LAW. This Agreement and the rights and obligations of the Members thereunder shall be construed and interpreted under the laws of the State of Nebraska without regard to its conflict of law principals.

14.5 AMENDMENTS. This Agreement may not be modified or amended except upon the Super-Majority Vote of the Board or upon an affirmative vote of Two-Thirds ((2)/3) Majority of the Members. Upon the modification or amendment of this Agreement, the Board shall promptly execute such amendments or other documents as the Company deems appropriate to reflect such amendments under the law of the State of Nebraska. In the event the Board materially modifies or amends this Agreement pursuant to this Section 14.5, the Board shall send notice to the Members of the material modification or amendment within a reasonable period of time after the effective date of such modification or amendment.

14.6 WAIVER OF PARTITION. Each of the Members of the Company irrevocably waives any right to maintain any action for partition with respect to the property of the Company.

14.7 COMPANY PROPERTY. The legal title to any real or personal property or interest therein now or hereafter acquired by the Company shall be owned, held or operated in the name of the Company, and no Member, individually, shall have any ownership interest in such property.

14.8 ACCEPTANCE OF PRIOR ACTS BY NEW MEMBERS. Each Person becoming a Member, by becoming a Member, ratifies all action duly taken by the Company, pursuant to the terms of this Agreement, prior to the date such person becomes a Member.

14.9 SECTION HEADINGS. The division of this Agreement into sections, subsections and exhibits is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

14.10 SEVERABILITY. In the event that one or more of the provisions contained in this Agreement or any portions thereof are unenforceable or are declared invalid for any reason whatsoever, such enforceability or invalidity shall not affect the enforceability or validity of the remaining terms or portions of this Agreement, and each such unenforceable or invalid portion hereof shall be severable from the remainder of this Agreement and the remainder of this Agreement shall be interpreted as if such unenforceable or invalid provision or portion thereof had not been included as a part thereof.

14.11 AGREEMENT FOR FURTHER EXECUTION. At any time or times, upon the request of the Board, the Members agree to sign and swear to any certificate required by the Act, to sign and swear to any amendment to or cancellation of such certificate whenever such amendment or cancellation is required by law or by this Agreement, and to cause the filing of any of the same of record wherever such filing is required by law.

14.12 TIME. Time is an essential element to the performance of this Agreement by each Member.

14.13 COPIES RELIABLE AND ADMISSIBLE. This Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person. Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

14.14 ENTIRE AGREEMENT. This Agreement is the sole operating agreement of the Company and constitutes the entire agreement among the parties; it supersedes any prior agreements or understandings among the parties, oral or written, all of which are hereby canceled.

14.15 GENDER. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural, and masculine or neuter pronouns shall include the masculine, the feminine and the neuter.

14.16 NO WAIVER. No failure or delay on the part of any Member in exercising any rights under this Agreement, or in insisting on strict performance of any covenant or condition contained in this Agreement, shall operate as a waiver of any of such Member's rights hereunder.

14.17 SUBMISSION TO JURISDICTION. Each of the parties to this Agreement hereby submits to the jurisdiction of and agrees that suit will only be brought in the state or federal court sitting in Omaha, Nebraska (the "NEBRASKA COURT") in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby in any other court except as may be necessary to enforce any judgment or order of the Nebraska Court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

14.18 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled, without posting a bond or other collateral, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in the Nebraska Court, in addition to any other remedy to which it may be entitled, at law or in equity.

14.19 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.20 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

IN WITNESS WHEREOF, all of the Members of NEDAK Ethanol, LLC have executed this Agreement effective as of the 14th day of December, 2005.




/s/ Jerome Fagerland                       /s/ Everett Vogel
--------------------------------           -----------------------------------



/s/ Todd Shane                             /s/ Tim Borer
--------------------------------           -----------------------------------



/s/ Gerald Winnings                        /s/ Steve Dennis
--------------------------------           -----------------------------------



/s/ Paul Corkle                            /s/ Jeff Lieswald
--------------------------------           -----------------------------------



/s/ Kirk Shane                             /s/ Ken Osborne
--------------------------------           -----------------------------------



/s/ Paul Seger                             /s/ Dick Bilstein
--------------------------------           -----------------------------------



/s/ Clayton Goeke                          /s/ Jan Krotter Chvala
--------------------------------           -----------------------------------


/s/ Robin Olson
--------------------------------

                                                                     APPENDIX B


                               NEDAK ETHANOL, LLC
                     SUBSCRIPTION APPLICATION AND AGREEMENT
                      MEMBERSHIP UNITS $10,000.00 PER UNIT

INSTRUCTIONS TO INVESTORS:

YOU MUST COMPLETE ALL ITEMS AND SIGN THE APPLICATION AND AGREEMENT FORM. YOU SHOULD READ THE PROSPECTUS IN ITS ENTIRETY INCLUDING FINANCIAL STATEMENTS AND APPENDICES FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN NEDAK.

YOU MUST COMPLETE THE ENCLOSED APPLICATION AND AGREEMENT, SUBMIT THE REQUIRED PURCHASE PRICE, AND SUBMIT A SIGNED SIGNATURE PAGE OF THE OPERATING AGREEMENT. IF NEDAK REJECTS YOUR SUBSCRIPTION, YOUR AGREEMENT AND CHECK WILL BE RETURNED TO YOU WITHIN 30 DAYS OF OUR RECEIPT OF YOUR DOCUMENTS. IF YOUR SUBSCRIPTION IS ACCEPTED, YOUR FUNDS WILL BE PLACED IN NEDAK'S ESCROW ACCOUNT AT GREAT WESTERN BANK, AND THE FUNDS WILL BE RELEASED TO NEDAK OR RETURNED TO YOU IN ACCORDANCE WITH THE ESCROW ARRANGEMENTS DESCRIBED IN THE PROSPECTUS.

Item 1. Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional information and documents requested.

Item 2. Indicate the number of membership units you are purchasing (3 membership units is the minimum) and indicate the dollar amount of your investment ($30,000 is the minimum investment). Your ownership interest may not exceed 30% of all of our outstanding membership units.

Item 3. Please print the name(s) in which membership units are to be registered and provide your address and telephone numbers. Check the appropriate box if you are a non-resident alien, an U.S. Citizen residing outside the United States or subject to back up withholding. IRAs and KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number.

Item 4. Shareholder Report Address. If you would like duplicate copies of shareholder reports sent to an address that is different than the address identified in Item 3, please complete this section.

Item 5.   Please indicate your state of residence.

Item 6. You cannot invest in NEDAK unless you meet one of the suitability tests set forth in Item 6. Please review the suitability tests and check the box(es) next to the suitability test which you meet.

Item 7. You must sign Item 7 and the date of signing must be inserted in the line provided.

AFTER FOLLOWING THESE INSTRUCTIONS, RETURN THE SUBSCRIPTION APPLICATION AND AGREEMENT AND THE OPERATING AGREEMENT SIGNATURE PAGE TO:

                               NEDAK ETHANOL, LLC
                              118 EAST STATE STREET
                            ATKINSON, NEBRASKA 68713

TOGETHER WITH A CHECK MADE PAYABLE TO "GREAT WESTERN BANK, ESCROW AGENT FOR NEDAK ETHANOL, LLC."

TRUSTS MUST FURNISH A COPY OF THE SIGNATURE AND TITLE PAGES OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO. CORPORATIONS SHOULD FURNISH APPROPRIATE RESOLUTION AUTHORIZING THE PURCHASE OF THE UNITS. PARTNERSHIPS SHOULD FURNISH A COPY OF THE PARTNERSHIP AGREEMENT.

THE INVESTOR NAMED BELOW, UNDER PENALTIES OF PERJURY, CERTIFIES THAT:

        (i) the number shown under Item 3 on this subscription application and agreement is his, her or its correct taxpayer identification number,

        (ii) he, she or it is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (ii) should be crossed out if the withholding box in Item 3 is checked), and

        (iii)he, she or it meets the suitability standards checked in Item 6 and that he, she or it is capable of bearing the economic risk of this investment, including the possible total loss of the investment.

1.   FORM OF OWNERSHIP

     Check one Box

     (   Individual
     )

     (   Joint Tenants with Right of Survivorship (Both signatures must appear
     )   in Item 7)

     (   Corporation or Partnership (Corporate Resolutions or Partnership
     )   Agreement must be enclosed)

     (   Trust (Signature and title pages of Trust Agreement and all amendments
     )   must be enclosed)

         Trustee name: _________________________________________________

         Trustee name: _________________________________________________

         Trust date: ___________________________________________________

     (   Other: Provide detailed information below.
     )


2.   PURCHASE INFORMATION

     A.  Number of Units Purchased (minimum 3 membership units)  *

     B.  Dollar amount of investment (minimum $30,000 investment)

                  * Subject to a 30% limit on issued and outstanding membership units.

3.   INVESTOR INFORMATION

     Names and addresses will be recorded exactly as printed below:


     Name:        _________________________________________________


     Title (if
     applicable): _________________________________________________


     Name of Joint
     Investor:

     _______________________________________________________________


     _______________________________________________________________


     _______________________________________________________________

     Address:

      ______________________________________________________________

      ______________________________________________________________

     CityStateZip Code

          ( )  Check box if you are a non-resident alien

          ( ) Check box if you are a U.S. citizen residing outside of the United States

          ( )  Check this box if you are subject to backup withholding

       _________________________   _______________________  ____________________

       Investor's Social Security  Joint Investor's Social  Taxpayer
       No.                         Security No.             Identification No.


4. SHAREHOLDER REPORT ADDRESS (FILL OUT IF YOU WANT DUPLICATE INFORMATION SENT TO ANOTHER ADDRESS THAN THAT LISTED IN ITEM 3)

      Address:  __________________________________________________________

                __________________________________________________________


                __________________________________________________________

                  CityStateZip Code
5.    State of
      Residence. _________________________________________________________


6. SUITABILITY STANDARDS. Check the box next to the suitability test which you, as the undersigned investor, meet:

        ( ) I (We) have annual income from whatever source of at least $50,000 and a net worth of at least $50,000, exclusive of home, furnishings and automobiles; or

        ( ) I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

You must meet and check one of the above boxes to be eligible to invest in this offering. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

7. SIGNATURE OF INVESTOR. By signing below the subscriber represents and warrants to NEDAK that he, she or it:

        (i) has received a copy of and is familiar with NEDAK's prospectus dated ______________, 2006, all modifications or supplements thereto (collectively the "Prospectus");

        (ii) is aware that the Prospectus is a part of NEDAK's Registration Statement on Form SB-2 as filed with the United States Securities and Exchange Commission, that such Registration Statement contains important information, materials and exhibits not included with the Prospectus, that such additional materials are considered to be material or informative in connection with a decision to acquire the membership units, and the subscriber has been directed to and has been informed of the existence of such additional information in the Registration Statement;

       (iii) understands that there is no present market for NEDAK's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

        (iv) has received a copy of the NEDAK Operating Agreement, and understands that upon closing the escrow by NEDAK, the subscriber will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

        (v) agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

        (vi) meets the suitability test marked in Item 6 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment.; and

        (vi) understands that NEDAK will place a restrictive legend on any certificate representing any unit containing substantially the following language:

        THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE OF OWNERSHIP IS SUBJECT TO THE TERMS AND CONDITIONS OF THE OPERATING AGREEMENT OF NEDAK ETHANOL, LLC, AS AMENDED FROM TIME TO TIME. COPIES OF THE OPERATING AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE BOARD OF DIRECTORS OF NEDAK ETHANOL, LLC.

And that, to enforce the above legend, NEDAK may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units.

_____________________________        ________________________________
Signature of Investor                Date

_____________________________        ________________________________
Signature of Joint Investor           Date

                           ADDENDUM TO SIGNATURE PAGE
                                       OF
                               OPERATING AGREEMENT
                                       OF
                               NEDAK ETHANOL, LLC

INTENDING TO BE LEGALLY BOUND, the parties hereto have executed and delivered
this Addendum to Operating Agreement as of           , 2006.

MEMBER:


____________________________

SIGNATURE


____________________________

PRINTED NAME


____________________________

SIGNATURE IF HELD JOINTLY


____________________________

PRINTED NAME

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 27.  EXHIBITS



4.3     Form of Escrow Agreement between NEDAK Ethanol, LLC and Great Western
        Bank

10.3 Phase 2 Cooperation Agreement between Delta-T Corporation and NEDAK Ethanol, LLC dated November 15, 2005

23.1    Consent of Boulay, Heutmaker, Zibell & Co. P.L.L.P. dated February 9,
        2006


ITEM 28.  UNDERTAKINGS.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.


        (4) For determining liability of the registrant issuer under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i)Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

               (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

        (5) That, for the purpose of determining liability under the Securities Act to any purchaser;

               If the registrant is relying on Rule 430B:

               (i)Each prospectus filed by the registrant pursuant to Rule 424(b(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

        In accordance with the provisions of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this amendment to its registration statement to be signed on its behalf by the undersigned in the City of Atkinson, State of Nebraska, February 7, 2006.


                                                   NEDAK ETHANOL, LLC


                                            By  /s/ Jerome Fagerland
                                               ----------------------------
                                                    Jerome Fagerland
                                                    President



        In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates stated:

Name/Signature               Capacities                       Date


/s/ Jerome Fagerland        Principal Executive            February 7, 2006
--------------------------- Officer, Principal
Jerome Fagerland            Financial and Accounting
                            Officer and Director



------------------
Todd Shane
Gerald Winnings
Paul Corkle
Kirk Shane
Paul Seger
Clayton Goeke
Robin Olson                   Director                 /s/ Jerome Fagerland
Everett Vogel                                             --------------------
Tim Borer                                             by   Jerome Fagerland
Steve Dennis                                               Attorney-in-fact
Jeff Lieswald                                              December 7, 2005
Ken Osborne
Dick Bilstein
-------------------